As filed with the Securities and Exchange Commission on September 24, 1997
                                                      Registration No. 333-33135

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                -------------

                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 -------------
                          CASELLA WASTE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)
                                 -------------

              Delaware                 4953                                     03-0338873
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)      Classification Code Number)           Identification Number)

                                 -------------
                              25 Greens Hill Lane
                             Rutland, Vermont 05701
                                 (802) 775-0325
  (Address and telephone number of registrant's principal executive offices)
                                 -------------
                                JOHN W. CASELLA
                President, Chief Executive Officer and Chairman
                          CASELLA WASTE SYSTEMS, INC.
                              25 Greens Hill Lane
                             Rutland, Vermont 05701
                                 (802) 775-0325
           (Name, address and telephone number of agent for service)
                                -------------

                                  Copies to:


            JEFFREY A. STEIN, ESQ.                DAVID A. SCHERL, ESQ.
       VIRGINIA KINGSLEY KAPNER, ESQ.             ROBERT H. COHEN, ESQ.
               HALE AND DORR LLP          MORRISON COHEN SINGER & WEINSTEIN, LLP
                  60 State Street                 750 Lexington Avenue
         Boston, Massachusetts 02109            New York, New York 10022
           Telephone: (617) 526-6000            Telephone: (212) 735-8600
            Telecopy: (617) 526-5000            Telecopy: (212) 735-8708

                                -------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]-----
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]-----
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. [ ]-----

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                                             CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum      Proposed Maximum
   Title of each class of        Amount to be      Offering Price          Aggregate               Amount of
 securities to be registered      Registered       per Share (1)       Offering Price (1)     Registration Fee (1)
------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 $0.01 par value                      shares          $                   $84,525,000               $25,614
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.


(2) Previously paid by Registrant.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1997

         [LOGO]
                                     Shares

                          Casella Waste Systems, Inc.
                              Class A Common Stock
                          (par value $0.01 per share)
                                  ----------

     Of the           shares of Class A Common Stock offered hereby,
shares are being sold by the Company and           shares are being sold by the
Selling Stockholders. See "Principal and Selling Stockholders". The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

     Each share of Class A Common Stock entitles its holder to one vote, whereas each share of Class B Common Stock entitles its holder to ten votes. All of the shares of Class B Common Stock are held by John W. Casella, the President, Chief Executive Officer and Chairman of the Board and Douglas R. Casella, the Vice Chairman of the Board and trusts for the benefit of their minor children. After consummation of the Offering, such stockholders will beneficially own in the aggregate shares of Class B Common Stock and Class A
Common Stock having approximately   % of the outstanding voting power of the
Company's Common Stock.


     Prior to this Offering, there has been no public market for the Class A Common Stock of the Company. It is currently estimated that the initial public
offering price per share will be between $     and $    . For factors to be
considered in determining the initial public offering price, see
"Underwriting".

     See "Risk Factors" beginning on page 7 for certain considerations relevant to an investment in the Class A Common Stock.
     Application has been made to have the Class A Common Stock approved for quotation on the Nasdaq National Market under the symbol "CWST".
                                  ----------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   Initial Public   Underwriting   Proceeds to       Proceeds to
                   Offering Price   Discount (1)   Company(2)    Selling Stockholders
                  ---------------- -------------- ------------- ---------------------
Per Share  ......    $                $             $                 $
Total (3)  ......    $                $             $                 $

-------
(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting estimated expenses of $1,000,000 payable by the Company.

(3) The Selling Stockholders have granted the Underwriters an option for 30 days to purchase up to an additional 525,000 shares of Class A Common Stock at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price, underwriting discount, proceeds to Company and proceeds to Selling Stockholders will be
    $       , $       , $        and $       , respectively. See
    "Underwriting".

                                  ----------
     The shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York on
or about      , 1997, against payment therefor in immediately available funds.


Goldman, Sachs & Co.
                          Donaldson, Lufkin & Jenrette
                             Securities Corporation
                                                         Oppenheimer & Co., Inc.
                                  ----------
                   The date of this Prospectus is    , 1997.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

[Inside Front Cover]

     On the inside front cover of the Prospectus is a photograph of a waste collection vehicle bearing the "Casella" logo with a reflection of a white colonial-style house on the door of the cabin to the vehicle.



["Gatefold" Fold-out to appear inside the Inside Front Cover]

     On the "gatefold" fold-out to appear inside the inside front cover of the Prospectus, under the caption "Integrated Waste Management Services Region," is a map of the Company's operations, by county, in the states of Vermont, New Hampshire, Maine, New York and Pennsylvania. The areas covered by the Company's operations are shaded, with the shaded areas each colored differently to distinguish between the Central, Western and Eastern regions of the Company's five-state operations. Symbols are spread throughout the shaded areas to indicate the locations of the Company's recycling centers, transfer stations, collection divisions, disposal facilities, waste tire processing facility and corporate headquarters. Situated around the map are four photographs depicting collection, disposal, recycling and transfer station facilities or operations, and under each photograph is a list of each respective facility, by location.




     This Prospectus contains registered service marks, trademarks and trade names of the Company, including the Casella Waste Systems name and logo.

     The Company intends to furnish to its stockholders annual reports containing audited consolidated financial statements and quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the Company.
                                --------------
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK OF THE COMPANY, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CLASS A COMMON STOCK, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                              PROSPECTUS SUMMARY
     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. Except as otherwise noted herein, all information in this Prospectus: (i) gives effect to the automatic redemption upon the closing of this Offering of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock; (ii) gives effect to the exercise upon the closing of this Offering of warrants to purchase 1,811,199 shares of Class A Common Stock with the redemption proceeds of the Series A Preferred Stock and Series B Preferred Stock; (iii) gives effect to the automatic conversion upon the closing of this Offering of all outstanding shares of Series D Convertible Preferred Stock into 1,922,169 shares of Class A
Common Stock; (iv) assumes the issuance of           shares of Class A Common
Stock (assuming an initial public offering price of $      per share) issuable
to a director of the Company at or after the closing of this Offering as additional purchase price related to the acquisition by the Company of the business of which such director was the sole stockholder; (v) reflects the filing upon the closing of this Offering of an Amended and Restated Certificate of Incorporation of the Company; and (vi) assumes no exercise of the Underwriters' over-allotment option. For purposes hereof, references to "Common Stock" mean the Class A Common Stock and the Class B Common Stock. See "Description of Capital Stock", "Underwriting" and Notes to Consolidated Financial Statements. The Company's fiscal year ends on April 30. References to a particular fiscal year are to the fiscal year ending on April 30 of that year (e.g., the 1997 fiscal year ended on April 30, 1997). Unless otherwise specified herein, all references to the "Company" or "Casella" mean Casella Waste Systems, Inc. and its subsidiaries, and all references to "solid waste" mean non-hazardous solid waste.


                                  The Company


     Casella Waste Systems, Inc. is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania. As of July 31, 1997, the Company owned and/or operated four Subtitle D landfills, 31 transfer stations, eight recycling processing facilities, and 22 collection operations which together served over 68,000 commercial, industrial and residential customers. The Company was founded in 1975 as a single-truck operation in Rutland, Vermont and subsequently expanded its operations throughout the state of Vermont. In 1993, the Company initiated an acquisition strategy to take advantage of anticipated reductions in available landfill capacity in Vermont and surrounding states due to increasing environmental regulation and other market forces driving consolidation in the solid waste industry. From May 1, 1994 through April 30, 1997, the Company acquired ownership of or long-term operating rights to 44 solid waste businesses, including four landfills, and, between May 1, 1997 and September 12, 1997, the Company acquired an additional nine such businesses. The Company believes that additional acquisition opportunities exist in the markets it serves and in other prospective markets.


     The Company's operating strategy is based on the integration of its collection and disposal operations and the internalization of waste collected. The Company believes that control of a substantial portion of the waste stream and economies of scale provide it with advantages over non-integrated competitors in its markets. During fiscal 1997, approximately 65% of the solid waste collected by the Company was delivered for disposal at its landfills. Additionally, approximately 53% of the solid waste disposed of at its landfills was collected by the Company.

     The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste services companies. The Company intends to continue to pursue this objective by: (i) expanding through acquisitions of collection companies and disposal facilities in new markets and through "tuck-in" acquisitions in existing markets; (ii) generating internal growth in existing markets through increased sales penetration and the marketing of upgraded services to existing customers; and (iii) implementing operating enhancements and efficiencies.

     The principal executive offices of the Company are located at 25 Greens Hill Lane, Rutland, Vermont 05701. The Company's telephone number at such address is (802) 775-0325. Casella Waste Systems, Inc. was incorporated as a Delaware corporation in 1993 as a holding company for various operating subsidiaries.

                                 Risk Factors


     Certain risk factors should be considered in evaluating the Company and its business before purchasing the Class A Common Stock offered by this Prospectus. Such factors include, among others, the Company's ability to manage growth, a history of losses, the ability to identify, acquire and integrate acquisition targets, dependence on management, the uncertain ability to finance the Company's growth, limitations on landfill permitting and expansion and geographic concentration. For a discussion of these and certain other factors, see "Risk Factors".

                                 The Offering



Class A Common Stock offered by the Company  .........           shares
Class A Common Stock offered by Selling Stockholders .           shares
Common Stock to be outstanding after this Offering (1):
 Class A Common Stock   ..............................           shares
 Class B Common Stock   .............................. 1,000,000 shares
  Total  .............................................           shares
Proposed Nasdaq National Market symbol    ............ CWST
Use of Proceeds   .................................... Reduction of existing indebtedness and redemption of Series C Preferred Stock,
                                                       acquisitions and other general corporate
                                                       purposes. The Company will not receive any
                                                       proceeds from the sale of shares of Class A
                                                       Common Stock by the Selling Stockholders.
                                                       See "Use of Proceeds".
Voting Rights  ....................................... The holders of Class A Common Stock generally have rights identical to holders of
                                                       Class B Common Stock, except that holders of
                                                       Class A Common Stock are entitled to one vote
                                                       per share and holders of Class B Common
                                                       Stock are entitled to ten votes per share.
                                                       Holders of all classes of Common Stock
                                                       generally will vote together as a single class on
                                                       all matters presented to the stockholders for
                                                       their vote or approval except that the holders
                                                       of Class A Common Stock will at all times be
                                                       entitled to elect at least one director. See
                                                       "Description of Capital Stock--Common
                                                       Stock--Voting Rights".


------------

(1) Based on the number of shares of Class A Common Stock and Class B Common Stock outstanding on July 31, 1997, plus 91,202 shares of Class A Common Stock issued or issuable upon exercise of warrants exercised or to be exercised between July 31, 1997 and the closing of this Offering. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder and may not be transferred to anyone other than a Class B Permitted Holder (as defined). See "Description of Capital Stock". Excludes: (i) 1,377,635 shares of Class A Common Stock issuable upon exercise of stock options outstanding on July 31, 1997 with a weighted average exercise price of $6.21 per share; (ii) an additional 1,658,500 shares reserved for issuance under the Company's 1997 Stock Incentive Plan, 1997 Employee Stock Purchase Plan and 1997 Non-Employee Director Stock Option Plan (collectively, the "Stock Plans"); and (iii) warrants to purchase 289,906 shares of Class A Common Stock at a weighted average exercise price of $5.11 per share. See "Management--Benefit Plans", "Description of Capital Stock" and Note 7 of Notes to Consolidated Financial Statements.

  Summary Historical and Pro Forma Consolidated Financial and Operating Data




                                                             Fiscal Year Ended April 30,
                                 -----------------------------------------------------------------------------------
                                                                                                      Pro Forma
                                                                                                  as adjusted(1)(2)
                                   1993        1994         1995         1996          1997             1997
                                 --------- ------------ ------------ ------------- ------------- -------------------
                                                        (in thousands, except per share data)
Statement of Operations Data:
Revenues   ..................... $11,375    $ 13,491     $ 20,873     $  38,109     $  73,176         $
Cost of operations  ............  7,222        9,640       11,615        21,654        43,504
General and
 administrative  ...............  2,276        2,702        2,456         6,302        11,340
Depreciation and
 amortization    ...............  1,352        1,483        4,511         7,643        13,053
                                 -------    --------     --------     ---------     ---------
Operating income (loss)   ......    525         (334)       2,291         2,510         5,279
Interest expense, net  .........    354          613        1,713         2,392         3,908
Other (income) expense,
 net    ........................   (142)         207           56           (78)          931
                                 -------    --------     --------     ---------     ---------
Income (loss) before
 provision (benefit) for
 income taxes,
 extraordinary items and
 cumulative effect of
 change in accounting
 principle    ..................    313       (1,154)         522           196           440
Provision (benefit) for
 income taxes    ...............    155         (441)         220           144           452
Extraordinary items    .........     --           --           --           326            --               --
Change in accounting
 principle    ..................     --          124           --            --            --               --
                                 -------    --------     --------     ---------     ---------         ---------
Net income (loss)   ............ $  158     $   (837)    $    302     $    (274)    $     (12)        $
                                 =======    ========     ========     =========     =========         =========
Accretion of Series C
 Preferred Stock    ............     --           --           --           (65)         (204)              --
                                 -------    --------     --------     ---------     ---------         ---------
Net Income (loss)
 applicable to common
 stockholders    ............... $  158     $   (837)    $    302     $    (339)    $    (216)        $
                                 =======    ========     ========     =========     =========         =========
Net income per share   .........                                                                      $
Weighted average number
 of shares(3)    ...............
Other Operating Data:
EBITDA (4)    .................. $1,877     $  1,149     $  6,802     $  10,153     $  18,332         $
                                 =======    ========     ========     =========     =========         =========
Capital expenditures   ......... $  597     $    843     $  3,415     $  10,081     $  14,926
                                 =======    ========     ========     =========     =========
Cash flows from operating
 activities   .................. $1,632     $  1,559     $  4,511     $   8,224     $  14,726
                                 =======    ========     ========     =========     =========
Cash flows from investing
 activities   .................. $ (903)    $ (2,270)    $ (8,841)    $ (27,485)    $ (50,314)
                                 =======    ========     ========     =========     =========
Cash flows from financing
 activities   .................. $ (672)    $  1,007     $  4,617     $  19,022     $  36,528
                                 =======    ========     ========     =========     =========



                                         Three Months Ended July 31,
                                 --------------------------------------------
                                                               Pro Forma
                                                            as adjusted(1)(2)
                                     1996         1997            1997
                                 ------------ ------------ ------------------
Statement of Operations Data:
Revenues   .....................  $ 15,217     $ 26,429         $
Cost of operations  ............     8,717       15,662
General and
 administrative  ...............     2,302        3,680
Depreciation and
 amortization    ...............     3,007        3,851
                                  --------     --------
Operating income (loss)   ......     1,191        3,236
Interest expense, net  .........       678        1,634
Other (income) expense,
 net    ........................       (21)         (15)
                                  --------     --------
Income (loss) before
 provision (benefit) for
 income taxes,
 extraordinary items and
 cumulative effect of
 change in accounting
 principle    ..................       534        1,617
Provision (benefit) for
 income taxes    ...............       508          727
Extraordinary items    .........        --           --              --
Change in accounting
 principle    ..................        --           --              --
                                  --------     --------         --------
Net income (loss)   ............  $     26     $    890         $
                                  ========     ========         ========
Accretion of Series C
 Preferred Stock    ............       (52)         (51)             --
                                  --------     --------         --------
Net Income (loss)
 applicable to common
 stockholders    ...............  $    (26)    $    839         $
                                  ========     ========         ========
Net income per share   .........                                $
Weighted average number
 of shares(3)    ...............
Other Operating Data:
EBITDA (4)    ..................  $  4,198     $  7,087         $
                                  ========     ========         ========
Capital expenditures   .........  $  2,806     $  4,579
                                  ========     ========
Cash flows from operating
 activities   ..................  $  2,970     $  3,079
                                  ========     ========
Cash flows from investing
 activities   ..................  $ (8,026)    $ (9,465)
                                  ========     ========
Cash flows from financing
 activities   ..................  $  4,925     $  6,927
                                  ========     ========




                                                                    July 31, 1997
                                                          ---------------------------------
                                                                             Pro Forma
                                                           Pro Forma(1)   as Adjusted(1)(5)
                                                          -------------- ------------------
Balance Sheet Data:
Cash and cash equivalents  ..............................   $  1,955          $
Working capital (deficit)  ..............................       (572)
Total assets   ..........................................    142,568
Long-term obligations, net of current maturities   ......     81,613
Total stockholders' equity (deficit)   ..................     28,747

------------

(1) Pro forma to give effect to the automatic redemption upon the closing of this Offering of the Series A Preferred Stock and Series B Preferred Stock with the redemption price applied to the exercise of warrants to purchase 1,811,199 shares of Class A Common Stock and the automatic conversion upon the closing of this Offering of outstanding shares of Series D Convertible Preferred Stock into 1,922,169 shares of Class A Common Stock.


(2) Adjusted to give effect to: (i) the acquisitions completed during fiscal 1997; (ii) the acquisition of substantially all of the assets of H.C. Gobin, Inc.; and (iii) the application of the estimated net proceeds from the Offering, at an assumed initial public offering price of $ per share, after deducting the estimated underwriting discount and offering expenses payable by the Company, as if each had occurred on May 1, 1996. See "Use of Proceeds" and "Unaudited Pro Forma Consolidated Statement of Operations".


(3) Computed on the basis described in Note 2 of Notes to Consolidated Financial Statements.

(4) EBITDA is defined as operating income plus depreciation and amortization. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with generally accepted accounting principles ("GAAP"). Moreover, EBITDA does not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in the Company's industry or to the economy generally. The Company believes that EBITDA is a measure commonly used by lenders and certain investors to evaluate a company's performance in the solid waste industry. The Company also believes that EBITDA data may help to understand the Company's performance because such data may reflect the Company's ability to generate cash flows, which is an indicator of its ability to satisfy its debt service, capital expenditure and working capital requirements. Because EBITDA is not calculated by all companies and analysts in the same fashion, the EBITDA measures presented by the Company may not be comparable to similarly-titled measures reported by other companies. Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; actual cash flows; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of the Company's EBITDA data to similarly-titled measures reported by other companies. For more information about the Company's cash flows, see page F-8.


(5) Adjusted to give effect to (i) the sale of the Class A Common Stock offered by the Company pursuant to this Offering at an assumed initial public
     offering price of $       per share, after deducting the estimated
     underwriting discount and offering expenses payable by the Company and the application of the estimated net proceeds therefrom; (ii) the exercise of warrants to purchase 91,202 shares of Class A Common Stock at a weighted average exercise price of $5.37 per share and the application of the estimated net proceeds therefrom, which exercise occurred or will occur between July 31, 1997 and the closing of this Offering; and (iii) the call by the Company of warrants to purchase 75,000 shares at a call price of $7.00 per share. See "Use of Proceeds" and "Capitalization".

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Class A Common Stock offered by this Prospectus. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The cautionary statements contained in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Prospectus.


Ability to Manage Growth
     The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste services companies. Consequently, the Company may experience periods of rapid growth. Such growth, if it were to occur, could place a significant strain on the Company's management and on its operational, financial and other resources. Any failure to expand its operational and financial systems and controls or to recruit appropriate personnel in an efficient manner at a pace consistent with such growth would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Strategy".



History of Losses
     The Company has incurred net losses in three of the past four years. The net loss was $11,786 in fiscal 1997 (including non-recurring expenses of approximately $650,000 incurred in connection with the settlement of certain litigation naming the Company), and $273,867 in fiscal 1996 (including the write-off of unamortized issuance costs of $326,308 (net of $168,098 income tax benefit) associated with certain subordinated debt). As of April 30, 1997, the Company's accumulated deficit was $11.1 million. Although the Company was profitable in the quarter ended July 31, 1997, there can be no assurance that the Company will be profitable in the future.



Ability to Identify, Acquire and Integrate Acquisition Targets
     To date, the Company has grown principally through acquiring and integrating independent solid waste collection, transfer and disposal operations. The Company's strategy envisions that a substantial part of the Company's future growth will come from acquiring and integrating similar operations. There can be no assurance that the Company will be able to identify suitable acquisition candidates and, once identified, to negotiate successfully their acquisition at a price or on terms and conditions favorable to the Company, or to integrate the operations of such acquired businesses with the Company. In addition, the Company competes for acquisition candidates with other entities, some of which have greater financial resources than the Company. Failure by the Company to implement successfully its acquisition strategy would limit the Company's growth potential. See "Business--Strategy" and "--Acquisition Program".

     The consolidation and integration activity in the solid waste industry in recent years, as well as the difficulties, uncertainties and expenses relating to the development and permitting of solid waste landfills and transfer stations, has increased competition for the acquisition of existing solid waste collection, transfer and disposal operations. Increased competition for acquisition candidates may result in fewer acquisition opportunities being made available to the Company as well as less advantageous acquisition terms, including increased purchase prices. The Company also believes that a significant factor in its ability to consummate acquisitions after completion of this Offering will be the relative attractiveness of shares of the Company's Class A Common Stock as consideration for potential acquisition candidates. This attractiveness may, in large part, be dependent upon the relative market price and capital appreciation prospects of the Class A Common Stock compared to the equity securities of the Company's competitors. If the market price of the Company's Class A Common Stock were to decline, the Company's acquisition program could be materially adversely affected.

     The successful integration of acquired businesses is important to the Company's future financial performance. The anticipated benefits from any acquisition may not be achieved unless the operations of the acquired businesses are successfully combined with those of the Company in a timely manner. The integration of any of the Company's acquisitions requires substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have an adverse impact on the Company's business, financial condition and results of operations. Although the Company has successfully identified and closed acquisitions and integrated them into its organization and operations in the past, there can be no assurance that it will be able to do so in the future.


Dependence on Management
     The Company is highly dependent upon the services of the members of its senior management team, the loss of any of whom may have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently maintains "key man" life insurance with respect to John W. Casella, the President, Chief Executive Officer and Chairman, and James W. Bohlig, the Senior Vice President and Chief Operating Officer, in the amount of $1.0 million each. See "Management--Executive Officers, Directors and Certain Key Employees".

     In addition, the Company's future success depends on its continuing ability to identify, hire, train, motivate and retain highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain highly qualified personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect upon the Company's business, financial condition and results of operations.


Uncertain Ability to Finance the Company's Growth
     The Company anticipates that any future business acquisitions will be financed through cash from operations, borrowings under its bank line of credit, the issuance of shares of the Company's Class A Common Stock and/or seller financing. If acquisition candidates are unwilling to accept, or the Company is unwilling to issue, shares of the Company's Class A Common Stock as part of the consideration for such acquisition, the Company would be required to utilize more of its available cash resources or borrowings under its credit facility in order to effect such acquisitions. To the extent that cash from operations or borrowings under the Company's credit facility is insufficient to fund such requirements, the Company will require additional equity and/or debt financing in order to provide the cash to effect such acquisitions. Additionally, growth through the development or acquisition of new landfills, transfer stations or other facilities, as well as the ongoing maintenance of such landfills, transfer stations or other facilities, may require substantial capital expenditures. There can be no assurance that the Company will have sufficient existing capital resources or will be able to raise sufficient additional capital resources on terms satisfactory to the Company, if at all, in order to meet any or all of the foregoing capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".


     The terms of the Company's credit facility require the Company to obtain the consent of the lending banks prior to consummating acquisitions of other businesses for cash consideration (including all liabilities assumed) in excess of $5.0 million. Furthermore, the Company's credit facility contains various financial covenants predicated on the Company's present and projected financial condition. In the event future operations differ materially from that which is anticipated, the Company may no longer be able to meet the tests provided in the covenants contained in the credit facility. A failure to meet such covenants or the occurrence of other events may result in a default under such credit facility. A default under such credit facility could result in acceleration of the repayment of the debt incurred thereunder which could have a material adverse effect upon the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".


Limitations on Landfill Permitting and Expansion
     The Company's operating program depends on its ability to expand the landfills it owns and leases and to develop new landfill sites. As of July 31, 1997, the estimated total remaining permitted disposal capacity of the four landfills operated by the Company was 1,979,979 tons, with approximately 7,350,250 additional tons of disposal capacity in various stages of permitting. In some areas, suitable land for new sites or expansion of the Company's existing landfill sites may be unavailable. There can be no assurance that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of any of its current landfills once its disposal capacity has been consumed. The Company's landfills in Vermont are subject to state regulations and practices that generally do not allow permits for more than five years of expected annual capacity. The process of obtaining required permits and approvals to operate and expand solid waste management facilities, including landfills and transfer stations, has become increasingly difficult and expensive, often taking several years, requiring numerous hearings and compliance with zoning, environmental and other requirements, and often being subject to resistance from citizen, public interest or other groups. There can be no assurance that the Company will succeed in obtaining or maintaining the permits it requires to expand or that such permits will not contain onerous terms and conditions. Even when granted, final permits to expand are often not approved until the remaining permitted disposal capacity of a landfill is very low. Furthermore, local laws and ordinances also may affect the Company's ability to obtain permits to expand its landfills. The town of Bethlehem, New Hampshire, where one of the landfills operated by the Company is located, has an ordinance which prohibits the expansion of any landfills not operated by the town of Bethlehem. A proposal to amend this ordinance was defeated by Bethlehem voters in March 1997, and it is not anticipated that another vote will take place until at least March 1998. In the event the Company exhausts its permitted capacity in an area, in addition to limiting its ability to expand internally, the Company could be forced to dispose of collected waste at more distant landfills or at landfills operated by its competitors. The resulting increased cost could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Operations--Landfills".


Geographic Concentration Risks

     The Company's operations and customers are located in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania. Therefore, the Company's business, financial condition and results of operations are susceptible to downturns in the general economy in this geographic region and other factors affecting the region such as state regulations and severe weather conditions. In addition, as the Company expands in its existing markets, opportunities for growth within these regions will become more limited. The costs and time involved in permitting and the scarcity of available landfills will make it difficult for the Company to expand vertically in these markets. There can be no assurance that the Company will complete a sufficient number of acquisitions in other markets to lessen its geographic concentration. See "Business--Service Area".


Seasonality of Business Impacts Quarterly Operating Results

     The Company's revenues have historically been lower during the months of November through March. This seasonality reflects the lower volume of solid waste during the late fall, winter and early spring months primarily because:
(i) the volume of solid waste relating to construction and demolition activities decreases substantially during the winter months in the northeastern United States, and (ii) decreased tourism in Vermont, Maine and eastern New York during the winter months tends to lower the volume of solid waste generated by commercial and restaurant customers, which is partially offset by the winter ski industry. Since certain of the Company's operating and fixed costs remain constant throughout the fiscal year, operating income is therefore impacted by a similar seasonality. In addition, particularly harsh weather conditions could result in increased operating costs to certain of the Company's operations. There can be no assurance that future seasonal and quarterly fluctuations will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".



Fluctuations in Quarterly Results; Potential Stock Price Volatility
     The Company believes that period-to-period comparisons of its operating results should not be relied upon for an indication of future performance. Due to a variety of factors including general economic conditions, governmental regulatory action, acquisitions, capital expenditures and other costs related to the expansion of operations and services and pricing changes (including the market price of commodities such as recycled materials), it is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In such event, the Company's Class

A Common Stock price could be materially adversely affected. The market price of the Class A Common Stock may be highly volatile and is likely to be affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of new acquisitions or contracts by the Company, its competitors or their customers, government regulatory action, general market conditions and other factors. Also, the market price of the Class A Common Stock may be affected by factors affecting the waste management industry in which the Company competes. In addition, the stock market has from time-to-time experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies whose securities are publicly traded; yet, these broad market fluctuations may also adversely affect the market price of the publicly traded securities of such companies, including the Company's Class A Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been commenced against such companies. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, financial condition and results of operations. Any adverse determination in such litigation could also subject the Company to significant liabilities.


Highly Competitive Industry
     The solid waste services industry is highly competitive and fragmented, and requires substantial labor and capital resources. Certain of the markets in which the Company competes or will likely compete are served by one or more of the large national solid waste companies, as well as numerous regional and local solid waste companies of varying sizes and resources. The Company also competes with operators of alternative disposal facilities, including incinerators, and with counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. These counties, municipalities, and solid waste districts may have financial advantages due to the availability to them of user fees, similar charges or tax revenues and the greater availability to them of tax-exempt financing. Intense competition exists not only to provide services to customers but also to acquire other businesses within each market. Certain of the Company's competitors have significantly greater financial and other resources than the Company. From time to time, these or other competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid municipal contract. These practices may either require the Company to reduce the pricing of its services or result in the Company's loss of business. In fiscal 1997, the Company derived approximately 20% of its revenue from municipal customers. As is generally the case in the industry, these contracts are subject to periodic competitive bidding. There can be no assurance that the Company will be the successful bidder to obtain or retain these contracts. The Company's inability to compete with larger and better capitalized companies, or to replace a significant number of municipal contracts lost through the competitive bidding process with comparable contracts or other revenue sources within a reasonable time period, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition".


Comprehensive Government Regulation
     The Company is subject to extensive and evolving environmental, zoning and other laws and regulations which have become increasingly stringent in recent years. These laws and regulations impose substantial costs on the Company and affect the Company's business in many ways, including as set forth below and under "Business--Regulation".

     In connection with its ownership and operation of landfills, the Company is required to obtain, comply with and maintain in effect one or more licenses or permits as well as zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time consuming to obtain and renew and are frequently opposed by public officials, groups of private citizens, or both. There can be no assurance that the Company will succeed in obtaining, complying with and maintaining in effect the permits and approvals required for the continued operation and growth of its landfills, and the failure by the Company to obtain, comply with or maintain in effect a permit or approval significant to its landfills could have a material adverse effect on the Company's business, financial condition and results of operations.

     The design, construction, operation and closure of landfills is extensively regulated. These include, among others, the regulations establishing minimum Federal requirements promulgated by the U.S. Environmental Protection Agency ("EPA") in October 1991 under Subtitle D (the "Subtitle D Regulations") of the Resource Conservation and Recovery Act of 1976 (the "RCRA"). Government allegations that the Company failed to comply with these regulations has resulted in the payment by the Company of three civil penalties (in the aggregate less than $100,000 in its 22-year operating history). Such failures could require the Company to undertake costly and time consuming investigatory or remedial activities, to curtail operations, to close a landfill temporarily or permanently, and to defend itself against enforcement actions brought by and pay civil penalties imposed by EPA or state regulatory agencies. Changes in these regulations could require the Company to modify, supplement or replace equipment or facilities at costs which may be substantial. The failure of regulatory agencies to enforce these regulations vigorously or consistently may give an advantage to competitors of the Company whose facilities do not comply with the Subtitle D Regulations or their state counterparts. The Company's financial obligations arising from any failure to comply with these regulations could have a material adverse effect on the Company's business, financial condition and results of operations.


     Certain licenses, permits and approvals may limit the types of waste the Company may accept at a landfill or the quantity of waste it may accept at a landfill during a given time period. In addition, certain licenses, permits and approvals, as well as certain state and local regulations, may seek to limit a landfill to accepting waste that originates only from specified geographic areas or seek to prohibit the landfill from importing out-of-state waste or otherwise discriminate against waste originating outside of a defined geographic area. The Company's Clinton County landfill is not permitted to receive waste from certain geographic regions in New York. Generally, restrictions on importing out-of-state waste have not withstood judicial challenge. However, from time to time, Federal legislation is proposed which would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. Although no such Federal legislation has been enacted, if such Federal legislation should be enacted in the future, states in which the Company operates landfills could act to limit or prohibit the Company from importing out-of-state waste. Such actions could adversely affect any of the Company's landfills that receive a significant portion of waste originating from other states and thereby have a material adverse effect on the Company's business, financial condition and results of operations.

     In addition, certain states and localities may for economic or other reasons restrict the export of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. In 1994, the United States Supreme Court held unconstitutional, and therefore invalid, a local ordinance that sought to limit the amount of waste that could be taken out of the locality. However, certain state and local jurisdictions continue to seek to enforce such restrictions and, in certain cases, the Company may elect not to challenge such restrictions. In addition, the aforementioned Federal legislation that has from time to time been proposed could, if enacted, allow states and localities to impose flow control restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect the Company's ability to operate its landfills at their full capacity and/or affect the prices that the Company can charge for landfill disposal services. These restrictions may also result in higher disposal costs for the Company's collection operations. If the Company were unable to pass such higher costs through to its customers, the Company's business, financial condition and results of operations could be materially adversely affected.

     Businesses that provide waste services, including the Company, are frequently subject in the normal course of operations to judicial and administrative proceedings involving Federal, state or local agencies or citizens' groups. These government agencies may seek to impose fines or penalties on the Company or to revoke, suspend, modify or deny renewal of the Company's operating permits, approvals or licenses for violations or alleged violations of environmental laws or regulations or require that the Company make expenditures to remediate potential environmental problems relating to waste transported, disposed of or stored by the Company or its predecessors, or resulting from its or its predecessors' transportation, collection and disposal operations. Any adverse outcome in these proceedings could have a material adverse effect on the Company's business, financial condition and results of operations and may subject the Company to adverse publicity. The Company may be subject to actions brought by individuals or community groups in connection with the permitting, approving or licensing of its operations, any alleged violation of such permits, approvals or licenses or other matters. See "--Potential Environmental Liability".


Potential Environmental Liability

     The Company may be subject to liability for environmental damage, including personal injury and property damage, that its solid waste facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing or commencing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arranged to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Regulation".

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict, joint and several liability on the present owners and operators of facilities from which a release of hazardous substances into the environment has occurred, as well as any party that owned or operated the facility at the time of disposal of the hazardous substances, regardless of when the hazardous substance was first detected. Similar liability is imposed upon the generators of waste which contains hazardous substances and upon hazardous substance transporters that select the treatment, storage or disposal site. All such persons, who are referred to as potentially responsible parties ("PRPs"), generally are jointly and severally liable for the expense of waste site investigation, waste site cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with all relevant laws and regulations. These costs can be very substantial. Furthermore, such liability can be based upon the existence of only very small amounts of "hazardous substances", as defined in CERCLA, which is a much broader category of substances than "hazardous wastes", as defined in RCRA. The states in which the Company operates have laws similar to CERCLA which also impose environmental liability on broad classes of parties. Although the Company is not in the business of transporting or disposing of hazardous waste, it is possible that hazardous substances have in the past, or may in the future, come to be located in landfills with which the Company has been associated as a generator or transporter of waste or as an owner or operator of the landfill. If EPA ever determines that remedial measures under CERCLA or RCRA are appropriate at any of these sites or operations, if a state agency makes such a finding under similar state law, or if a third party brings a private cost-recovery or contribution action with respect to remedial costs incurred, the Company could be subject to substantial liability which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Regulation".


     With respect to each business that the Company acquires or has acquired, there may be liabilities that the Company fails to or is unable to discover, including liabilities arising from waste transportation or disposal activities or noncompliance with environmental laws by prior owners, and for which the Company, as a successor owner, may be legally responsible. Representations, warranties and indemnities from the sellers of such businesses, if obtained and if legally enforceable, may not cover fully the resulting environmental or other liabilities due to their limited scope, amount or duration, the financial limitations of the warrantor or indemnitor or other reasons. Certain environmental liabilities, even though expressly not assumed by the Company, may nonetheless be imposed on the Company under certain legal theories of successor liability, particularly under CERCLA. The Company's insurance program does not cover liabilities associated with any environmental cleanup or remediation of the Company's own sites. An uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Acquisition Program".

Potential Inadequacy of Accruals for Closure and Post-Closure Costs

     The Company will have material financial obligations relating to closure and post-closure costs of its existing landfills and any disposal facilities which it may own or operate in the future. In addition to the four landfills currently operated by the Company, the Company owns and/or operated five unlined landfills which are not currently in operation. Three of these landfills have been closed and environmentally capped by the Company, and a fourth is in the final stages of obtaining governmental closure design approval. The fifth unlined landfill, a municipal landfill which is adjacent to the Subtitle D Clinton County landfill being operated by the Company, was operated by the Company from July 1996 through July 1997. The Company has initiated closure and capping activities at this landfill which it expects to complete by the end of the second quarter of fiscal 1998. Clinton County has indemnified the Company for environmental liabilities arising from such unlined landfill prior to its operation by the Company. The Company has provided and will in the future provide accruals for future financial obligations relating to closure and post-closure costs of its owned or operated landfills (generally for a term of 30 years after final closure of a landfill) based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. There can be no assurance that the Company's financial obligations for closing or post-closing costs will not exceed the amount accrued and reserved or amounts otherwise receivable pursuant to trust funds established for such purpose. Such a circumstance could have a material adverse effect on the Company's business, financial condition and results of operation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Operations--Landfills".



Inability to Obtain Performance or Surety Bonds, Letters of Credit or Insurance

     Municipal solid waste collection contracts and landfill closure obligations may require performance or surety bonds, letters of credit, or other means of financial assurance to secure contractual performance. If the Company were unable to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits. Any future difficulty in obtaining insurance could also impair the Company's ability to secure future contracts conditioned upon the contractor having adequate insurance coverage. Accordingly, the failure of the Company to obtain performance or surety bonds, letters of credit, or other means of financial assurance or to maintain adequate insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Risk Management, Insurance and Performance or Surety Bonds".


Incurrence of Charges Related to Capitalized Expenditures
     In accordance with generally accepted accounting principles, the Company capitalizes certain expenditures and advances relating to acquisitions, pending acquisitions and landfills. Indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred. The Company's policy is to charge against earnings any unamortized capitalized expenditures and advances (net of any portion thereof that the Company estimates will be recoverable, through sale or otherwise) relating to any operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development project that is not expected to be successfully completed. Therefore, the Company may be required to incur a charge against earnings in future periods, which charge, depending upon the magnitude thereof, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


Control by Casellas and Anti-takeover Effect of Class B Common Stock

     The holders of Class B Common Stock of the Company are entitled to ten votes per share, whereas the holders of Class A Common Stock are entitled to one vote per share. As of July 31, 1997, an aggregate of 1,000,000 shares of Class B Common Stock, representing 10,000,000 votes, were outstanding, all of which were beneficially owned by John W. Casella, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and by Douglas R. Casella, the Vice Chairman of the Board of Directors of the Company or trusts for the benefit of their minor children (together, the "Casellas"). Upon the completion of this Offering, the Casellas together will beneficially own shares of Common Stock
representing approximately   % of the aggregate votes to be cast. As a result,
the Casellas, if acting together, will be able to control the election of all but one member of the Board of Directors and the outcome of other matters submitted for stockholder consideration, including, without limitation, matters involving the control of the Company, irrespective of how other stockholders may vote. This concentration of ownership and voting control may have the effect of delaying or preventing a change of control of the Company which may be favored by the Company's other stockholders. There can be no assurance that the Casellas' ability to prevent or cause a change in control of the Company will not have a material adverse effect on the market price of the Class A Common Stock. Shares of Class B Common Stock will automatically convert into shares of Class A Common Stock in the event they cease to be held by Class B Permitted Holders (as defined) and under certain other circumstances. The Casellas have certain contractual relationships with the Company. See "Certain Transactions" for a discussion of contractual relations between the Casellas and the Company. See also "Principal and Selling Stockholders" and "Description of Capital Stock".



Anti-Takeover Effect of Certain Charter and By-Law Provisions and Delaware Law
     The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and Amended and Restated By-Laws (the "Restated By-Laws") provide for the Company's Board to be divided into three classes of directors serving staggered three-year terms. As a result, beginning in 1998, approximately one-third of the Company's Board will be elected each year. The classified board is designed to ensure continuity and stability in the board's composition and policies in the event of a hostile takeover attempt or proxy contest. The classified board would extend the time required to effect any changes in control of the Company's Board and may tend to discourage any hostile takeover bid for the Company. Because only a minority of the directors will be elected at each annual meeting, it would normally take at least two annual meetings for holders of even a significant majority of the Company's voting stock to effect a change in the composition of a majority of the Company's Board, absent approval of the Company's Board. Because of the additional time required to change the composition of the Company's Board, a classified board may also make the removal of incumbent management more difficult, even if such removal would be beneficial to stockholders generally, and may tend to discourage certain tender offers.

     The authorized capital of the Company includes 1,000,000 shares of "blank check" Preferred Stock. The Board of Directors has the authority to issue shares of Preferred Stock and to determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of these shares of Preferred Stock without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any Preferred Stock. See "Description of Capital Stock".

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent, and require reasonable advance notice and other procedures to be followed by a stockholder in connection with a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the President of the Company or by the Board of Directors. The Restated Certificate of Incorporation and Restated By-Laws provide that members of the Board of Directors may be removed only upon the affirmative vote of holders of shares representing at least 75% of the votes entitled to be cast. The Company is subject to the anti-takeover provision of Section 203 of the Delaware General Corporation Law, which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 also could have the effect of delaying or preventing a change of control of the Company. These provisions, and the provisions of the Restated Certificate of Incorporation and Restated By-Laws, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Description of Capital Stock--Preferred Stock" and "--Delaware Law and Certain Charter and By-Law Provisions".


No Prior Public Market
     Prior to this Offering, there has been no public market for the Company's Class A Common Stock, and there can be no assurance that an active trading market for the Company's Class A Common Stock will develop or be sustained after completion of this Offering. The initial public offering price of the Class A Common Stock will be determined through negotiations between the Company and the representatives of the Underwriters based on several factors and may not be indicative of the market price of the Class A Common Stock after completion of this Offering. See "Underwriting".


Potential Adverse Impact of Shares Eligible for Future Sale; Registration
Rights

     The sale of substantial amounts of the Company's Class A Common Stock in the public market following this Offering (including shares issued upon the exercise of outstanding warrants and stock options), or the perception that such sales could occur, could adversely affect prevailing market prices of the Company's Class A Common Stock. All of the shares offered hereby will be freely saleable in the public market after completion of this Offering, unless acquired by affiliates of the Company. The remaining 6,699,015 shares of Common Stock (including Class B Common Stock) held by existing stockholders upon completion of the offering will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 promulgated under the Securities Act. The Company's directors and officers and certain of its stockholders have agreed that they will not sell, directly or indirectly, any shares of Common Stock without the prior consent of the representatives of the Underwriters for a period of 180 days from the date of this Prospectus. After this 180-day period expires, 1,986,505 of the currently outstanding shares will be saleable in the public market without volume limitations under Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act") and 4,712,510 shares will be eligible for resale in the public market subject to certain volume restrictions under Rule 144 promulgated under the Securities Act. In addition, certain stockholders, representing approximately 4,316,537 shares of Common Stock, have the right, subject to certain conditions, to include their shares in future registration statements relating to the Company's securities and to cause the Company to register certain shares of Common Stock owned by them. See "Shares Eligible for Future Sale." After the completion of this Offering, the Company intends to file a registration statement under the Securities Act to register all shares issuable upon exercise of stock options or other awards granted or to be granted under its stock plans. After the filing of such registration statement and subject to certain restrictions under Rule 144, these shares will be freely saleable in the public market immediately following exercise of such options. See "Management--Stock Options", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Underwriting".



Immediate and Substantial Dilution
     Purchasers of shares of Class A Common Stock in this Offering will incur an immediate and substantial dilution in the net tangible book value per stock of the Class A Common Stock from the initial public offering price. See "Dilution".


No Dividends
     The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. In addition, the Company's credit facility restricts the payment of dividends. See "Dividend Policy".

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Class A Common Stock offered by the Company pursuant to this Offering are estimated to
be $     million , assuming an initial public offering price of $     per share
and after deducting the estimated underwriting discount and Offering expenses. The Company will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders hereunder. See "Principal and Selling Stockholders".


     The Company intends to use approximately $3.0 million of such proceeds to redeem the outstanding shares of its Series C Preferred Stock (a portion of which is beneficially owned by affiliates of certain non-management directors), which are required to be redeemed upon the closing of this Offering. The Company intends to use the balance of such proceeds to reduce the outstanding balance under its credit facility.

     The Company's credit facility with a group of banks led by BankBoston N.A., as agent, consists of an $85.0 million revolving line of credit, subject to availability, and term loans aggregating $25.0 million. The revolving line of credit matures in July 2002, and bears interest at varying rates which at August 31, 1997 were equal to the agent bank's base rate plus up to 0.25% per annum, or at the applicable Eurodollar rate plus up to 2.75% per annum. BankBoston's base rate at August 31, 1997 was 8.75% per annum. The term loans of $10.0 million and $15.0 million mature in July 2002 and July 2004, respectively. At August 31, 1997, an aggregate of $56.1 million was outstanding under the revolving line of credit. The terms of the credit facility permit the Company to re-borrow under the revolving credit facility for acquisitions (subject to certain restrictions) and general corporate purposes. The Company continually evaluates potential acquisition candidates and intends to continue to pursue acquisition opportunities that may become available. See "Risk Factors--Uncertain Ability to Finance the Company's Growth" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".



                                DIVIDEND POLICY

     No dividends have ever been declared or paid on the Company's capital stock and the Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. In addition, the Company's credit facility contains restrictions on the payment of dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                   DILUTION


     The pro forma net tangible deficit of the Company as of July 31, 1997 was
$      million, or $      per share of Common Stock. Pro forma net tangible
book value per share is determined by dividing the Company's pro forma tangible net worth (tangible assets less liabilities) by the number of shares of Common Stock outstanding on a pro forma basis. After giving effect to the sale of the Class A Common Stock offered by the Company pursuant to this Offering at an
assumed initial public offering price of $     per share and after deducting
the estimated underwriting discount and offering expenses, the pro forma net tangible book value of the Company as of July 31, 1997 would have been $
million, or $     per share of Common Stock. This represents an immediate
increase in such pro forma net tangible book value of $     per share to
existing stockholders and an immediate dilution of $      per share to new
investors purchasing shares of Class A Common Stock in this Offering. If the initial public offering price is higher or lower, the dilution to the new investors will be greater or less, respectively. The following table illustrates the per share dilution:




     Assumed initial public offering price per share  ..................               $
       Pro forma net tangible deficit per share as of
        July 31, 1997   ................................................   $
       Increase per share attributable to this Offering  ...............
     Pro forma net tangible book value per share after this Offering   .
     Dilution per share to new investors  ..............................               $
                                                                                       =======



     The following table summarizes, on a pro forma basis as of July 31, 1997, the total number of shares of Common Stock purchased from the Company, the total consideration paid to the Company (including the fair market value of shares of Class A Common Stock issued in connection with acquisitions made by the Company), and the average consideration paid per share by existing stockholders and by new investors assuming an initial public offering price of
$     per share (before deducting the estimated underwriting discount and offering expenses):



                                         Shares Purchased          Total Consideration
                                      -----------------------   -------------------------    Average
                                                                                             Price Per
                                        Number       Percent       Amount        Percent      Share
                                      -----------   ---------   -------------   ---------   ----------
Existing stockholders(1)(2)  ......    7,699,015                 $26,851,732                   $3.49

New investors .....................
                                       ---------     ------      -----------     ------        -----
  Total    ........................                  100.0%      $               100.0%        $
                                       =========     ======      ===========     ======        =====


------------

(1)  Sales by Selling Stockholders in this Offering will reduce the number of
     shares of Common Stock held by existing stockholders to           shares,
     or      , of the total number of shares of Common Stock to be outstanding
     after this Offering (          shares, or      , if the Underwriters'
     over-allotment option is exercised in full), and will increase the number
     of shares of Common Stock held by new investors to           shares, or
           of the total number of shares to be outstanding (          shares,
     or      , if the Underwriters' over-allotment option is exercised in full). See "Principal and Selling Stockholders".

(2) Excludes (i) 1,377,635 shares of Class A Common Stock issuable upon exercise of stock options outstanding on July 31, 1997 with a weighted average exercise price of $6.21 per share; (ii) an additional 1,658,500 shares reserved for issuance under the Stock Plans; and (iii) warrants to purchase 289,906 shares of Class A Common Stock with a weighted average exercise price of $5.11 per share. See "Management--Benefit Plans", "Description of Capital Stock" and Note 7 of Notes to Consolidated Financial Statements.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company pro forma
(i) to give effect to: (a) the automatic redemption upon the closing of this Offering of the Series A Preferred Stock and Series B Preferred Stock with the redemption price applied to the exercise of warrants to purchase 1,811,199 shares of Class A Common Stock; (b) the automatic conversion upon the closing of this Offering of outstanding shares of Series D Convertible Preferred Stock into 1,922,169 shares of Class A Common Stock; and (c) the filing upon the closing of this Offering of the Restated Certificate of Incorporation, and (ii) as adjusted to reflect (a) the issuance and sale of the shares of Class A
Common offered by the Company pursuant to this Offering at an assumed initial
public offering price of $    per share, after deducting the estimated
underwriting discount and offering expenses, and the application of the net proceeds therefrom, and (b) the exercise of warrants to purchase 91,202 shares of Class A Common Stock at a weighted average exercise price of $5.37 per share and the application of the estimated net proceeds therefrom, which exercise will occur immediately prior to the closing of this offering. See "Use of Proceeds". This table should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Notes thereto and the Consolidated Financial Statements and the Notes thereto included elsewhere in the Prospectus.




                                                                         July 31, 1997
                                                                   --------------------------
                                                                                  Pro Forma
                                                                    Pro Forma     as Adjusted
                                                                   -----------   ------------
                                                                         (in thousands)
Current maturities of long-term obligations   ..................   $  4,295        $
                                                                   =========       ========
Long-term obligations, net of current maturities ...............     81,613
                                                                   ---------       --------
Series C Mandatorily Redeemable Preferred Stock, $.01 par
 value; $7.00 redemption value; 1,000,000 shares authorized;
 424,307 shares issued and outstanding, none as adjusted  ......      2,970             --
                                                                   ---------       --------
Redeemable put warrants(1)  ....................................        700
                                                                   ---------       --------
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized,
 no shares issued or outstanding  ..............................         --             --
Class A Common Stock, $0.01 par value; 30,000,000 shares
 authorized; 6,607,813 shares issued and outstanding, pro
 forma;           shares issued and outstanding, pro forma
 as adjusted(2)    .............................................         66
Class B Common Stock, $0.01 par value; 1,000,000 shares
 authorized; 1,000,000 shares issued and outstanding, pro
 forma and pro forma as adjusted; ..............................         10
Additional paid-in capital  ....................................     41,225
Accumulated deficit   ..........................................    (12,554)
                                                                   ---------       --------
     Total stockholders' equity   ..............................     28,747
                                                                   ---------       --------
       Total capitalization ....................................   $114,030        $
                                                                   =========       ========


------------

(1) Represents warrants to purchase 100,000 shares of Class A Common Stock exercisable at $6.00 per share. Pursuant to the terms of these warrants, after July 31, 1997, warrants to purchase 25,000 shares were exercised by the holder at $6.00 per share, and warrants to purchase 75,000 shares were called by the Company at $7.00 per share.

(2) Excludes: (i) 1,377,635 shares of Class A Common Stock issuable upon exercise of stock options outstanding on July 31, 1997 with a weighted average exercise price of $6.21 per share; (ii) an additional 1,658,500 shares reserved for issuance under the Stock Plans; and (iii) warrants to purchase 289,906 shares of Class A Common Stock with a weighted average exercise price of $5.11 per share. See "Management--Benefit Plans", "Description of Capital Stock" and Note 7 of Notes to Consolidated Financial Statements.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


     The following selected consolidated financial and operating data set forth below with respect to the Company's consolidated statements of operations for the fiscal years ended April 30, 1995, 1996 and 1997, and for the three months ended July 31, 1997, and the consolidated balance sheets as of April 30, 1996 and 1997 and as of July 31, 1997 are derived from the financial statements of the Company included elsewhere in this Prospectus and the consolidated statement of operations data for the fiscal year ended April 30, 1994 and the consolidated balance sheet data as of April 30, 1994 and 1995 are derived from the Company's consolidated financial statements, which statements have been audited by Arthur Andersen LLP. The data presented as of and for the fiscal year ended April 30, 1993 and as of and for the three months ended July 31, 1996 are derived from the Company's unaudited consolidated financial statements not included herein, which have been prepared on the same basis as the audited financial statements of the Company and, in the opinion of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The results for the three months ended July 31, 1997 are not necessarily indicative of results to be expected for the full year. The data set forth below should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and Notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.




                                                      Fiscal Year Ended April 30,
                                -----------------------------------------------------------------------
                                                                                         Pro Forma
                                                                                     as adjusted(1)(2)
                                  1993       1994       1995      1996      1997           1997
                                --------- ----------- --------- --------- --------- -------------------
                                                  (in thousands)
Statement of Operations Data:
Revenues  ..................... $11,375   $ 13,491    $20,873   $38,109   $73,176        $
Cost of operations ............  7,222       9,640     11,615   21,654    43,504
General and
 administrative ...............  2,276       2,702      2,456    6,302    11,340
Depreciation and
 amortization   ...............  1,352       1,483      4,511    7,643    13,053
                                -------   ---------   --------  -------   -------
Operating income (loss)  ......    525        (334)     2,291    2,510     5,279
Interest expense, net .........    354         613      1,713    2,392     3,908
Other expense (income),
 net   ........................   (142)        207         56      (78)      931
                                -------   ---------   --------  -------   -------
Income (loss) before
 provision (benefit) for
 income taxes,
 extraordinary items and
 cumulative effect of
 change in accounting
 principle   ..................    313      (1,154)       522      196       440
Provision (benefit) for
 income taxes   ...............    155        (441)       220      144       452
Extraordinary items   .........     --          --         --      326        --               --
Change in accounting
 principle   ..................     --         124         --       --        --               --
                                -------   ---------   --------  -------   -------        ---------
Net income (loss)  ............ $  158    $   (837)   $   302   $ (274)   $  (12)        $
                                =======   =========   ========  =======   =======        =========
Accretion of Series C
 Preferred Stock   ............     --          --         --      (65)     (204)              --
                                -------   ---------   --------  -------   -------        ---------
Net Income (loss)
 applicable to common
 stockholders   ............... $  158    $   (837)   $   302   $ (339)   $ (216)        $
                                =======   =========   ========  =======   =======        =========



                                     Three Months Ended July 31,
                                --------------------------------------
                                                        Pro Forma
                                                     as adjusted(1)(2)
                                  1996      1997           1997
                                --------- --------- ------------------
Statement of Operations Data:
Revenues  ..................... $15,217   $26,429        $
Cost of operations ............  8,717    15,662
General and
 administrative ...............  2,302     3,680
Depreciation and
 amortization   ...............  3,007     3,851
                                -------   -------
Operating income (loss)  ......  1,191     3,236
Interest expense, net .........    678     1,634
Other expense (income),
 net   ........................    (21)      (15)
                                -------   -------
Income (loss) before
 provision (benefit) for
 income taxes,
 extraordinary items and
 cumulative effect of
 change in accounting
 principle   ..................    534     1,617
Provision (benefit) for
 income taxes   ...............    508       727
Extraordinary items   .........     --        --              --
Change in accounting
 principle   ..................     --        --              --
                                -------   -------        --------
Net income (loss)  ............ $   26    $  890         $
                                =======   =======        ========
Accretion of Series C
 Preferred Stock   ............    (52)      (51)             --
                                -------   -------        --------
Net Income (loss)
 applicable to common
 stockholders   ............... $  (26)   $  839         $
                                =======   =======        ========

                                                        Fiscal Year Ended April 30,
                             ----------------------------------------------------------------------------------
                                                                                                 Pro Forma
                                                                                             as adjusted(1)(2)
                               1993       1994         1995         1996          1997             1997
                             -------- ------------ ------------ ------------- ------------- -------------------
                                                     (in thousands)
Other Operating Data:
EBITDA(3) .................. $1,877    $  1,149     $  6,802     $  10,153     $  18,332    $
                             ======    ========     ========     =========     =========    ========
Capital expenditures  ...... $ 597     $    843     $  3,415     $  10,081     $  14,926
                             ======    ========     ========     =========     =========
Cash flows from operating
 activities  ............... $1,632    $  1,559     $  4,511     $   8,224     $  14,726
                             ======    ========     ========     =========     =========
Cash flows from investing
 activities  ............... $(903)    $ (2,270)    $ (8,841)    $ (27,485)    $ (50,314)
                             ======    ========     ========     =========     =========
Cash flows from financing
 activities  ............... $(672)    $  1,007     $  4,617     $  19,022     $  36,528
                             ======    ========     ========     =========     =========



                                     Three Months Ended July 31,
                             --------------------------------------------
                                                           Pro Forma
                                                        as adjusted(1)(2)
                                 1996         1997            1997
                             ------------ ------------ ------------------
Other Operating Data:
EBITDA(3) ..................  $  4,198     $  7,087         $
                              ========     ========         =========
Capital expenditures  ......  $  2,806     $  4,579
                              ========     ========
Cash flows from operating
 activities  ...............  $  2,970     $  3,079
                              ========     ========
Cash flows from investing
 activities  ...............  $ (8,026)    $ (9,465)
                              ========     ========
Cash flows from financing
 activities  ...............  $  4,925     $  6,927
                              ========     ========




                                                                                                              Pro Forma(1)
                                                        April 30,                               July 31,       July 31,
                             ---------------------------------------------------------------   -----------   -------------
                               1993        1994         1995          1996          1997          1997           1997
                             ---------   ---------   -----------   -----------   -----------   -----------   -------------
Balance Sheet                                                       (in thousands)
 Data:
Cash and cash
 equivalents  ............   $  132      $  427       $    714      $    475      $  1,415        1,955          1,955
Working capital
 (deficit)    ............     (961)       (729)        (1,277)       (1,874)       (4,629)        (572)          (572)
Property and
 equipment, net  .........    5,148       6,394         22,485        36,903        64,817       67,573         67,573
Total assets  ............   10,257      13,055         35,270        61,248       133,373      142,568        142,568
Long-term
 obligations, less
 current maturities   ....    4,051       7,331         20,557        21,646        71,882       81,613         81,613
Redeemable
 preferred stock    ......       --          --             --        22,896        31,426       33,541          2,970
Redeemable put
 warrants(4)  ............       --          62          3,142           400           400          400            700
Total stockholders'
 equity (deficit)   ......    1,626         738          2,098        (1,142)         (311)      (1,524)        28,747


------------

(1) Pro forma to give effect to the automatic redemption upon the closing of this Offering of the Series A Preferred Stock and Series B Preferred Stock with the redemption price applied to the exercise of warrants to purchase 1,811,199 shares of Class A Common Stock and the automatic conversion upon the closing of this Offering of outstanding shares of Series D Convertible Preferred Stock into 1,922,169 shares of Class A Common Stock.

(2) Adjusted to give effect to: (i) the acquisitions completed during fiscal 1997; (ii) the acquisition of substantially all of the assets of H.C. Gobin, Inc.; and (iii) the application of the estimated net proceeds from the Offering, at an assumed initial public offering price of $ per share, after deducting the estimated underwriting discount and offering expenses payable by the Company, as if each had occurred on May 1, 1996. See "Use of Proceeds" and "Unaudited Pro Forma Consolidated Statement of Operations".

(3) EBITDA is defined as operating income plus depreciation and amortization. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP. Moreover, EBITDA does not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in the Company's industry or to the economy generally. The Company believes that EBITDA is a measure commonly used by lenders and certain investors to evaluate a company's performance in the solid waste industry. The Company also believes that EBITDA data may help to understand the Company's performance because such data may reflect the Company's ability to generate cash flows, which is an indicator of its ability to satisfy its debt service, capital expenditure and working capital requirements. Because EBITDA is not calculated by all companies and analysts in the same fashion, the EBITDA measures presented by the Company may not be comparable to similarly-titled measures reported by other companies. Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; actual cash flows; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of the Company's EBITDA data to similarly-titled measures reported by other companies. For more information about the Company's cash flows, see page F-8.


(4) Represents warrants to purchase 100,000 shares of Class A Common Stock exercisable at $6.00 per share. Pursuant to the terms of these warrants, after July 31, 1997, warrants to purchase 25,000 shares were exercised by the holder at $6.00 per share, and warrants to purchase 75,000 shares were called by the Company at $7.00 per share.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


     The following Unaudited Pro Forma Consolidated Statement of Operations of the Company has been prepared based upon the historical Consolidated Financial Statements of the Company, and the Notes thereto included elsewhere in this Prospectus and gives effect to (i) the acquisitions completed during fiscal 1997; (ii) the acquisition of substantially all of the assets of H.C. Gobin, Inc.; and (iii) the application of the estimated net proceeds from the Offering, as if each had occurred as of May 1, 1996. See "Use of Proceeds".


     The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of May 1, 1996, nor do they purport to indicate the results of future operations of the Company. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisitions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial results have been made.



                                                                  Fiscal Year Ended April 30, 1997,
                                        -------------------------------------------------------------------------------------
                                          Casella                 Acquisitions
                                        ------------   ----------------------------------      Adjustments
                                                                                                Related to        Pro Forma
                                        Historical(1)    Historical(2)     Adjustments(3)     This Offering(5)     as Adjusted
                                        -------------   ---------------   ----------------   ------------------   ------------
                                                                 (in thousands, except per share data)
Revenues  ...........................     $73,176         $30,081         $       --         $         --          $
                                          -------         -------         ----------         -------------         ---------
Cost of operations ..................      43,504          20,904                 --                   --
General and administrative  .........      11,340           3,992                 --                   --
Depreciation and amortization  ......      13,053           3,622                890(3A)               --
                                          -------         -------         ----------         -------------
Operating income   ..................       5,279           1,563               (890)                  --
Interest expense, net ...............       3,908           1,541              1,443(3B)              (5A)
Other (income) expense, net .........         931             279                 --                   --
                                          -------         -------         ----------         -------------
Income (loss) before provision
 (benefit) for income taxes    ......         440            (257)            (2,333)
Provision (benefit) for income
 taxes ..............................         452            (115)              (989)(4)                 (4)
                                          -------         -------         ----------         -------------
   Net income (loss)  ...............     $   (12)        $  (142)        $   (1,344)        $                     $
                                          =======         =======         ==========         =============         =========
Net income (loss) per share of
 common stock   .....................                                                                              $
                                                                                                                   =========
Weighted average common
 stock and common stock
 equivalent shares
 outstanding(6)   ..................
EBITDA(7) ..........................     $18,332                                                                  $
                                         ========                                                                  =========

                                                                 Three Months Ended July 31, 1997
                                           -----------------------------------------------------------------------------
                                                               (in thousands, except per share data)
                                             Casella               H.C. Gobin               Adjustments
                                           ------------ --------------------------------     Related to      Pro Forma
                                           Historical(1)  Historical(2)   Adjustments(3)   This Offering(5)   as Adjusted
                                           -------------  ------------- ---------------- ------------------ ------------
Revenues    ..............................   $26,429        $1,262       $      --         $       --         $
                                             -------        ------       ---------         -----------        --------
 Cost of operations  .....................    15,662         1,039              --                 --
 Selling, general & administrative  ......     3,680           285              --                 --
 Depreciation and amortization   .........     3,851            92              18(3A)             --
                                             -------        ------       ---------         -----------
Operating income  ........................     3,236          (154)            (18)                --
Interest expense, net   ..................     1,634            70              98(3B)            (5A)
Other expenses (income), net  ............       (15)          173              --                 --
                                             -------        ------       ---------         -----------
Income (loss) before provision (benefit)
 for income taxes    .....................     1,617          (397)           (116)
Provision (benefit) for income taxes   ...       727            48            (229)(4)               (4)
                                             -------        ------       ---------         -----------
    Net income (loss)   ..................   $   890        $ (445)      $     113         $                  $
                                             =======        ======       =========         ===========        ========
Net income per share of common stock  ....                                                                    $
                                                                                                              ========
Weighted average common stock
 and common stock equivalent
 shares outstanding(6)  ..................
                                                                                                              ========
EBITDA(7)   ..............................   $ 7,087                                                          $
                                             =======                                                          ========



(1) The pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of completed acquisitions. Specifically, (i) no pro forma adjustment has been made to the historical amounts to reverse the impact of a certain non-recurring charge totalling $650,000 incurred with the settlement of certain litigation naming the Company and brought derivatively in the name of the Meridian Group, Inc. (see "Certain Transactions"); (ii) no pro forma adjustment for the year ended April 30, 1997 has been made to reduce general and administrative expenses to eliminate specific expenses that the Company believes would not have been incurred had the acquisitions occurred as of May 1, 1996. Management estimates that such cost savings would have totaled $907,000 and relate to: (a) elimination of payroll and benefits of terminated employees; and (b) reduction of payroll and benefits of owners of acquired businesses that continued on as employees of the Company; and
     (iii) no pro forma adjustment has been made to the historical amounts to give effect to the savings expected to be realized from the Company redirecting 8,000 tons of waste per month from third party landfills to the Subtitle D Clinton County landfill.

(2) Consists of the combined historical statement of revenues and direct operating expenses for the acquisitions completed during fiscal 1997 for the period of May 1, 1996 through their respective dates of acquisition as follows:

                       SCHEDULE OF COMPLETED ACQUISITIONS



                                                                   Fiscal Year Ended April 30, 1997,
                                                ----------------------------------------------------------------------
                                                                         Completed Acquisitions
                                                ----------------------------------------------------------------------
                                                                             (in thousands)
                                                  Clinton    Vermont     Superior       H.C.                   Total
                                                 County(A)   Waste(B)   Disposal(C)   Gobin(D)    Other     Acquisitions
                                                ----------- ---------- ------------- ---------- ---------- -------------
Revenues   ....................................  $ 642       $1,251      $12,593      $4,872    $ 10,723     $30,081
                                                 ------      ------      -------      ------    ---------    -------
Cost of operations  ...........................    449          524        9,136       3,699       7,096      20,904
General and administrative   ..................     31          561          488         945       1,967       3,992
Depreciation and amortization   ...............     90           12        2,358         394         768       3,622
                                                 ------      ------      -------      ------    ---------    -------
Operating income (loss)   .....................     72          154          611        (166)        892       1,563
Interest expense, net  ........................     88           50          634         241         528       1,541
Other expense (income), net  ..................       (5)       (10)          69         136          89         279
                                                 ------      ------      -------      ------    ---------    -------
Income (loss) before provision for income taxes    (11)         114          (92)       (543)        275        (257)
Provision for income taxes   ..................     --           --           20        (135)         --        (115)
                                                 ------      ------      -------      ------    ---------    -------
Net income (loss)   ...........................  $ (11)      $  114      $  (112)     $ (408)   $    275     $  (142)
                                                 ======      ======      =======      ======    =========    =======


------------
(A) Acquisition completed on July 8, 1996.
(B) Acquisition completed on November 26, 1996.

(C) Acquisition completed on January 23, 1997.
(D) Acquisition completed on September 12, 1997, but effective as of August 1, 1997.


(3) Pro forma adjustments have been made to the historical amounts to reflect the historical amounts for the acquisitions noted in footnote (2). All of the acquisitions were accounted for using the purchase method of accounting for business combinations (in thousands).



  (A) A pro forma adjustment has been made to reflect additional amortization expense on the fair market value of the assets acquired as if the acquisitions described in footnote (2) had occurred on May 1, 1996. Landfill costs are amortized as permitted airspace of the landfill is consumed. Goodwill is amortized over lives not exceeding 40 years, and covenants not-to-compete and customer lists are amortized over lives not exceeding 10 years.




                                                        Fiscal Year Ended     Three Months Ended
                                                         April 30, 1997         July 31, 1997
                                                       -------------------   -------------------
       Incremental amortization of landfill costs
        recorded in purchase accounting    .........          $140                   $--
       Incremental intangibles amortization   ......           750                    18
                                                              -----
       Pro forma adjustment    .....................          $890                   $18
                                                              =====                  ====



  (B) A pro forma adjustment has been made for the year ended April 30, 1997 and the three months ended July 31, 1997 to reflect the additional interest expense on the incremental debt outstanding used to complete the acquisitions described in footnote (2) as if all of those acquisitions had occurred on May 1, 1996, assuming a weighted average interest rate of 8.3% and 8.5%, respectively.

(4) A pro forma adjustment has been made to adjust the pro forma provision for income taxes to a 39.5% rate on pro forma income before nondeductible intangible amortization and other nondeductible expenses.

(5) Pro forma adjustments have been made to the historical amounts for the effects of the Offering as follows (in thousands):

  (A) A pro forma adjustment has been made for the year ended April 30, 1997 and three months ended July 31, 1997 to reflect reduced interest expense resulting from the application of net proceeds from this Offering to reduce borrowings under the Company's credit facility as if such reduction had occurred on May 1, 1996.

(6) Computed on the basis described in Note 2 of Notes to Consolidated Financial Statements.

(7) EBITDA is defined as operating income plus depreciation and amortization. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with generally accepted accounting principles ("GAAP"). Moreover, EBITDA does not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in the Company's industry or to the economy generally. The Company believes that EBITDA is a measure commonly used by lenders and certain investors to evaluate a company's performance in the solid waste industry. The Company also believes that EBITDA data may help to understand the Company's performance because such data may reflect the Company's ability to generate cash flows, which is an indicator of its ability to satisfy its debt service, capital expenditure and working capital requirements. Because EBITDA is not calculated by all companies and analysts in the same fashion, the EBITDA measures presented by the Company may not be comparable to similarly-titled measures reported by other companies. Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; actual cash flows; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of the Company's EBITDA data to similarly-titled measures reported by other companies. For more information about the Company's cash flows, see page F-8.

(8) An unaudited pro forma consolidated balance sheet has not been presented as the impact of the post-July 31 acquisition on the Company's historical consolidated balance sheet is not considered material. The Company paid $4,566,325 in cash for tangible net assets of $1,443,825. See "Capitalization" for the impact of this offering on Casella's debt and equity accounts.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, the Company's Unaudited Pro Forma Consolidated Statement of Operations and Notes thereto, and other financial information included elsewhere in the Prospectus.

Overview
     The Company is a regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania. The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste services companies.


     The Company's revenues have increased from $13.5 million for the fiscal year ended April 30, 1994, to $73.2 million for the most recent fiscal year ended April 30, 1997. From May 1, 1994 through April 30, 1997, the Company acquired 44 solid waste collection, transfer and disposal operations. Between May 1 and September 12, 1997, the Company acquired an additional nine of such businesses. All of these acquisitions were accounted for under the purchase method of accounting for business combinations. Accordingly, the results of operations of these acquired businesses have been included in the Company's financial statements from the actual dates of acquisition and have materially affected period-to-period comparisons of the Company's historical results of operations.


General
     The Company's revenues are attributable primarily to fees charged to customers for solid waste collection, landfill, transfer and recycling services. The Company derives a substantial portion of its collection revenues from commercial, industrial and municipal services which are generally performed under service agreements or pursuant to contracts with municipalities. The majority of the Company's residential collection services are performed on a subscription basis with individual households. Landfill and transfer customers are charged a tipping fee on a per ton basis for disposing of their solid waste at the Company's disposal facilities and transfer stations. The majority of the Company's landfill and transfer customers are under one-year to ten-year disposal contracts, with most having clauses for annual cost of living increases. Recycling revenues consist of revenues from the sale of recyclable commodities. Other revenues consist primarily of revenue from waste tire processing operations and septic pumping and portable toilet operations. The Company's revenues are shown net of intercompany eliminations. The Company typically establishes its intercompany transfer pricing based upon prevailing market rates.

     The table below shows, for the periods indicated, the percentage of the Company's revenues attributable to services provided. The increase in the Company's collection revenues as a percentage of revenues in fiscal 1997 is primarily attributable to the impact of the Company's acquisition of collection businesses during fiscal 1996 and fiscal 1997, as well as to internal growth through price and business volume increases. The increase in the Company's landfill revenues as a percentage of revenues in fiscal 1997 is attributable principally to a contract the Company entered into in fiscal 1997 which resulted in significant additional volume at one of the Company's landfills, and the increase in fiscal 1996 over fiscal 1995 was due principally to the acquisition of the Waste USA landfill in fiscal 1996. The decrease in the Company's transfer revenues as a percentage of revenues in fiscal 1997 is mainly due to a proportionately greater increase in collection and other revenues occurring as the result of acquisitions in those areas; also, as the Company acquires collection businesses from which it previously had derived transfer revenues, the acquired revenues are recorded by the Company as collection revenues. The decline in recycling revenues as a percentage of revenues in fiscal 1997 principally reflects an absence of acquisitions in this area coupled with a decline in recyclable commodity prices. The increase in other revenues as a percentage of revenues in fiscal 1996 and fiscal 1997 is primarily due to the Company's acquisition of tire processing and septic businesses during this period.


                                                       % of Revenues
                            ---------------------------------------------------------------------
                                  Fiscal Year Ended April 30,         Three Months Ended July 31,
                            ---------------------------------------   ---------------------------
                               1995          1996          1997          1996          1997
                            -----------   -----------   -----------   -----------   -----------
Collection   ............       64.3%         62.6%         64.3%         61.0%         66.5%
   Landfill  ............       17.2          19.9          20.4          21.8          15.5
   Transfer  ............        7.5           8.0           6.3           7.8           7.1
   Recycling ............       10.8           8.3           4.9           7.8           6.5
   Other  ...............        0.2           1.2           4.1           1.6           4.4
                             -------       -------       -------       -------       -------
   Total Revenues  ......      100.0%        100.0%        100.0%        100.0%        100.0%
                             =======       =======       =======       =======       =======


     Cost of operations includes labor, tipping fees paid to third party disposal facilities, fuel, maintenance and repair of vehicles and equipment, worker's compensation and vehicle insurance, the cost of purchasing materials to be recycled, third party transportation expense, district and state taxes, host community fees and royalties. Landfill operating expenses also include a provision for closure and post-closure expenditures anticipated to be incurred in the future, and leachate treatment and disposal costs.

     General and administrative expenses include management, clerical and administrative compensation and overhead, professional services and costs associated with the Company's marketing and sales force and community relations expense.

     Depreciation and amortization expense includes depreciation of fixed assets over the estimated useful life of the assets using the straight line method, amortization of landfill airspace assets under the units-of-production method, and the amortization of goodwill and other intangible assets using the straight line method. The amount of landfill amortization expense related to airspace consumption can vary materially from landfill to landfill depending upon the purchase price and landfill site and cell development costs.

     Certain direct landfill development costs, such as engineering, permitting, legal, construction and other costs directly associated with expansion of existing landfills, are capitalized by the Company. Additionally, the Company also capitalizes certain third party expenditures related to pending acquisitions, such as legal and engineering. The Company will have material financial obligations relating to closure and post-closure costs of its existing landfills and any disposal facilities which it may own or operate in the future. The Company has provided and will in the future provide accruals for future financial obligations relating to closure and post-closure costs of its landfills (generally for a term of 30 years after final closure of a landfill) based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. There can be no assurance that the Company's financial obligations for closure or post-closure costs will not exceed the amount accrued and reserved or amounts otherwise receivable pursuant to trust funds. The Company routinely evaluates all such capitalized costs, and expenses those costs related to projects not likely to be successful. Internal and indirect landfill development and acquisition costs, such as executive and corporate overhead, public relations and other corporate services, are expensed as incurred.



Results of Operations

     The following table sets forth for the periods indicated the percentage relationship which certain items from the Company's Consolidated Financial Statements bear in relation to revenues.



                                                               % of Revenues
                                         ---------------------------------------------------------------
                                            Fiscal Year Ended April 30,      Three Months Ended July 31,
                                         ---------------------------------   ---------------------------
                                            1995         1996       1997          1996        1997
                                         -----------   --------   --------      --------   ----------
Revenues   ...........................      100.0%     100.0%       100.0%      100.0%       100.0%
Cost of operations  ..................       55.6       56.8        59.5         57.3         59.3
General and administrative   .........       11.8       16.5        15.5         15.1         13.9
Depreciation and amortization   ......       21.6       20.1        17.8         19.8         14.6
Operating income    ..................       11.0        6.6         7.2          7.8         12.2
Interest expense, net  ...............        8.2        6.3         5.3          4.5          6.2
Other (income) expenses, net    ......        0.3       (0.2)        1.3         (0.1)        (0.1)
Provision for income taxes   .........        1.1        0.4         0.6          3.4          2.8
                                          -------      ------     -------       ------      ------
Net income (loss) before
 extraordinary items   ...............        1.4        0.1         0.0          0.0          3.3
                                          =======      ======     =======       ======      ======
EBITDA  ..............................       32.6%      26.6%      25.1%         27.6%       26.8%
                                          =======      ======     =======       ======      ======

Three Months Ended July 31, 1997 versus July 31, 1996

     Revenues. Revenues increased $11.2 million, or 73.7%, to $26.4 million for the three months ended July 31, 1997, from $15.2 million for the three months ended July 31, 1996. Approximately $10.7 million of the increase was attributable to the impact of businesses acquired throughout fiscal 1997 and the three months ended July 31, 1997. In addition, approximately $0.4 million of the increase, or 3.6%, was attributable to internal volume and price growth. The balance of the increase of approximately $0.1 million in revenues was due to higher recyclable commodity prices in the three months ended July 31, 1997 versus the three months ended July 31, 1996.

     Cost of Operations. Cost of operations increased approximately $7.0 million, or 79.7%, to $15.7 million for the three months ended July 31, 1997, from $8.7 million for the three months ended July 31, 1996, an increase corresponding primarily to the Company's revenue growth described above. Cost of operations as a percentage of revenues increased to 59.3% for the three months ended July 31, 1997, from 57.3% for the three months ended July 31, 1996. The increase was primarily the result of: (i) an increase in collection operations, which have higher operating costs than other operations, as a percentage of the Company's total operations; and (ii) losses sustained in the Company's waste tire processing operations in Southern Maine for the three months ended July 31, 1997. The Company expects the waste tire processing operations in Southern Maine to make a positive contribution for the balance of the current fiscal year.

     General and Administrative. General and administrative expenses increased approximately $1.4 million, or 59.8%, to $3.7 million for the three months ended July 31, 1997, from $2.3 million for the three months ended July 31, 1996. General and administrative expenses as a percentage of revenues decreased to 13.9% for the three months ended July 31, 1997, from 15.1% for the three months ended July 31, 1996, due primarily to improved economies of scale related to the significant increase in revenues.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $0.9 million, or 28.1%, to $3.9 million for the three months ended July 31, 1997, from $3.0 million for the three months ended July 31, 1996. As a percentage of revenues, depreciation and amortization expense decreased to 14.6% for the three months ended July 31, 1997, from 19.8% for the three months ended July 31, 1996. The decrease in depreciation and amortization expense as a percentage of revenues was primarily the result of: (i) an increase in the Company's collection operations as a percentage of the total revenues for the three months ended July 31, 1997, which have lower depreciation and amortization expenses than other operations; and (ii) a higher proportion of the Company's internal waste volume was disposed of at the Company's Clinton County, New York landfill for the three months ended July 31, 1997 which has a lower rate of amortization expense than the Company's other landfills (due to the large permitted capacity of the Clinton County landfill). Net fixed assets increased to $67.6 million as of July 31, 1997, or 4.3%, from $64.8 million as of April 30, 1997, and intangible assets, net of accumulated amortization expense, increased to $50.0 million as of July 31, 1997, or 8.8%, from $46.0 million as of July 31, 1996.

     Interest Expense, Net. Interest expense increased approximately $0.9 million, or 140.8%, to $1.6 million for the three months ended July 31, 1997, from $0.7 million for the three months ended July 31, 1996. This increase primarily reflects increased indebtedness incurred in connection with acquisitions and capital expenditures. The Company's total debt (including capital leases) was $85.9 million at July 31,1997 versus $42.7 million at July 31, 1996, an increase of 101.2%.

     Provision for Income Taxes. Provisions for income taxes increased approximately $220,000, or 43.3%, to $727,000 for the three months ended July 31, 1997, from $508,000 for the three months ended July 31, 1996, due principally to a corresponding increase in pre-tax income of $1.1 million for the three months ended July 31, 1997.



Fiscal Year Ended April 30, 1997 versus April 30, 1996

     Revenues. Revenues increased $35.1 million, or 92.0%, to $73.2 million in fiscal 1997 from $38.1 million in fiscal 1996. Approximately $32.7 million of the increase was attributable to the impact of businesses acquired throughout fiscal 1996 and fiscal 1997. In addition, approximately $3.4 million of the increase, or 9.7%, was attributable to internal growth through price and business volume increases. Such increases were principally attributable to a net increase in volume. Price increases for landfill services were generally limited to inflation adjustments, and price increases for collection services have generally been limited by competitive factors. The effect of these revenue increases was partially offset by a decrease of approximately $1.0 million due to lower recyclable commodity prices in fiscal 1997 versus fiscal 1996.


     Cost of operations. Cost of operations increased $21.8 million, or 100.1%, to $43.5 million in fiscal 1997 from $21.7 million in fiscal 1996, an increase corresponding primarily to the Company's revenue growth described above. Cost of operations as a percentage of revenues increased to 59.5% in fiscal 1997 from 56.8% in fiscal 1996. The increase was primarily the result of: (i) an increase in collection operations, which have higher operating costs than other operations, as a percentage of the Company's total operations as a result of acquisitions completed in fiscal 1996 and fiscal 1997; (ii) lower margins in recycling services due to lower commodity prices in fiscal 1997; and (iii) start-up and transitional expenses related to the acquisitions completed in fiscal 1997. The Company has historically expensed all costs related to post acquisition start-up and transitional expenditures.

     General and administrative. General and administrative expenses increased approximately $5.0 million, or 79.9%, to $11.3 million in fiscal 1997 from $6.3 million in fiscal 1996. General and administrative expenses as a percentage of revenues decreased to 15.5% in fiscal 1997 from 16.5% in fiscal 1996 due to improved economies of scale related to the significant increase in revenues, and operating enhancements made to certain acquired operations.

     Depreciation and amortization. Depreciation and amortization expense increased approximately $5.4 million, or 70.8%, to $13.1 million in fiscal 1997 compared to $7.6 million in fiscal 1996. As a percentage of revenues, depreciation and amortization expense decreased to 17.8% during fiscal 1997 from 20.1% in fiscal 1996. The decrease in depreciation and amortization expense as a percentage of revenues was primarily the result of an increase in the Company's collection operations as percentage of total revenues in fiscal 1997, which generally have lower depreciation and amortization expenses than other operations. Depreciation and amortization expense is expected to decline as a percentage of revenues in future periods as additional anticipated landfill airspace capacity is permitted which would result in spreading this expense over a longer anticipated life, and due to the expected increase in collection revenues as a percentage of total acquired revenues. Net fixed assets increased to $64.7 million in fiscal 1997, or 75.0%, from $36.9 million in fiscal 1996, and intangible assets, net of accumulated amortization expense, increased to $46.0 million, or 298.5%, in fiscal 1997 from $11.5 million in fiscal 1996 due primarily to acquisitions.

     Interest expense, net. Interest expense increased approximately $1.5 million, or 63.3%, to $3.9 million in fiscal 1997 from $2.4 million in fiscal 1996. This increase primarily reflects increased indebtedness incurred in connection with acquisitions and capital expenditures and was offset to a small degree by slightly lower average interest rates. The Company's total debt (including capital leases) was $77.9 million at April 30, 1997 versus $26.9 million at April 30, 1996, an increase of 189.9%.


     Other (income) expense. Other income and expense has not historically been material to the Company's results of operations. However, during fiscal 1997, the Company established a reserve of $650,000 related to a lawsuit that was settled for $450,000 plus $200,000 of attorney's fees in the first quarter of fiscal 1998. Additionally, the Company wrote off $283,000 for recycling facility assets that were deemed to have no value in the year ended April 30, 1997.


     Provision for income taxes. Provision for income taxes increased approximately $308,000, or 215.1%, to $452,000 in fiscal 1997 from $144,000 in fiscal 1996, due principally to an increase in the amount of amortization of non-deductible goodwill and other non-deductible items in fiscal 1997 as compared to fiscal 1996.


Fiscal Year Ended April 30, 1996 versus April 30, 1995

     Revenues. Revenues increased $17.2 million, or 82.6%, to $38.1 million in fiscal 1996 from $20.9 million in fiscal 1995. Approximately $15.4 million of the increase was attributable to the impact of businesses acquired throughout fiscal 1995 and fiscal 1996. In addition, approximately $2.4 million of the increase, or 13.9%, was attributable to internal growth through price and business volume increases. Such increases were principally attributable to a net increase in volume. Price increases for landfill services were generally limited to inflation adjustments, and price increases for collection services have generally been limited by competitive factors. The effect of these revenue increases was partially offset by a decrease of approximately $0.6 million due to lower recyclable commodity prices in fiscal 1996 versus fiscal 1995.


     Cost of operations. Cost of operations increased $10.0 million, or 86.4%, to $21.6 million in fiscal 1996 from $11.6 million in fiscal 1995. This increase in costs was attributable primarily to increases in the Company's revenues described above. Cost of operations as a percentage of revenues increased to 56.8% in fiscal 1996 from 55.6% in fiscal 1995. This increase was primarily due to lower margins in recycling services due to lower commodity prices in fiscal 1996 versus fiscal 1995.

     General and administrative. General and administrative expense increased approximately $3.8 million, or 156.6%, to $6.3 million in fiscal 1996 from $2.5 million in fiscal 1995. As a percentage of revenues, general and administrative expenses increased to 16.5% in fiscal 1996 from 11.8% in fiscal 1995. The increase was primarily the result of: (i) the Company's increase in personnel and other expenses related to the anticipated growth of the Company; and (ii) the acquisition of the Sawyer Companies in January 1996, which had a higher proportion of general and administrative expenses to revenues (22.0%) than the balance of the Company.

     Depreciation and amortization. Depreciation and amortization expense increased $3.1 million, or 69.4%, to $7.6 million from $4.5 million in fiscal 1995. As a percentage of revenues, depreciation and amortization expense decreased to 20.1% in 1996 from 21.6% in fiscal 1995, primarily as a result of increased collection revenues without a commensurate increase in depreciable assets. Net fixed assets increased to $36.9 million in fiscal 1996 from $22.5 million in fiscal 1995, and intangible assets, net of accumulated amortization expense, increased to $11.5 million in fiscal 1996 from $5.9 million in fiscal 1995, an increase of 94.9%.

     Interest expense, net. Interest expense increased approximately $679,000, or 39.7%, to $2.4 million in fiscal 1996 from $1.7 million in fiscal 1995. This increase primarily reflects increased indebtedness incurred in connection with acquisitions. The Company's total debt (including capital leases) was $26.9 million at April 30, 1996 versus $24.2 million at April 30, 1995, an increase of 10.7%.

     Provision for income taxes. Provision for income taxes decreased approximately $76,000, or 34.8%, to $144,000 in fiscal 1996 from $220,000 in fiscal 1995, due principally to lower pre-tax income reported by the Company in fiscal 1996 as compared to fiscal 1995.


Liquidity and Capital Resources

     The Company's business is capital intensive. The Company's capital requirements include acquisitions, fixed asset purchases and capital expenditures for landfill cell construction, landfill development and landfill closure activities. Principally due to these factors, the Company has incurred working capital deficits in the past. At July 31 1997, the Company had a working capital deficit of $0.6 million. The Company plans to meet its capital needs through various financing sources, including internally generated funds and debt and equity financing. The Company has a credit facility with a group of banks for which BankBoston, N.A. is acting as agent. This credit facility includes an $85.0 million revolving line of credit, subject to availability, and term loans aggregating $25.0 million, and is secured by all assets of the Company, including all of the Company's interest in the equity securities of its subsidiaries. The revolving line of credit matures in July 2002, and the term loans of $10.0 million and $15.0 million mature in July 2002 and July 2004, respectively. At August 31, 1997, an aggregate of $56.1 million was outstanding under the revolving line of credit. The Company believes that, through a combination of internally generated funds, its credit facility and the net proceeds of this Offering, it will be able to satisfy its anticipated working capital needs for at least the next 12 months. See "Risk Factors-- Uncertain Ability to Finance the Company's Growth" and "Use of Proceeds".


     Net cash provided by operations in fiscal 1997 increased to $14.7 million from $8.2 million in fiscal 1996 primarily due to an increase in depreciation and amortization of approximately $5.5 million in fiscal 1997 from fiscal 1996, and improvement of the Company's working capital.

     Net cash provided by operations in fiscal 1996 increased to $8.2 million from $4.5 million in fiscal 1995 primarily due to an increase in depreciation and amortization of approximately $3.1 million in fiscal 1996 from fiscal 1995.



     Net cash provided by operating activities for the three months ended July 31, 1996 and July 31, 1997 was $3.0 million and $3.1 million, respectively. Net cash provided by operating activities remained relatively constant in the three months ended July 31, 1997, notwithstanding higher revenue levels, was due principally to the increased costs associated, with absorbing and integrating the operations of acquired businesses.

     Investing activities used net cash of $50.3 million in fiscal 1997. For the three months ended July 31, 1996 and July 31, 1997, cash used for investing activities was $8.0 million and $9.5 million, respectively. The Company's capital expenditure and capital needs for acquisitions have increased significantly, reflecting the Company's rapid growth by acquisition and development of revenue producing assets and will increase further as the Company continues to complete acquisitions. While capital expenditures for fiscal 1998 are currently expected to be approximately $13.3 million with respect to the businesses that the Company owned as of June 30, 1997, compared to total capital expenditures of $14.9 million in fiscal 1997 and $10.1 million in fiscal 1996, total capital expenditures are expected to further increase in fiscal 1998 due to acquisitions. The decrease of $1.6 million in expected fiscal 1998 capital expenditures from fiscal 1997 capital expenditures relating to businesses owned by the Company as of July 31, 1997 is primarily due to the completion of construction of two transfer stations in fiscal 1997 and a decrease in landfill cell construction costs in fiscal 1998.

     Net cash provided by financing activities was $36.5 million, $19.0 million and $4.6 million in the fiscal years ended April 30, 1997, 1996 and 1995, respectively. For the three months ended July 31, 1996 and July 31, 1997, the Company's financing activities provided cash of $4.9 million and $6.9 million, respectively. The increased net cash provided by financing activities of $2.0 million in the three months ended July 31, 1997 was due principally to an increase in bank borrowings under the Company's credit facility. Net cash provided by financing activities in fiscal 1997 reflects primarily bank borrowings and seller subordinated notes, less principal payments on debt. In fiscal 1996, the net cash provided by financing activities reflects the net proceeds of approximately $12.5 million from the private placement of preferred stock in December 1995.

     At July 31, 1997, the Company had approximately $84.2 million of long-term and short-term debt, $1.7 million in capital leases and $2.8 million in letters of credit outstanding.



Seasonality
     The Company's revenues have historically been lower during the months of November through March. This seasonality reflects the lower volume of waste during the late fall, winter and early spring months primarily because: (i) the volume of waste relating to construction and demolition activities decreases substantially during the winter months in the northeastern United States; and
(ii) decreased tourism in Vermont, Maine and eastern New York during the winter months tends to lower the volume of waste generated by commercial and restaurant customers, which is partially offset by the winter ski industry. Since certain of the Company's operating and fixed costs remain constant throughout the fiscal year, operating income results are therefore impacted by a similar seasonality. In addition, particularly harsh weather conditions could result in increased operating costs to certain of the Company's operations.

     The Company's quarterly revenues and operating results have varied significantly in the past and are likely to vary substantially from quarter to quarter in the future. The Company establishes its expenditure levels based on its expectations as to future revenues, and, if revenue levels are below expectations, expenses can be disproportionately high. Due to a variety of factors including general economic conditions, governmental regulatory action, acquisitions, capital expenditures and other costs related to the expansion of operations and services and pricing changes, it is possible that in some future quarter, the Company's operating results will be below the expectations of public market analysts and investors. In such event, the Company's Class A Common Stock price would likely be materially affected.

Inflation and Prevailing Economic Conditions
     To date, inflation has not had a significant impact on the Company's operations. Consistent with industry practice, most of the Company's contracts provide for a pass through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. The Company therefore believes it should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require the Company to absorb at least a portion of these cost increases, particularly during periods of high inflation.

     The Company's business is located in the northeastern United States. Therefore, the Company's business, financial condition and results of operations are susceptible to downturns in the general economy in this geographic region and other factors affecting the region such as state regulations and severe weather conditions. The Company is unable to forecast or determine the timing and/or the future impact of a sustained economic slowdown.

                                   BUSINESS


The Company

     Casella Waste Systems, Inc. is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania. As of July 31, 1997, the Company owned and/or operated four Subtitle D landfills, 31 transfer stations, eight recycling processing facilities, and 22 collection operations which together served over 68,000 commercial, industrial and residential customers. The Company was founded in 1975 as a single-truck operation in Rutland, Vermont and subsequently expanded its operations throughout the state of Vermont. In 1993, the Company initiated an acquisition strategy to take advantage of anticipated reductions in available landfill capacity in Vermont and surrounding states due to increasing environmental regulation and other market forces driving consolidation in the solid waste industry. From May 1, 1994 through April 30, 1997, the Company acquired ownership or long-term operating rights to 44 solid waste businesses, including four landfills, and, between May 1, 1997 and September 12, 1997, the Company acquired an additional nine such businesses. The Company believes that additional acquisition opportunities exist in the markets it serves and in other prospective markets.


     The Company's operating strategy is based on the integration of its collection and disposal operations and the internalization of waste collected. The Company believes that control of a substantial portion of the waste stream and economies of scale provide it with advantages over non-integrated competitors in its markets. During fiscal 1997, approximately 65% of the solid waste collected by the Company was delivered for disposal at its landfills. Additionally, approximately 53% of the solid waste disposed of at its landfills was collected by the Company.


Industry Overview

     Based on information obtained from the May 1997 edition of Waste Age, the Company believes that the United States non-hazardous solid waste services industry will generate estimated revenues of approximately $36 billion in calendar 1997, of which approximately $26 billion will be generated by publicly-traded or privately-owned waste companies and the remaining revenues will be generated by municipal, county and district operators.


     Currently, the solid waste services industry is experiencing significant consolidation and integration. The Company believes that this consolidation and integration has been driven primarily by four factors: (i) stringent environmental regulation resulting in increased capital requirements; (ii) the inability of many smaller operators to achieve the economies of scale necessary to compete effectively with large integrated solid waste service providers;
(iii) the competitive advantages of integrated companies generated by providing integrated collection, transfer and disposal capabilities; and (iv) privatization of solid waste services by municipalities. Despite the considerable consolidation and integration that has occurred in the solid waste industry in recent years, the Company believes the industry remains highly fragmented both within its target markets and nationally.

     Stringent environmental regulations, such as the Subtitle D Regulations, have resulted in rising costs for owners of landfills. Subtitle D specifies design, siting, operating, monitoring, closure and financial security requirements for landfill operations. The permits required for landfill development, expansion or construction have also become increasingly difficult to obtain. In addition, Subtitle D requires more stringent engineering of solid waste landfills including the installation of liners and leachate and gas collection and monitoring. These ongoing costs are coupled with increased financial reserve requirements for closure and post-closure monitoring. Certain of the smaller industry participants have found these costs and regulations burdensome and have decided either to close their operations or to sell them to larger operators. As a result, the number of operating landfills has decreased while the size of landfills has increased.

     Economies of scale, driven by the high fixed costs of landfill assets and the associated profitability of each incremental ton of waste, have led to the development of higher volume, regional landfills. Larger integrated operators achieve economies of scale in the solid waste collection and disposal industry through vertical integration of their operations that may generate a significant waste stream for these high-volume landfills.

     Integrated companies gain further competitive advantage over non-integrated operators by being able to control the waste stream. The ability of these companies to internalize the collected solid waste (i.e, collecting the waste at the source, transferring it through their own transfer stations and disposing of it at their own disposal facility), coupled with access to significant capital resources to make acquisitions, has created an environment in which large integrated companies can operate more cost effectively and competitively than non-integrated operators.

     The trend toward consolidation in the solid waste services industry is further supported by the increasing tendency of a number of municipalities to privatize their waste disposal operations. Privatization is often an attractive alternative for municipalities due, among other reasons, to the ability of integrated operators to leverage their economies of scale to provide the community with a broader range of services while enabling the municipality to reduce its own capital asset requirements. The Company believes that the financial condition of municipal landfills in the northeastern United States was adversely affected by the 1994 United States Supreme Court decision which declared "flow control" laws unconstitutional. These laws had required waste generated in counties or districts to be disposed of at the respective county or district-owned landfills or incinerators. The reduction in the captive waste stream to these facilities, resulting from the invalidation of such laws, forced the counties that owned them to increase their per ton tipping fees to meet municipal bond payments. The Company believes that these market dynamics are factors causing municipalities throughout the northeastern states to consider the privatization of public facilities.


Strategy
     The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste services companies. The Company is currently operating in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania, and believes that these markets and other markets with similar characteristics present significant opportunities for achieving its objectives. The Company focuses its efforts on markets which are characterized by: (i) a geographically dispersed population; (ii) disposal capacity which the Company anticipates may be available for acquisition by the Company; (iii) significant environmental regulation which has resulted in a decrease in the total number of operating landfills; and (iv) a lack of significant competition from other well-capitalized and established waste management companies. The Company believes that these characteristics result in significant market opportunities for the first fully-integrated, well-capitalized market entrant, and create economic and regulatory barriers to entry by additional competitors in these markets.

     The Company's strategy for achieving its objective is: (i) to acquire solid waste collection businesses and disposal capacity in new markets, and to make "tuck-in" acquisitions in existing markets; (ii) to generate internal growth through increased sales penetration and the marketing of upgraded services to existing customers; and (iii) to implement operating enhancements and efficiencies. The Company intends to implement this strategy as follows:

     Expansion Through Acquisitions. The Company intends to continue to expand by acquiring solid waste collection companies and disposal capacity in new markets, and increasing its revenues and operational efficiencies in its existing markets through "tuck-in" and other acquisitions of solid waste collection operations. In considering new markets, the Company evaluates the opportunities to acquire or otherwise control sufficient collection operations and disposal facilities which would enable it to generate a captive waste stream and achieve the disposal economies of scale necessary to meet its market share and financial objectives. The Company has established criteria which enable it to evaluate the prospective acquisition opportunity and the target market. Historically, the Company has entered new markets which are adjacent to its existing markets; however, the Company may consider new markets in non-contiguous geographic areas which meet its criteria. The Company targets additional "tuck-in" acquisitions within its current markets to allow the Company to further improve its market penetration and density and to further increase the internalization rate of its waste streams.

     Internal Growth. In order to generate continued internal growth, the Company has focused on increasing sales penetration in its current and adjacent markets, soliciting new commercial, industrial, and residential customers, marketing upgraded services to existing customers and, where appropriate, raising prices. As customers are added in existing markets, the Company's revenue per routed truck is improved, which generally increases the Company's collection efficiencies and profitability. The Company uses transfer stations, which serve to link disparate collection operations with Company-operated landfills, as an important part of its internal growth strategy.

     Operating Enhancements for Acquired and Existing Businesses. The Company has implemented a system that establishes standards for each of its markets and tracks operating criteria for its collection, transfer, disposal and other operations to facilitate improved profitability in existing and acquired operations. These measurement criteria include collection and disposal routing efficiency, equipment utilization, cost controls, commercial weight tracking and employee training and safety procedures. The Company believes that by establishing standards and closely monitoring compliance, it is able to improve existing and acquired operations. Moreover, where the Company is able to internalize the waste stream of acquired operations, it is further able to increase operating efficiencies and improve capacity utilization.


Acquisition Program

     The Company's acquisition program is founded on strong management capabilities, strict acquisition criteria, and defined integration procedures. From May 1, 1994 through April 30, 1997, the Company acquired ownership or long-term operating rights to 44 solid waste businesses, including four landfills, and acquired an additional nine such businesses between May 1, 1997 and September 12, 1997. The Company believes that additional nine acquisition candidates meeting the Company's acquisition criteria, including "tuck-in" opportunities, exist within its current and adjacent market areas.


     The Company's three regional vice presidents, as well as the Chief Executive Officer and Chief Operating Officer, are each responsible for identifying acquisition candidates and consummating acquisitions. In addition to three dedicated business development personnel, who focus exclusively on acquisitions, each of the Company's 21 division managers is responsible for identifying acquisition opportunities within his or her region.

     The Company has developed a set of financial, geographic and management criteria designed to assist management in the evaluation of acquisition candidates engaged in solid waste collection and disposal. These criteria consist of a variety of factors, including, but not limited to: (i) historical and projected financial performance; (ii) internal rate of return, return on assets and earnings accretion; (iii) experience and reputation of the acquisition candidate's management and customer service reputation and relationships with the local communities; (iv) composition and size of the acquisition candidate's customer base; (v) opportunity to enhance and/or expand the Company's market area and/or ability to attract other acquisition candidates; (vi) whether the acquisition will augment or increase the Company's market share and/or help protect the Company's existing customer base; and
(vii) internalization opportunities to be gained by combining the acquisition candidate with the Company's existing operations.

     The Company utilizes an established integration procedure for newly acquired businesses designed to effect a prompt and efficient integration of the acquired business and minimize disruption to the on-going business of both the Company and the acquired business. Once a solid waste collection operation is acquired, the Company implements programs designed to reduce disposal costs and improve collection and disposal routing, equipment utilization, employee productivity, operating efficiencies and overall profitability. The Company typically seeks to retain the acquired company's qualified managers, key employees and selected local operations, while consolidating purchasing and other administrative functions through the Company's corporate offices.

     The following table sets forth the acquisitions made by the Company from May 1, 1994 through September 12, 1997:




Company                                   Location                   Business               Date Acquired
----------------------------------------- -------------------------- ---------------------- ---------------
  H.C. Gobin, Inc.                        Clairemont, NH             Collection             September 1997
  Chittenden Recycling Services, Inc.     Williston, VT              Recycling              June 1997
  Reynells Company, Inc.                  Waitsfield, VT             Septic                 June 1997
  D. M. Lamothe Refuse                    St. Albans, VT             Collection             June 1997
  Hinman Disposal Service                 Wellsboro, PA              Collection             June 1997
  Rainbow Rubbish                         Cortland, NY               Collection             June 1997
  Central Vermont Septic Services, Inc.   Burlington, VT             Septic                 June 1997
  Metivier Trucking                       Burlington, VT             Collection             June 1997
  Collins Garbage Service, Inc.           Ithaca, NY                 Collection             May 1997
  Certain Vermont Routes of Browning      Manchester, VT             Collection             April 1997
   Ferris Industries of VT, Inc.
  T & R Associates, Inc.                  Bath, ME                   Collection             April 1997
  Arlington Rubbish                       Arlington, VT              Collection             March 1997
  Barnier Sons and Barnier's Trucking     Burlington, VT             Collection             March 1997
  Tri Mountain Trash                      S. Londonderry, VT         Collection             March 1997
  Wade's Trucking, Inc.                   Penn Yan, NY               Collection/Recycling   February 1997
  Food Waste Management                   S. Burlington, VT          Collection             February 1997
  Superior Disposal Services, Inc.        Newfield, NY;              Transfer Station       January 1997
                                          Wellsboro, PA;             Collection/Recycling
                                          and Waverly, NY
  Kerkim, Inc.                            Horsehead, NY              Collection             January 1997
                                                                     Transfer Station
  Young & Wilcox                          Lowville, NY               Collection             January 1997
  Enviropac                               Windham, ME                Collection             November 1996
  Vermont Waste and Recycling             New Haven, VT              Collection             November 1996
   Management, Inc.
  Certain Maine Routes of Browning        Brewer, ME                 Collection             September 1996
   Ferris Industries of Maine, Inc.
  Warren County, New York Routes of       Warren County, NY
   United Waste Systems, Inc.                                        Collection             September 1996
  First Service Rubbish Removal           Crown Point, NY            Transfer Station/      September 1996
                                                                     Collection
  C&B Sanitation, Inc.                    Saratoga Springs, NY       Collection             September 1996
  Lake Placid Disposal Service, Inc.      Lake Placid, NY            Collection             August 1996
  Bob's Rubbish Removal                   Bennington, VT             Collection             July 1996
  Clinton County, NY Facilities (lease)   Clinton County, NY         Landfill/Transfer      July 1996
                                                                     Station/Recycling
  Seaward T.I.R.E.S., Inc.                Eliot, ME                  Waste Tire Recycling   July 1996
  Ray's Disposal Service                  Carmel, ME                 Collection             June 1996
  Jim Blair Trucking                      Alburg, Vermont            Collection             May 1996
  Earth Waste Systems, Inc.               West Rutland, VT           Collection/Recycling   May 1996
  East Mountain Transport                 Sunderland, VT             Collection/Transfer    May 1996
                                                                     Station
  Residential Rubbish Service, Inc.       Waterbury, VT              Collection             April 1996
  Hiram Hollow Regeneration Corp.         Wilton, NY                 Transfer Station       March 1996
  Chapin & Sons                           Hardwick, VT               Collection             February 1996
  RJ's Trucking & Rubbish Removal         Richford, VT               Collection             February 1996
  Northeast Waste Services, LTD.          White River Junction, VT   Collection/Recycling   January 1996
  R.C. & Son Sanitation, Inc.             Brant Lake, NY             Collection             January 1996

                                                             Landfill/Collection/
                                                             Recycling/Transfer
Sawyer Companies                           Bangor, ME        Station                 January 1996
  Granville Refuse Company                 Granville, NY     Collection              September 1995
  Warrensburg Sanitation                   Lake George, NY   Collection              September 1995
  Downey's Rubbish Removal, Inc.           Arlington, VT     Collection              August 1995
  Green Mountain Sanitation, Inc.          Morrisville, VT   Collection/Recycling/   August 1995
                                                             Transfer Station
  Dana H. Sweet Corp.                      Cambridge, VT     Collection              July 1995
  M & R Rubbish, Inc.                      Cossayuna, NY     Collection              July 1995
  Adirondack Refuse, Inc.                  Brant Lake, NY    Collection              June 1995
  Central Vermont Quality Services, Inc.   Rutland, VT       Collection/Recycling    May 1995
  Springer Waste Management Service        Glen Falls, NY    Collection              April 1995
  Dix Rubbish Removal                      Plainfield, VT    Collection              March 1995
  Waste USA, Inc. (NEWS of VT)             Coventry, VT      Transfer Station/       January 1995
                                                             Landfill
  Consumat Sanco, Inc.                     Bethlehem, NH     Transfer Station/       July 1994
   (NCES Landfill)                                           Landfill
  Catamount Waste Services, Inc.           Montpelier, VT    Transfer Station/       June 1994
                                                             Collection

     There can be no assurance the Company will continue to be successful in executing its acquisition strategy. See "Risk Factors--Ability to Identify, Acquire and Integrate Acquisition Targets".


Service Area
     The Company is managed on a decentralized basis, with its operations divided into three geographic regions: the Central, Eastern and Western Regions. These three regions are further divided into divisions organized around smaller market areas, known as "waste sheds", each of which contains the complete cycle of activities in the solid waste service process, from "curb control" (collection) to transfer stations to landfill (disposal facility). The Company believes that it achieves a competitive advantage in its markets over non-integrated competitors by acquiring components of the waste shed and internalizing operations and activities with other owned or controlled components of the waste shed.

     The following are the Company's three geographic regions that comprise the Company's service area:


     Central Region

     The Central Region consists of Vermont, northern and central New Hampshire and eastern upstate New York, an area covering approximately 33,000 square miles and a population of approximately 2.4 million residents. The Company was founded in 1975 in Rutland, Vermont, and, through Casella Waste Management, has continued to grow its market presence in the Central Region. The Company owns and operates Subtitle D landfills in Bethlehem, New Hampshire; Coventry, Vermont and, through a 25-year capital lease, operates the Clinton County landfill located in Schuyler Falls, New York. In addition, Casella Waste Management operated 23 transfer stations in the Central Region at July 31, 1997.


     Vermont encompasses approximately 9,600 square miles and has a population of approximately 560,000 residents. The Company owns the Waste USA landfill in Coventry, Vermont, one of three Subtitle D landfills in Vermont (one of the other two landfills is expected to close before the end of 1997), and leases (with a right to purchase) the airspace above this landfill. The Company provides services in substantially all of the markets in Vermont.

     The Company estimates that its New Hampshire market area, consisting of the northern and central portions of the state (including Lebanon, Hanover, Concord and Plymouth), encompasses approximately 8,000 square miles and has a population of approximately 423,000 residents. New Hampshire currently has five Subtitle D landfills in operation, one of which, in Bethlehem, New Hampshire, is owned by the Company. In addition, three incinerators service the New Hampshire market. The Company believes that a majority of the disposal and incineration capacity in New Hampshire serves the southeastern New Hampshire and Boston markets and does not materially impact the Company's service area.

     The portion of upstate New York within the Company's Central Region extends from Interstate 90 north to the Canadian border and from the Vermont border west to Interstate 81 and the eastern shore of Lake Ontario. This portion of New York includes Lake Placid, Lake George and Potsdam and encompasses approximately 15,500 square miles and a population of approximately
1.4 million residents. Four municipal Subtitle D landfills, including the Clinton County landfill operated by the Company, and one large volume incinerator are located in this area. The Company believes that certain segments of the Central Region will present opportunities for acquisitions and consolidations due to a trend toward privatization of landfills in this region.


     Eastern Region
     The Company's Eastern Region consists of the central and southern portions of Maine (including Bangor and Augusta). The Eastern Region market area encompasses approximately 15,000 square miles and has a population of approximately 840,000 residents. The Company established a market presence in Maine through the acquisition of the Sawyer Companies in December 1995. Through its Sawyer operations, the Company owns the SERF landfill located in Hampden, Maine, which processes ash, special waste and front end processing residue from a regional incinerator. In addition, the Company operates three transfer stations, and collects solid waste from commercial, industrial and residential customers. The Company's waste tire processing facility, located in Eliot, Maine, has the capacity to process approximately 3.5 million tires per year and generates tire derived fuel, which the Company sells to paper mills for consumption as a supplemental energy source for boiler fuel.

     Unlike the other states in the Company's existing market area, Maine has an aggressive incineration program and the Company believes that approximately 80% of the waste shed in the Company's market area is disposed of through incineration. However, approximately 45% of the tonnage delivered to incinerators is returned to landfills as ash and front end processing residue, and the Company believes it is the largest disposer of incinerated waste material in Maine. There are presently four incinerators and five Subtitle D landfills operating in Maine, including the landfill owned and operated by the Company. In addition, since 1989 Maine has had a moratorium on the development of commercial landfills that prohibits additional capacity from being built.


     Western Region
     The Western Region is comprised of the south central, western and southern tier of upstate New York (including Ithaca, Elmira, Horsehead, Corning and Watkins Glen) and the northern tier of Pennsylvania. Through the acquisition of the Superior Disposal Services companies in January 1997, the Company established its market presence in the Western Region. The Company operates five transfer stations and five collection operations, and collects solid waste from commercial, industrial and residential customers in the Western Region.

     The Company's Western Region encompasses approximately 27,000 square miles and has a population of approximately 2.4 million residents. Six municipal Subtitle D landfills and one privately-owned landfill are located in this area. The Company does not operate a landfill in the Western Region. The Company believes that municipal landfills in this region typically lack a sufficiently large captive waste stream to adequately offset the high operating costs of such landfills and, accordingly, that incentives exist for such landfills to be privatized. Privatization of landfills favors well-capitalized integrated operators, and creates opportunities for these operators to establish and consolidate waste sheds.


Operations
     The Company's operations include the ownership and/or operation of landfills, solid waste collection services, transfer stations, recycling services and tire processing and other services.

 Landfills
     The Company currently owns three Subtitle D landfill operations and operates a fourth Subtitle D landfill under a long-term lease arrangement with a county. All of the Company's operating landfills include leachate collection systems, groundwater monitoring systems and, where required, active methane gas extraction and recovery systems.

     In fiscal 1997, approximately 53% of the solid waste disposed of at the Company's landfills was delivered by the Company, and revenues from the Company's disposal operations accounted for approximately 20% of the Company's revenues.


     The following table provides certain information, as of July 31, 1997, regarding the landfills that the Company operates:



                                                     Total Remaining     Additional
                                                        Permitted        Permittable
                                                        Capacity          Capacity
         Landfill                  Location              (Tons)          (Tons)(1)
--------------------------   --------------------   -----------------   ------------
Clinton County (2)  ......   Schuyler Falls, NY        1,209,349         1,243,750
Waste USA (3) ............   Coventry, VT                354,760         2,000,000
SERF .....................   Hampden, ME                 261,487         2,606,500
NCES .....................   Bethlehem, NH               154,383         1,500,000

------------
(1) Permittable capacity is available capacity which cannot be utilized until a necessary permit is obtained.

(2) Operated pursuant to a capital lease expiring in 2021.

(3) The Company leases the airspace above this landfill under a lease which expires in 2001 and contains an option to renew.



     The Company regularly monitors the available permitted in-place disposal capacity at each of its landfills and evaluates whether to seek to expand this capacity. In making this evaluation, the Company considers various factors, including the volume of solid waste projected to be disposed of at the landfill, the size of the unpermitted capacity included in the landfill, the likelihood that the Company will be successful in obtaining the approvals and permits required for the expansion and the costs that would be involved in developing the expanded capacity. The Company also considers on an ongoing basis the extent to which it is advisable, in light of changing market conditions and/or regulatory requirements, to seek to expand or change the permitted waste streams at a particular landfill or to seek other permit modifications.

     The permitting process is lengthy, difficult and expensive, and is subject to substantial uncertainty and there can be no assurance that any such permits or expansion requests will be granted. Often, even when permits are granted, they are not granted until the landfill's remaining capacity is very low. There can be no assurance that the Company will be able to add additional disposal capacity when needed or, if added, that such capacity can be added on satisfactory terms or at its landfills where expansion is most immediately needed. If the Company is not able to add additional disposal capacity when and where needed, it may need to dispose of its collected waste at its other landfills or at landfills owned by others. Such a circumstance could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Limitations on Landfill Permitting and Expansion" and "--Comprehensive Government Regulation" and "--Potential Environmental Liability".


     Set forth below is certain information concerning the Company's landfills.

     Clinton County. The Clinton County landfill, located in Schuyler Falls, New York, is leased by the Company from Clinton County, New York pursuant to a 25-year capital lease which expires in 2021. The Company estimates, based on current usage levels, that the Clinton County landfill has permitted air space capacity remaining for approximately ten years of disposal. By the fall of 1997, the Company expects to file applications with state and county regulatory officials seeking to further expand the permitted landfill capacity. The Company believes that its expansion request, if granted, will provide it with up to ten additional years of permitted airspace capacity. See "--Property and Equipment".

     Waste USA. The Waste USA landfill is located in Coventry, Vermont and serves the northern two-thirds of Vermont. The Company owns the landfill and leases the permitted airspace capacity above the landfill through January 2001 with an option to renew the lease. The Company also has an option to purchase the company from which it leases the airspace. The Company estimates, based on current usage levels, that the Waste USA landfill has permitted air space capacity for approximately three years of disposal. The Company has filed an application to increase its permitted air space capacity at the Waste USA landfill. The Waste USA landfill is subject to state regulations and practices that generally do not allow permits for more than five years of expected annual capacity. See "--Property and Equipment".

     SERF. The SERF landfill is located in Hampden, Maine. The SERF landfill processes ash, special waste and front end processing residue (i.e., glass and other material segregated and disposed of separately from solid waste prior to incineration), for the Penobscot Energy Recovery Corporation's incinerator under a contract expiring in 2003. The Company estimates, based on current usage levels, that the SERF landfill has permitted air space capacity remaining for approximately three and one-half years of disposal. In late 1997, the Company expects to file an application for a permit to expand the capacity of the landfill in three phases. The Company believes that most elements of the first two of the three phases of its planned expansion are permittable under the grandfather provisions of local ordinances. Approval for the third phase of the Company's planned expansion will require the town of Hampden, Maine to amend a local ordinance. The Company may not succeed in its effort to amend that ordinance.

     NCES. The NCES landfill, located in Bethlehem, New Hampshire, serves the northern and central New Hampshire waste sheds and portions of the Maine and Vermont waste sheds. The Company estimates, based on current usage levels, that the NCES landfill has permitted airspace capacity remaining for approximately two and one-half years of disposal. In 1992, the town of Bethlehem adopted a zoning ordinance which precludes the "expansion of any existing landfills" which are not operated by the town. The Company is currently negotiating with the town for a change to the local zoning ordinance that would, subject to approval by town voters, allow the expansion of the Company's NCES landfill over the next 15 years. A similar proposed zoning ordinance change was defeated by town residents in March 1997, and it is not anticipated that another vote would take place until at least March 1998. There can be no assurance that the zoning ordinance changes will be approved by Bethlehem town voters. The Company has obtained the necessary state permit to expand its air space capacity, contingent on local approval. The Company believes that the proximity of the Waste USA landfill to the NCES landfill would enable the Company to redirect solid waste to the Waste USA landfill in the event that permitting takes longer than expected or if no expansion is allowed at NCES. If such redirection of solid waste is required, it may result in additional costs to the Company's operations.

     The Company also owns and/or operated five unlined landfills, which are not currently in operation. Three of these landfills have been closed and environmentally capped by the Company, and a fourth is in the final stages of obtaining governmental closure design approval. The Company has applied for a construction and demolition waste disposal permit at one of these sites. The fifth unlined landfill, a municipal landfill which is adjacent to the Subtitle D Clinton County landfill being operated by the Company, was operated by the Company from July 1996 through July 1997. The Company has initiated closure and capping activities at this landfill, which it expects to complete by the end of the second quarter of fiscal 1998, and is indemnified by Clinton County for environmental liabilities arising from such landfill prior to the Company's operation. See "Risk Factors--Comprehensive Government Regulation" and--Potential Environmental Liability".


     Once the permitted capacity of a particular landfill is reached, the landfill must be closed and capped if additional capacity is not authorized. See "Risk Factors--Potential Inadequacy of Accruals for Closure and Post-Closure Costs". The Company establishes reserves for the estimated costs associated with such closure and post-closure costs over the anticipated useful life of such landfill.


     Solid Waste Collection

     The Company's 22 solid waste collection operations served over 68,000 commercial, industrial and residential customers at July 31, 1997. In fiscal 1997, 65% of the volume collected by the Company's collection operations was disposed of at the Company's landfills. The Company's collection operations are generally conducted within a 125-mile radius of its landfills. A majority of the Company's commercial and industrial collection services are performed under one-to-three-year service agreements, and fees are determined by such factors as collection frequency, type of equipment and containers furnished, the type, volume and weight of the solid waste collected, the distance to the disposal or processing facility and the cost of disposal or processing. The Company's residential collection and disposal services are performed either on a subscription basis (i.e., with no underlying contract) with individuals, or under contracts with municipalities, homeowners associations, apartment owners or mobile home park operators. Revenues from collection operations accounted for approximately 64% of the Company's revenues in fiscal 1997. In fiscal 1997, no single collection customer individually accounted for more than 1% of the Company's revenues.


     Transfer Station Services

     The Company operated 31 transfer stations as of July 31, 1997, of which ten are owned by the Company and 21 are operated under three-to-ten year contracts with municipalities (except in the case of Clinton County, New York, where the contract is for 25 years). The transfer stations receive, compact and transfer solid waste collected primarily from the Company's various collection operations to larger Company-owned vehicles for transport to landfills. The Company believes that transfer stations benefit the Company by: (i) increasing the size of the waste shed which has access to the Company's landfills; (ii) reducing costs by improving utilization of collection personnel and equipment; and (iii) building relationships with municipalities that may lead to future business opportunities, including privatization of the municipality's waste management services. Revenues from transfer station services accounted for approximately 6% of the Company's revenues in fiscal 1997.



     Recycling Services
     The Company has positioned itself to provide recycling services to customers who are willing to pay for the cost of the recycling service. The proceeds generated from reselling the recycled materials are increasingly shared between the Company and its customers. In addition, the Company has adopted a pricing strategy of charging tipping fees for recycling volume received from third parties. By structuring its recycling service program in this way, the Company has sought to reduce its exposure to commodity price risk with respect to the recycled materials.

     The Company currently operates eight recycling processing facilities, located in Rutland, Burlington (two facilities), White River Junction and Montpelier, Vermont, Penn Yan and Schuyler Falls, New York and Hampden, Maine. The Company processes more than 20 classes of recyclable materials originating from the municipal solid waste stream, including cardboard, office paper, containers and bottles. The Company's recycling operations are concentrated principally in Vermont, as the public sector in other states in the Company's service area has taken primary responsibility for recycling efforts. As of June 30, 1997, the Company employed two commodity sales managers to develop end markets, and had 64 employees in the recycling facilities to support the processing of approximately 100,000 tons annually. Revenues from the collection, processing and sale of recyclable waste materials accounted for approximately 5% of the Company's revenues in fiscal 1997.


     Waste Tire Processing and Other Services
     The Company's waste tire processing facility, located in Eliot, Maine, has the capacity to process approximately 3.5 million tires per year and generates tire derived fuel, which the Company sells to paper mills for consumption as a supplemental energy source for boiler fuel. In June 1997, the Company was selected by the State of Maine to process an estimated 2.5 million tires over an 18-month period. The Company believes that its waste tire processing operation has benefitted from a favorable regulatory environment in Maine, where the state has mandated, and created financial incentives for, the cleanup of tire disposal centers, and from a strong market for tire derived fuel. Revenues from waste tire processing and other special services (consisting primarily of septic pumping and portable toilet services) accounted for approximately 4% of the Company's revenues in fiscal 1997.

Competition
     The solid waste management industry is highly competitive, fragmented, and requires substantial labor and capital resources. The Company competes with numerous solid waste management companies, many of which are significantly larger and have greater access to capital and greater financial, marketing or technical resources than the Company. Certain of the Company's competitors are large national companies that may be able to achieve greater economies of scale than the Company. The Company also competes with a number of regional and local companies. In addition, the Company competes with operators of alternative disposal facilities, including incinerators, and with certain municipalities, counties and districts that operate their own solid waste collection and disposal facilities. Public sector facilities may have certain advantages over the Company due to the availability of user fees, charges or tax revenues and the greater availability to them of tax-exempt financing. In addition, recycling and other waste reduction programs may reduce the volume of waste deposited in landfills.

     The Company competes for collection and disposal volume primarily on the basis of the price and quality of its services. From time to time, competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid municipal contract. These practices may also lead to reduced pricing for the Company's services or the loss of business.

     Competition exists within the industry not only for collection, transportation and disposal volume, but also for acquisition candidates. The Company generally competes for acquisition candidates with publicly owned regional and national waste management companies. See "Risk Factors--Highly Competitive Industry".


Marketing and Sales
     The Company has a coordinated marketing and sales strategy which is formulated at the corporate level and implemented at the divisional level. The Company markets its services locally through division managers and direct sales representatives who focus on commercial, industrial, municipal and residential customers. As of June 30, 1997, the Company had 21 division managers and 25 direct sales representatives. The Company also obtains new customers from referral sources, its general reputation and local market print advertising. Leads are also developed from new building permits, business licenses and other public records. Additionally, each division generally advertises in the yellow pages and other local business print media that cover its service area.

     Maintenance of a local presence and identity is an important aspect of the Company's marketing plan, and many of the Company's managers are involved in local governmental, civic and business organizations. The Company's name and logo, or, where appropriate, that of the Company's divisional operations, are displayed on all Company containers and trucks. Additionally, the Company attends and makes presentations at municipal and state conferences and advertises in governmental associations' membership publications.

     The Company markets its commercial, industrial and municipal services through its sales representatives who visit customers on a regular basis and make sales calls to potential new customers. These sales representatives receive a significant portion of their compensation based upon meeting certain incentive targets. The Company emphasizes providing quality services and customer satisfaction and retention, and believes that its focus on quality service will help retain existing and attract additional customers.


Property and Equipment
     The principal fixed assets used by the Company in connection with its landfill operations are its landfills which are described under "--Operations--Landfills". The three operating landfills owned by the Company are situated on sites owned by the Company.

     The Clinton County landfill is operated under a capital lease scheduled to expire in 2021. The Company is generally obligated under the lease to expand the landfill at its own cost, subject to market forces and demand. The Clinton County landfill is not permitted to receive waste from certain geographic regions in New York and has a permitted capacity of 125,000 tons per year. The tipping fee paid for waste generated in Clinton County is fixed for 25 years subject to limited inflation increases during the term of the lease. During fiscal 1997, approximately 26% (by tonnage) of the solid waste disposed of at the Clinton County landfill was generated in Clinton County.

     Under the lease, the Company is responsible for operating the landfill in compliance with all applicable environmental laws, including without limitation, possessing and complying with all necessary permits and licenses. The Company must indemnify the County for all liabilities resulting from any violations of those laws (exclusive of violations based on pre-existing conditions, which remain the responsibility of the County and with respect to which the County indemnifies the Company). In addition, the Company is responsible for the composition of waste deposited at the landfill during the lease term, regardless of the Company's knowledge or monitoring efforts. The lease gives the Company full physical and managerial control over an unlined landfill on the site, which was operated by the Company from July 1996 through July 1997, while the lined landfill was under construction. Clinton County has agreed to indemnify the Company for environmental liabilities arising from the unlined landfill prior to its operation by the Company. The Company is responsible for the closure of the unlined landfill, and post-closure care is the responsibility of the County. The Company is also responsible for performing certain cleanup work with respect to the unlined landfill and has agreed to absorb the resulting costs subject to satisfactory construction of the lined portion. The Company is responsible for both closure and post-closure care with respect to the lined landfill upon exhaustion of the corresponding airspace. See "--Operations; Landfills; Clinton County".

     The Company owns the Waste USA landfill and leases the permitted airspace capacity above the landfill under a lease which is scheduled to expire in 2001 and which is extendable for an additional six years. The lease payments are made quarterly in an amount equal to the greater of (a) the rate of $3.75 per ton of all solid waste accepted at the landfill, as adjusted, or (b) $33,000. In addition, the Company has been granted options: (i) to purchase all of the stock of the lessor for $300,000; (ii) to purchase the leased airspace for $300,000; or (iii) to extend the term of the lease for the remaining permitted life of the landfill operation for $300,000. The Company may exercise the option at any time between May 23, 1998 and January 25, 2001.

     Other than the landfills, the principal fixed assets used by the Company at June 30, 1997 in its solid waste collection and landfill operations include approximately 511 collection vehicles, 65 pieces of heavy equipment and 62 support vehicles. Transfer station operations include 31 transfer stations, 10 of which are owned and 21 of which are leased under agreements expiring between 1998 and 2021.

     The Company utilizes eight recycling processing facilities in its service areas, of which six are owned and two are leased or operated under agreements expiring between 1999 and 2021.

     The Company owns and operates a 46-acre tire processing facility located in Eliot, Maine, consisting of storage facilities, tire shredding machines and a scale and receiving area.

     The Company's facility in Rutland, Vermont, consisting of approximately 10,000 square feet utilized for hauling and maintenance operations and the Company's headquarters, and its recycling processing facility and office, located in Montpelier, Vermont, consisting of an aggregate of approximately 24,000 square feet, are leased from Casella Associates, a company owned by John and Douglas Casella. See "Certain Transactions".


Employees

     At July 31, 1997, the Company employed 891 full-time employees, including approximately 51 professionals or managers, approximately 769 employees involved in collection, transfer and disposal operations, and 71 sales, clerical, data processing or other administrative employees. None of the Company's employees are represented by unions. The employees of SDS of PA, Inc., located in Wellsboro, Pennsylvania, which the Company acquired in January 1997, recently rejected a measure to select a union to represent the employees in labor negotiations with management. The Company is aware of no other organizational efforts among its employees. Through a labor utilization agreement, the Company utilizes the services of Clinton County employees at the Clinton County landfill. The Clinton County employees are represented by a labor union. The Company believes that its relations with its employees are good.

Risk Management, Insurance and Performance or Surety Bonds

     The Company does not maintain insurance policies with respect to its exposure for environmental liability. The Company actively maintains environmental and other risk management programs which it believes are appropriate for its business. The Company's environmental risk management program includes evaluating existing facilities, as well as potential acquisitions, for environmental law compliance and operating procedures. The Company also maintains a worker safety program which encourages safe practices in the workplace. Operating practices at all Company operations stress minimizing the possibility of environmental contamination and litigation.

     The Company carries a range of insurance intended to protect its assets and operations, including a commercial general liability policy and a property damage policy. A partially or completely uninsured claim against the Company (including liabilities associated with cleanup or remediation at its own facilities) if successful and of sufficient magnitude, could have a material adverse effect on the Company's business, financial condition and results of operations. Any future difficulty in obtaining insurance could also impair the Company's ability to secure future contracts, which may be conditioned upon the availability of adequate insurance coverage.


     Municipal solid waste collection contracts and landfill closure obligations may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. The Company has not experienced difficulty in obtaining performance or surety bonds or letters of credit for its current operations. Under the Company's credit facility, the Company has access to up to $10.0 million in aggregate letters of credit. At July 31, 1997, performance or surety bonds, letters of credit and restricted cash of approximately $9.6 million were outstanding in favor of customers and various regulatory authorities to secure the Company's obligations. If the Company were unable to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, it may be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits. See "Risk Factors--Inability to Obtain Performance or Surety Bonds, Letters of Credit or Insurance".



Regulation

     Introduction
     The Company is subject to extensive and evolving Federal, state and local environmental laws and regulations which have become increasingly stringent in recent years. The environmental regulations affecting the Company are administered by the EPA and other Federal, state and local environmental, zoning, health and safety agencies. The Company believes that it is currently in substantial compliance with applicable Federal, state and local environmental laws, permits, orders and regulations, and it does not currently anticipate any material environmental costs to bring its operations into compliance (although there can be no assurance in this regard). The Company anticipates there will continue to be increased regulation, legislation and regulatory enforcement actions related to the solid waste services industry. As a result, the Company attempts to anticipate future regulatory requirements and to plan accordingly to remain in compliance with the regulatory framework.

     In order to transport solid waste, it is necessary for the Company to possess and comply with one or more permits from state or local agencies. These permits also must be periodically renewed and may be modified or revoked by the issuing agency.

     The principal Federal, state and local statutes and regulations applicable to the Company's various operations are as follows:


     The Resource Conservation and Recovery Act of 1976 ("RCRA")
     RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous if they (i) either (a) are specifically included on a list of hazardous wastes, or (b) exhibit certain characteristics defined as hazardous; and (ii) are not specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of nonhazardous waste.


     Among the wastes that are specifically designated as nonhazardous are household waste and "special" waste, including items such as petroleum contaminated soils, asbestos, foundry sand, shredder fluff and most nonhazardous industrial waste products.

     The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. The Subtitle C Regulations impose obligations on generators, transporters and disposers of hazardous wastes, and require permits that are costly to obtain and maintain for sites where such material is treated, stored or disposed. Subtitle C requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modelled on some or all of the Subtitle C provisions issued by the EPA. Some state regulations impose different, additional obligations.

     The Company is currently not involved with transportation or disposal of hazardous substances (as defined in CERCLA) in concentrations or volumes that would classify those materials as hazardous wastes. However, the Company has transported hazardous substances in the past and very likely will remain involved with hazardous substance transportation and disposal in the future to the extent that materials defined as hazardous substances under CERCLA are present in consumer goods in the waste streams of its customers.

     In October 1991, the EPA adopted the Subtitle D Regulations governing solid waste landfills. The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill sites meet more stringent liner design criteria (typically, composite soil and synthetic liners or two or more synthetic liners) intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system. The Subtitle D Regulations also require, where certain regulatory thresholds are exceeded, that facility owners or operators control emissions of methane gas generated at landfills in a manner intended to protect human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed by the EPA upon landfill owners and operators in that state. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills within the state comply with the Subtitle D Regulations criteria. Various states in which the Company operates or in which it may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D Regulations.


     The Federal Water Pollution Control Act of 1972
     The Federal Water Pollution Control Act of 1972, as amended ("Clean Water Act"), regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. If run-off from the Company's transfer stations or if run-off or collected leachate from the Company's owned or operated landfills is discharged into streams, rivers or other surface waters, the Clean Water Act would require the Company to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with the EPA's storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. The Company believes that its facilities are in compliance in all material respects with Clean Water Act requirements.

     The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA")

     CERCLA established a regulatory and remedial program intended to provide for the investigation and cleanup of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, as well as the generators of the hazardous substances and the transporters who arranged for disposal or transportation of the hazardous substances. In addition, CERCLA also imposes liability for the cost of evaluating and remedying any damage done to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend upon the existence or disposal of "hazardous waste" as defined by RCRA, but can also be founded upon the existence of even very small amounts of the more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If the Company were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold the Company, or any other generator, transporter or the owner or operator of the contaminated facility, responsible for all investigative and remedial costs even if others may also be liable. CERCLA also authorizes the imposition of a lien in favor of the United States upon all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA provides a responsible party with the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. The Company's ability to get others to reimburse it for their allocable shares of such costs would be limited by the Company's ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties.



     The Clean Air Act
     The Clean Air Act generally, through state implementation of Federal requirements, regulates emissions of air pollutants from certain landfills based upon the date of the landfill construction and volume per year of emissions of regulated pollutants. The EPA has proposed new source performance standards regulating air emissions of certain regulated pollutants (methane and non-methane organic compounds) from municipal solid waste landfills. Landfills located in areas that do not comply with certain requirements of the Clean Air Act may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials.

     All of the Federal statutes described above contain provisions authorizing, under certain circumstances, the institution of lawsuits by private citizens to enforce the provisions of the statutes. In addition to a penalty award to the United States, some of those statutes authorize an award of attorney's fees to parties successfully advancing such an action.


     The Occupational Safety and Health Act of 1970 ("OSHA")
     OSHA establishes employer responsibilities and authorizes the promulgation by the Occupational Safety and Health Administration of occupational health and safety standards, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various of those promulgated standards may apply to the Company's operations, including those standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.


     State and Local Regulations
     Each state in which the Company now operates or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Some of those liens may take priority over previously filed instruments. Furthermore, many municipalities also have local ordinances, laws and regulations affecting Company operations. These include zoning and health measures that limit solid waste management activities to specified sites or conduct, flow control provisions that direct the delivery of solid wastes to specific facilities or to facilities in specific areas, laws that grant the right to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of solid wastes into a municipality.

     Certain permits and approvals may limit the types of waste that may be accepted at a landfill or the quantity of waste that may be accepted at a landfill during a given time period. In addition, certain permits and approvals, as well as certain state and local regulations, may limit a landfill to accepting waste that originates from specified geographic areas or seek to restrict the importation of out-of-state waste or otherwise discriminate against out-of-state waste. Generally, restrictions on importing out-of-state waste have not withstood judicial challenge. However, from time to time Federal legislation is proposed which would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. Although such legislation has not been passed by Congress, if this or similar legislation is enacted, states in which the Company operates landfills could limit or prohibit the importation of out-of-state waste. Such state actions could materially adversely affect the business, financial condition and results of operations of landfills within those states that receive a significant portion of waste originating from out-of-state.

     In addition, certain states and localities may for economic or other reasons restrict the export of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. In 1994, the U.S. Supreme Court held unconstitutional, and therefore invalid, a local ordinance that sought to impose flow controls on taking waste out of the locality. However, certain state and local jurisdictions continue to seek to enforce such restrictions and, in certain cases, the Company may elect not to challenge such restrictions. In addition, the aforementioned proposed Federal legislation would allow states and localities to impose certain flow control restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may materially adversely affect the Company's ability to operate its landfills and/or affect the prices that can be charged for landfill disposal services. These restrictions may also result in higher disposal costs for the Company's collection operations. If the Company were unable to pass such higher costs through to its customers, the Company's business, financial condition and results of operations could be materially adversely affected.

     There has been an increasing trend at the Federal, state and local levels to mandate or encourage both waste reduction at the source and waste recycling, and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as yard wastes, leaves and tires. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could affect the Company's ability to operate its landfill facilities.


Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving Federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke, or to deny renewal of, an operating permit held by the Company. In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, there is no current proceeding or litigation involving the Company that it believes will have a material adverse effect upon the Company's business, financial condition and results of operations.

                                  MANAGEMENT


Executive Officers, Directors and Certain Key Employees

     The executive officers, directors and certain key employees of the Company and their ages as of July 31, 1997 are as follows:



Name                                     Age    Position
-------------------------------------   -----   ------------------------------------------------
    Executive Officers and Directors
    John W. Casella (1)                 46      President, Chief Executive Officer, Chairman of
                                                the Board of Directors and Secretary
    Douglas R. Casella                  41      Vice Chairman of the Board of Directors
    James W. Bohlig                     51      Senior Vice President and Chief Operating
                                                Officer, Director
    Jerry S. Cifor                      36      Vice President and Chief Financial Officer,
                                                Treasurer
    John F. Chapple III (2)             56      Director
    Michael F. Cronin (1)(2)            43      Director
    Kenneth H. Mead                     39      Director
    Gregory B. Peters (1)(2)            51      Director
    C. Andrew Russell (1)               55      Director
    Other Key Employees
    Robert G. Banfield, Jr.             35      Vice President, Hauling Operations
    Michael P. Barrett                  43      Vice President, Transportation and Recycling
    Christopher M. DesRoches            39      Vice President, Sales and Marketing
    Joseph S. Fusco                     33      Vice President, Communications
    Michael Holmes                      42      Regional Vice President
    Larry B. Lackey                     36      Vice President, Permits, Compliance and
                                                Engineering
    Alan N. Sabino                      37      Regional Vice President
    Gary Simmons                        47      Vice President, Fleet Management
    Patrick J. Strauch                  39      Regional Vice President
    Michael J. Viani                    42      Vice President, Business Development



----------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.


     John W. Casella has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since 1993, and has been Chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Mr. Casella has actively supervised all aspects of Company operations since 1976, sets overall corporate policies, and serves as chief strategic planner of corporate development. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governor of Vermont on solid waste issues. Mr. Casella was an executive officer and director of Meridian Group, Inc. See "Certain Transactions" for a discussion of the Meridian bankruptcy. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.

     Douglas R. Casella founded the Company in 1975, and has been a director of the Company since that time. He has served as Vice Chairman of the Board of Directors of the Company since 1993 and has been President of Casella Waste Management, Inc. since 1975. Since 1989, Mr. Casella has been President of Casella Construction, a company owned by Mr. Casella and John W. Casella which specializes in general contracting, soil excavation and related heavy equipment work. See "Certain Transactions". Mr. Casella attended the University of Wisconsin's College of Engineering continuing education programs in sanitary landfill design, ground water remediation, landfill gas and leachate management and geosynthetics. Mr. Casella is the brother of John W. Casella.

     James W. Bohlig joined the Company as Senior Vice President and Chief Operating Officer in 1993 with primary responsibility for business development, acquisitions and operations. Mr. Bohlig has served as a director of the Company since 1993. From 1989 until he joined the Company, Mr. Bohlig was Executive Vice President and Chief Operating Officer of Russell Corporation, a general contractor and developer based in Rutland, Vermont. In addition, Mr. Bohlig was the President and a director of Meridian Group, Inc. See "Certain Transactions" for a discussion of the Meridian bankruptcy. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.

     Jerry S. Cifor joined the Company as Chief Financial Officer in January 1994. From 1992 to 1993, Mr. Cifor was Vice President and Chief Financial Officer of Earthwatch Waste Systems, a waste management company based in Buffalo, New York. From 1986 to 1991, Mr. Cifor was employed by Waste Management of North America, Inc., a waste management company, in a number of financial and operational management positions. Mr. Cifor is a certified public accountant and was with KPMG Peat Marwick from 1983 until 1986. Mr. Cifor is a graduate of Hillsdale College with a Bachelor of Arts in Accounting.

     John F. Chapple III has served as a director of the Company since 1994. From August 1989 to July 1994, Mr. Chapple was President and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which was purchased by the Company in May 1994. Mr. Chapple is a graduate of Denison University and holds a Bachelor of Arts in Economics.

     Michael F. Cronin has served as a director of the Company since December 1995. Mr. Cronin has been a general partner of Weston Presidio Management Company, a venture capital management firm, since 1991. Mr. Cronin is a graduate of Harvard College and holds an M.B.A. from the Harvard Graduate School of Business Administration.

     Kenneth H. Mead has served as a director of the Company since January 1997. Mr. Mead has served since January 1997 as President of Materials Exchange Corporation, a consulting firm. From 1986 to January 1997, Mr. Mead was the President and principal stockholder of Superior Disposal Services, Inc. and certain related companies, the assets of which were acquired by the Company in January 1997.

     Gregory B. Peters has served as a director of the Company since 1993. Mr. Peters has been a General Partner of Vermont Venture Capital Partners, L.P., a venture capital fund, since April 1988, and a General Partner of North Atlantic Capital Partners, L.P., a venture capital fund, since July 1987. Since June 1986, Mr. Peters has served as Vice President and Treasurer of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters is a graduate of Harvard College and holds an M.B.A. from the Harvard Graduate School of Business Administration.

     C. Andrew Russell has served as a director of the Company since 1993. Since 1987, Mr. Russell has been Vice Chairman of Russell, Rea, Zappala & Gomulka Holdings, Inc. ("RRZ&G"), a Pittsburgh-based investment banking holding company founded by Mr. Russell. RRZ&G is the parent company of National Waste Industries, Inc. which specializes in the project development and financing of waste-related projects. Mr. Russell is a graduate of the University of Missouri.

     Other Key Employees of the Company:

     Robert G. Banfield, Jr. has served as Vice President, Hauling Operations of the Company since 1988. Mr. Banfield is a graduate of Merrimack College.

     Michael P. Barrett has served as Vice President, Transportation and Recycling of the Company since January 1997. From June 1991 to January 1997, Mr. Barrett served as the Company's Division Manager for Transfer Stations, Recycling and Rutland Hauling.

     Christopher M. DesRoches has served as Vice President, Sales and Marketing of the Company since November 1996. From January 1989 to November 1996, he was a regional vice president of sales of Waste Management, Inc., a solid waste company. Mr. DesRoches is a graduate of Arizona State University.

     Joseph S. Fusco has served as Vice President, Communications of the Company since January 1995. From January 1991 through January 1995, Mr. Fusco was self-employed as a corporate and political communications consultant. Mr. Fusco is a graduate of the State University of New York at Albany.

     Michael Holmes has served as Regional Vice President of the Company since January 1997. From November 1995 to January 1997, Mr. Holmes was Vice President of Superior Disposal Services, Inc., which was acquired by the Company on January 1997. From November 1993 to November 1995, he was Superintendent of Recycling and Solid Waste for the town of Weston, Massachusetts Solid Waste Department where he managed all aspects of the town's recycling and solid waste services. From June 1983 to October 1992, he served as the Division Manager of all divisions in the Binghamton, N.Y. area and the Boston, Massachusetts area for Laidlaw Waste Services, Inc. Mr. Holmes is a graduate of Broome Community College.

     Larry B. Lackey joined the Company in 1993 and has served as Vice President, Permits, Compliance and Engineering since 1995. From 1984 to 1993, Mr. Lackey was an Associate Engineer for Dufresne-Henry, Inc., an engineering consulting firm. Mr. Lackey is a graduate of Vermont Technical College.

     Alan N. Sabino has served as Regional Vice President of the Company since July 1996. From 1995 to July 1996, Mr. Sabino served as a Division President of Waste Management, Inc. From 1989 to 1994, he served as Regional Operations Manager for Chambers Development Company, Inc., a waste management company. Mr. Sabino is a graduate of Pennsylvania State University.

     Gary Simmons joined the Company in May 1997 as Vice President, Fleet Management. From 1995 to May 1997, Mr. Simmons served as National and Regional Fleet Service Manager for USA Waste Services, Inc., a waste management company. From 1977 to 1995, Mr. Simmons served in various fleet maintenance and management positions for Chambers Development Company, Inc.

     Patrick J. Strauch has served as Regional Vice President of the Company since January 1996. From 1993 to January 1996, Mr. Strauch was General Manager of the Transportation Division of Sawyer Environmental Services, which was acquired by the Company in January 1996. From January 1991 to August 1993, Mr. Strauch served as Bangor District Manager for Browning Ferris Industries and was responsible for the management of transportation and collection services. Mr. Strauch is a graduate of the University of Maine.

     Michael J. Viani joined the Company in 1994, and has served as Vice President, Business Development since 1995. From 1990 to 1994, Mr. Viani served as Manager of Business Development with Consumat Sanco, Inc., the owner of the Company's NCES landfill, which the Company purchased in 1994. Mr. Viani is a graduate of Middlebury College and of the University of Massachusetts.

     See "Certain Transactions" and "Principal and Selling Stockholders" for certain information concerning the Company's directors and executive officers.

Election of Directors

     The holders of Class A Common Stock, voting separately as a class, will at all times be entitled to elect at least one director. Mr. Michael F. Cronin is the designee of the holders of Class A Common Stock.


     Messrs. John W. Casella, Douglas R. Casella, James W. Bohlig, Gregory B. Peters, C. Andrew Russell and John F. Chapple, III were elected to the Board of Directors pursuant to the 1995 Stockholders Agreement between the Company and certain of its stockholders. The 1995 Stockholders Agreement terminates upon completion of this Offering. See "Risk Factors--Control by Casellas and Anti-Takeover Effect of Class B Common Stock" and "Description of Capital Stock".


     Following this Offering, the Board of Directors will be divided into three classes, each of whose members will serve for a staggered three-year term. Messrs. Douglas R. Casella, Michael F. Cronin and Kenneth H. Mead will serve in the class whose term expires in 1998; Messrs. James W. Bohlig, Gregory B. Peters and C. Andrew Russell will serve in the class whose term expires in 1999; and Messrs. John W. Casella and John F. Chapple III will serve in the class whose term expires in 2000. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.


Compensation of Directors

     The Company reimburses non-employee directors for expenses incurred in attending Board meetings. Non-employee directors of the Company will receive stock options under the Company's 1997 Non-Employee Director Stock Option Plan (the "Directors' Plan"), which will become effective upon the date of this Prospectus. The Directors' Plan provides that each non-employee director will receive an automatic grant of a nonqualified stock option to purchase 5,000 shares of Class A Common Stock upon initial election to the Board of Directors (vesting in three equal installments on each of the three anniversaries following the date of grant). An option to purchase 2,000 shares of Class A Common Stock will be granted to each incumbent non-employee director on the date of each annual meeting of stockholders beginning with the 1998 annual meeting (vesting in three equal annual installments beginning on the first anniversary of the date of grant). Options granted under the Directors' Plan expire ten years from the date of grant. The option price for options granted under the Directors' Plan is equal to the fair market value of a share of Class A Common Stock as of the date of grant. The Company has reserved a total of 50,000 shares of Class A Common Stock for issuance under the Directors' Plan, all of which are currently available for future grant.


Board Committees

     The Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee, which consists of Messrs. John W. Casella, Michael F. Cronin, Gregory B. Peters and C. Andrew Russell, reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the Company, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company. The Stock Plan Subcommittee of the Compensation Committee, consisting of Messrs. Cronin, Peters and Russell will administer the issuance of stock options and other awards under the Company's stock option plans to the Company's executive officers. The Audit Committee, which consists of Messrs. Chapple, Cronin and Peters, reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.



Executive Compensation

     The following table sets forth, for the fiscal year ended April 30, 1997, the cash compensation paid and shares underlying options granted to (i) the Company's Chief Executive Officer, and (ii) each of the other executive officers who received annual compensation in excess of $100,000 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                    Long-Term
                                                                                   Compensation
                                                                                ------------------
                                                Annual Compensation                   Awards
                                      ---------------------------------------   ------------------
                                                                Other Annual        Securities         All Other
                                        Salary       Bonus      Compensation        Underlying        Compensation
                                         ($)          ($)           ($)          Options/SARs (#)         ($)
                                      ----------   ---------   --------------   ------------------   -------------
John W. Casella, President, Chief
 Executive Officer and Chairman  ..   $136,141     $45,000     $   22,755(1)          20,000          $   985(2)
James W. Bohlig, Senior Vice
 President and Chief Operating
 Officer   ........................   $126,538     $45,000             --             30,000               --
Jerry S. Cifor, Vice President and
 Chief Financial Officer  .........   $107,692     $38,000             --             16,000          $   838(2)

------------
(1) Consists of life insurance premiums paid by the Company on behalf of the Named Executive Officer.

(2) Consists of amount paid by the Company to the Named Executive Officer's account in the Company's 401(k) Plan.


Stock Options

     The following table contains information concerning the grant of options to purchase shares of the Company's Class A Common Stock to each of the Named Executive Officers of the Company during the fiscal year ended April 30, 1997:


                       Option Grants in Last Fiscal Year


                                                                                             Potential
                                                                                             Realizable
                                                                                          Value at Assumed
                                                                                          Annual Rates of
                                                                                         Stock Appreciation
                                Number of     Percent of                                     for Option
                                Securities   Total Options                                   Term($)(2)
                                Underlying    Granted To                                ------------------
                                 Options     Employees in   Exercise Price   Expiration
                                 Granted     Fiscal Year     ($/Share)(1)      Date         5%        10%
                               ------------ -------------- ---------------- ----------- ---------- ---------
John W. Casella, President,
 Chief Executive Officer       10,000(3)         2.4%           $ 5.08       5/1/2001    $ 14,035   $ 31,014
 and Chairman  ............... 10,000(4)         2.4%           $12.50       2/1/2007    $ 78,612   $199,218
James W. Bohlig,
 Senior Vice President and     15,000(3)         3.6%           $ 4.61       5/1/2006    $ 43,488   $110,207
 Chief Operating Officer   ... 15,000(4)         3.6%           $12.50       2/1/2007    $117,918   $298,827
Jerry S. Cifor,
 Vice President and            8,000(3)          1.9%           $ 4.61       5/1/2006    $ 23,194   $ 58,777
 Chief Financial Officer   ... 8,000(4)          1.9%           $12.50       2/1/2007    $ 62,889   $159,374


------------
(1) All options were granted at or above fair market value as determined by the Board of Directors on the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Class A Common Stock over the term of the options. The potential realizable values set forth above do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future price of the Class A Common Stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed annualized rates of stock price appreciation over the exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of the future price of the Class A Common Stock on any date. There is no representation either express or implied that the stock price appreciation rates for the Class A Common Stock assumed for purposes of this table will actually be achieved.

(3) Options vested immediately on date of grant.

(4) Each option vests one-third immediately, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.


Fiscal Year-End Option Values

     The following table sets forth information for each of the Named Executive Officers with respect to the value of options outstanding as of April 30, 1997. None of the Named Executive Officers exercised options in fiscal 1997.


                    Aggregated Fiscal Year-End Option Values



                                               Number of Securities
                                                    Underlying               Value of Unexercised
                                              Unexercised Options at         In-The-Money Options
                                                April 30, 1997 (#)         at April 30, 1997 ($)(1)
                                           ----------------------------- ----------------------------
                                            Exercisable   Unexercisable   Exercisable   Unexercisable
                                           ------------- --------------- ------------- --------------
 John W. Casella, President, Chief
   Executive Officer and Chairman   ......    148,334         6,666        $2,080,869     $23,331
 James W. Bohlig, Senior Vice President
   and Chief Operating Officer   .........    300,000        10,000        $4,381,350     $35,000
 Jerry S. Cifor, Vice President and Chief
   Financial Officer    ..................    126,667         5,334        $1,772,452     $18,684


------------

(1) There was no public trading market for the Class A Common Stock as of April 30, 1997. Accordingly, as permitted by the rules of the Commission, these values have been calculated on the basis of the fair market value of the Company's Class A Common Stock as of April 30, 1997 of $16.00 per share, as determined by the Board of Directors, less the aggregate exercise price.



Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee of the Company's Board of Directors are Messrs. John W. Casella, Michael F. Cronin, Gregory B. Peters and C. Andrew Russell. Mr. Casella will abstain from Compensation Committee decisions regarding his own compensation. Mr. Casella has served as President and Chief Executive Officer of the Company since 1993.


     In connection with the sale by the Company of its Series D Convertible Preferred Stock in December 1995, the Company entered into a Management Services Agreement with BCI Growth III, L.P., North Atlantic Venture Fund, L.P. and Vermont Venture Capital Fund, L.P., all of whom are stockholders of the Company. Under the Management Services Agreement, the Company agreed to pay a management fee of approximately $22,300 per month in consideration of certain advisory services provided by such stockholders to the Company. Amounts due under the agreement are not payable until the occurrence of a liquidity event, including the closing of this Offering. As of July 31, 1997, the Company had accrued approximately $427,000 related to such management fee. Gregory B. Peters, a director of the Company, is affiliated with North Atlantic Venture Fund, L.P. and The Vermont Venture Capital Fund, L.P.

     The Company has from time to time engaged Casella Construction, Inc., a company owned by John and Douglas Casella, both executive officers, directors and significant stockholders of the Company, to provide construction services for the Company. In each of the fiscal years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid Casella Construction, Inc. $339,138, $1,236,435, $2,155,618 and $840,500, respectively.
The Company has engaged Casella Construction, Inc. to close and cap the Clinton County unlined landfill. The amount to be paid to Casella Construction, Inc. for this project is expected to be $2,465,000, of which $497,000 and $630,000 was paid in the fiscal year ended April 30, 1997 and the three months ended July 31, 1997, respectively. In addition, the Company expects to pay an additional $1.6 million to Casella Construction, Inc. to close and cap a portion of the NCES landfill.

     In August 1993, the Company entered into three real estate leases with Casella Associates, a Vermont partnership owned by John and Douglas Casella, relating to facilities occupied by the Company. One of these leases was terminated in fiscal 1997, for which the Company paid Casella Associates $191,869. The remaining leases, relating to the Company's Rutland and Montpelier, Vermont facilities, call for aggregate monthly payments of approximately $18,000 and expire in April 2003. These leases have been classified by the Company as capital leases for financial reporting purposes. The lease agreements relating to the Rutland and Montpelier properties provide that if such agreements are terminated prior to their respective lease terms, either Casella Associates or the Company must pay to Albank, an amount which represents 41.9% and 42.9%, respectively, of the then outstanding principal balance (which on July 31, 1997 was $968,864), on a term loan made by Albank to Casella Associates. In fiscal 1997, the Company purchased the land that is the site of the Company's current Middlebury, Vermont facility from Casella Associates for $122,000. In addition, the Company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bears rent at $950 per month and expires in 1999. In each of the years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid Casella Associates an aggregate of $266,255, $263,400, $558,380 and $56,250, respectively.

     The Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John and Douglas Casella which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In each of the years ended April 30, 1995, 1996 and 1997, the Company paid $11,758, $14,502 and $9,605, respectively, pursuant to this arrangement. The Company made no payments pursuant to this arrangement for the three months ended July 31, 1997. The Company has accrued $107,791 for costs associated with its post-closure obligations. There can be no assurance that such accruals will be adequate to meet such obligations.

     In connection with the settlement of certain litigation naming the Company, four of its subsidiaries, Messrs. James W. Bohlig and John W. and Douglas R. Casella and one unrelated person as defendants, the Company has agreed to pay an aggregate of $450,000 plus approximately $200,000 in legal expenses incurred by the defendants. The lawsuit was brought derivatively in the name of Meridian Group, Inc. ("Meridian"), a Vermont corporation engaged in alternative energy project development which has been inactive since 1993, of which Messrs. Bohlig and John Casella were officers, directors and stockholders, as well as individually in the names of the plaintiffs, who were also stockholders of Meridian. In response to the lawsuit, in an effort to expedite adjudication, a majority of Meridian's directors, including Messrs. Bohlig and John Casella, voted to place Meridian into bankruptcy, and Meridian filed a petition under Chapter 7 of the Federal Bankruptcy Code ("Chapter 7"). The lawsuit was subsequently removed to the United States Bankruptcy Court for the District of Vermont. On July 14, 1997, the bankruptcy court approved the settlement. Messrs. John Casella and Bohlig were officers and directors of Meridian at the time Meridian filed the petition under Chapter 7.



Benefit Plans

 1997 Stock Incentive Plan

     The 1997 Stock Incentive Plan (the "1997 Incentive Plan") permits the Company to grant incentive stock options, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based on certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights (collectively, "Awards"). Awards consisting of stock options may not be granted at an exercise price which is less than 100% of the fair market value of the Class A Common Stock on the date of grant and may not be granted for a term in excess of ten years. Subject to adjustment in the event of stock splits and other similar events, awards may be made under the 1997 Incentive Plan for up to the sum of
(i) 1,308,500 shares of Class A Common Stock, plus (ii) such additional number of shares of Class A Common Stock as is equal to the aggregate number of shares which remain available subject to awards granted under the Terminated Plans (as defined below) which are not actually issued because such awards expire or otherwise result in shares not being issued.


     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries will be eligible to receive Awards under the 1997 Incentive Plan. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Incentive Plan may not exceed 200,000 shares per calendar year.

     The 1997 Incentive Plan is administered by the Compensation Committee of the Board of Directors, provided that the Stock Plan Subcommittee will administer the issuance of awards to the Company's executive officers. The Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Incentive Plan and to interpret the provisions of the 1997 Incentive Plan. The Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable; (ii) the exercise price of options (which may not be less than 100% of fair market value on the date of grant); (iii) the duration of options (which may not exceed ten years); and (iv) the number of shares of Class A Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors is required to make appropriate adjustments in connection with the 1997 Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Incentive Plan), outstanding Awards will be assumed unless the acquiring or succeeding corporation does not agree to asssume such options, in which case the Board of Directors is authorized to provide for outstanding options to be substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Incentive Plan.



     Other Stock Option Plans

     The Company has previously granted options to purchase shares of Class A Common Stock pursuant to the 1993 Incentive Stock Option Plan, the 1994 Nonstatutory Stock Option Plan and the 1996 Stock Option Plan (collectively, the "Terminated Plans"). In connection with the adoption of the Company's 1997 Incentive Stock Option Plan, the Company has ceased granting options under these plans; however, all stock options granted prior to the effectiveness of the 1997 Incentive Stock Option Plan will remain outstanding in accordance with their terms and the terms of the respective plans under which they were granted.


     As of July 31, 1997, options to purchase an aggregate of 1,377,635 shares of Class A Common Stock, with a weighted average exercise price of $6.21 per share, were outstanding under the Terminated Plans.


     Employee Stock Purchase Plan

     The Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") will become effective upon the date of this Prospectus. The 1997 Purchase Plan is intended to allow eligible participating employees an opportunity to purchase shares of Class A Common Stock at a discount. A maximum of 300,000 shares of Class A Common Stock will be available for issuance under the 1997 Purchase Plan. The 1997 Purchase Plan will be administered by the Compensation Committee of the Board of Directors. All employees of the Company, except employees who own five percent or more of the Company's stock, whose customary employment is more than 20 hours per week and who have been employed by the Company for at least six months, are eligible to participate in the 1997 Purchase Plan. To participate in the 1997 Purchase Plan, an employee must authorize the Company to deduct an amount (up to ten percent of a participant's regular pay) from his or her pay during six-month periods commencing on May 1 and November 1 of each year (each a "Payment Period"), beginning November 1, 1997. The maximum number of shares of Class A Common Stock that an employee may purchase in any Payment Period is determined by applying the formula stated in the 1997 Purchase Plan. The exercise price for the option for each Payment Period is 85% of the lesser of the average market price of the Company's Class A Common Stock on the first or last business day of the Payment Period. If an employee is not a participant on the last day of the Payment Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee's rights under the 1997 Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

 Non-Employee Director Stock Option Plan

     The Directors' Plan will become effective upon the date of this Prospectus. The Directors' Plan provides for the grant of options to purchase a maximum of 50,000 shares of Class A Common Stock of the Company to non-employee directors of the Company. The Directors' Plan is administered by the Board of Directors. The Directors' Plan provides that each non-employee director will receive an automatic grant of a nonqualified stock option to purchase 5,000 shares of Class A Common Stock upon initial election to the Board of Directors (vesting in three equal installments on each of the three anniversaries following the date of grant). An option to purchase 2,000 shares of Class A Common Stock will be granted to each incumbent non-employee director on the date of each annual meeting of stockholders beginning with the 1998 annual meeting (vesting in three equal annual installments beginning on the first anniversary of the date of grant). Options granted under the Directors' Plan expire ten years from the date of grant. The option price for options granted under the Directors' Plan is equal to the fair market value of a share of Class A Common Stock as of the date of grant.


 401(k) Plan

     Effective July 1996, the Company implemented a 401(k) Plan Savings and Retirement Plan (the "401(k) Plan"), a tax-qualified plan covering all of its employees who are at least 21 years of age and have completed six months of service with the Company. Each employee may elect to reduce his or her current compensation by up to 15%, subject to the statutory limit (a maximum of $9,500 in calendar 1997) and have the amount of the reduction contributed to the 401(k) Plan. Subject to Board approval, the Company may contribute an additional amount to the 401(k) Plan, up to $500 per individual per calendar year. Employees vest in Company contributions ratably over a three-year period.

                             CERTAIN TRANSACTIONS


     In connection with the sale by the Company of its Series D Convertible Preferred Stock in December 1995, the Company entered into a Management Services Agreement with BCI Growth III, L.P., North Atlantic Venture Fund, L.P. and Vermont Venture Capital Fund, L.P., all of whom are stockholders of the Company. Under the Management Services Agreement, the Company agreed to pay a management fee of approximately $22,300 per month in consideration of certain advisory services provided by such stockholders to the Company. Amounts due under the agreement are not payable until the occurrence of a liquidity event, including the closing of this Offering. As of July 31, 1997, the Company had accrued approximately $427,000 related to such management fee. Gregory B. Peters, a director of the Company, is affiliated with North Atlantic Venture Fund, L.P. and The Vermont Venture Capital Fund, L.P.

     The Company has from time to time engaged Casella Construction, Inc., a company owned by John and Douglas Casella, both executive officers, directors and significant stockholders of the Company, to provide construction services for the Company. In each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid Casella Construction, Inc. $339,138, $1,236,435, $2,155,618 and $840,500, respectively.
The Company has engaged Casella Construction, Inc. to close and cap the Clinton County unlined landfill. The amount to be paid to Casella Construction, Inc. for this project is expected to be $2,465,000, of which $497,000 and $630,000 was paid in the year ended April 30, 1997 and the three months ended July 31, 1997, respectively. In addition, the Company expects to pay an additional $1.6 million to Casella Construction, Inc. to close and cap a portion of the NCES landfill.

     In August 1993, the Company entered into three real estate leases with Casella Associates, a Vermont partnership owned by John and Douglas Casella, relating to facilities occupied by the Company. One of these leases was terminated in fiscal 1997, for which the Company paid Casella Associates $191,869. The remaining leases, relating to the Company's Rutland and Montpelier, Vermont facilities, call for aggregate monthly payments of approximately $18,000 and expire in April 2003. These leases have been classified by the Company as capital leases for financial reporting purposes. The lease agreements relating to the Rutland and Montpelier properties provide that if such agreements are terminated prior to their respective lease terms, either Casella Associates or the Company must pay to Albank an amount which represents 41.9% and 42.9%, respectively, of the then outstanding principal balance (which on July 31, 1997 was $968,864), on a term loan made by Albank to Casella Associates. In fiscal 1997, the Company purchased the land that is the site of the Company's current Middlebury, Vermont facility from Casella Associates for $122,000. In addition, the Company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bears rent at $950 per month and expires in 1999. In each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid Casella Associates an aggregate of $266,255, $263,400, $558,380 and $56,250, respectively.

     The Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John and Douglas Casella which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid $11,758, $14,502, $9,605 and $0 pursuant to this arrangement. The Company has accrued $107,791 for costs associated with its post-closure obligations. There can be no assurance that such accruals will be adequate to meet such obligations.

     In connection with the settlement of certain litigation naming the Company, four of its subsidiaries, Messrs. James W. Bohlig and John W. and Douglas R. Casella and one unrelated person as defendants, the Company has agreed to pay an aggregate of $450,000 plus approximately $200,000 in legal expenses incurred by the defendants. The lawsuit was brought derivatively in the name of Meridian, a Vermont corporation which has been inactive since 1993, of which Messrs. Bohlig and John Casella were officers, directors and stockholders, as well as individually in the names of the plaintiffs, who were also stockholders of Meridian. In response to the lawsuit, in an effort to expedite adjudication, a majority of Meridian's directors, including Messrs. Bohlig and John Casella, voted to place Meridian into bankruptcy, and Meridian filed a petition under Chapter 7. The lawsuit was subsequently removed to the United States

Bankruptcy Court for the District of Vermont. On July 14, 1997, the bankruptcy court approved the settlement. Messrs. John Casella and Bohlig were officers and directors of Meridian at the time Meridian filed the petition under Chapter 7.


     In connection with and at the time of the Company's acquisition of the business of Catamount Waste Services, Inc., the Company entered into a lease in June 1994 with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the Company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the Company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the Company pays monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Following the fifth anniversary of the lease agreement, the Company pays monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid CV Landfill, Inc. $112,142, $139,687, $136,729 and $21,933, respectively.

     As part of the acquisition by the Company of the assets of Superior Disposal Service, Inc., Kerkim, Inc. and related companies in January 1997, the Company engaged Kenneth H. Mead, the sole stockholder of such companies, as a consultant for a five-year period ending in 2002. Upon such acquisition, Mr. Mead became a director of the Company. The consulting agreement, which also contains a non-competition covenant, provides that the Company will pay Mr. Mead (i) a fee for acquisitions of collection businesses made by the Company with Mr. Mead's active assistance within a defined geographic area, in an amount equal to one month's net revenue of any such acquired business; (ii) a fee of $500,000 for the acquisition by the Company with Mr. Mead's active assistance of any enumerated landfill within a defined geographic area; and
(iii) a fee, in consideration of Mr. Mead's non-competition covenant, of $600,000 paid in installments of $200,000 on each of the first and second anniversaries of the date of the agreement and $100,000 on each of the third and fourth anniversaries. For the year ended April 30, 1997 and the three months ended July 31, 1997, the Company paid Mr. Mead an aggregate of $231,000 and $201,871, respectively, pursuant to this agreement.

     In July 1997, the Company's Board of Directors adopted a policy for all related party transactions. The policy establishes guidelines, including (i) requiring all future transactions, including without limitation the purchase, sale or exchange of property or the rendering of any service, between the Company and its officers, directors, employees or other affiliates to (a) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors, and (b) be on reasonable terms no less favorable to the Company than could be obtained from unaffiliated third parties; and (ii) requiring a third party bid on all construction contracts in excess of $100,000. The Company adopted a policy in June 1994 which required the Company to obtain competitive bids for contracts with Casella Construction, Inc. in excess of $100,000. During the period that such policy was in place, the Company awarded two construction contracts greater than $100,000 in size to Casella Construction, Inc. without soliciting third party bids.

     Each of the transactions described above has been approved or ratified by a disinterested majority of the Board of Directors. However, those transactions between the Company and affiliates of John W. Casella and Douglas R. Casella were not negotiated, and accordingly the Company has no independent basis for concluding whether or not the terms of such transactions were as favorable as could have been negotiated with unaffiliated third parties.

                      PRINCIPAL AND SELLING STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of July 31, 1997, and as adjusted for the sale of the shares of Class A Common Stock offered hereby, by (i) each person or entity known to the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each director and Named Executive Officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each Selling Stockholder.



                                                                                                                         Total
                                                                                                                         Common
                                               Class A Common Stock                       Class B Common Stock           Stock
                                -------------------------------------------------- ----------------------------------- ----------
                                                                      To be                                To be         Voting
                                      Owned         To be Sold        Owned              Owned             Owned         Power
                                   Prior to the       in the        After the        Prior to the        After the      After the
                                     Offering        Offering        Offering          Offering          Offering       Offering
                                ------------------ ------------ ------------------ ----------------- ----------------- ----------
Name of Beneficial
Owner(1)                          Number      %       Number      Number      %      Number      %     Number      %       %
------------------------------- ----------- ------ ------------ ----------- ------ ----------- ----- ----------- ----- ----------
John W. Casella(2) ............    726,833   10.6         --       726,833            500,000    50     500,000    50
Douglas R. Casella(3) .........    726,833   10.6         --       726,833            500,000    50     500,000    50
James W. Bohlig(4) ............    425,000    6.1         --       425,000                 --    --          --    --
Jerry S. Cifor(5)  ............    126,667    1.9         --       126,667                 --    --          --    --
Gregory B. Peters (6) .........    516,620    7.7    129,088       387,532                 --    --          --    --
C. Andrew Russell(7)  .........    350,547    5.2     87,591       262,956                 --    --          --    --
John F. Chapple III   .........    294,191    4.4         --       294,191                 --    --          --    --
Kenneth H. Mead(8) ............    634,400    9.5     50,000       584,400                 --    --          --    --
Michael F. Cronin(9)  .........    775,370   11.6         --       775,370                 --    --          --    --
BCI Growth III, L.P.(10) ......  1,635,795   24.4    384,160     1,251,635                 --    --          --    --
North Atlantic Venture
 Fund, L.P. and
 The Vermont Venture
 Capital Fund, L.P.(11)  ......    516,620    7.7    129,088       387,532                 --    --          --    --
National Waste Industries,
 Inc. (12)   ..................    350,547    5.2     87,591       262,956                 --    --          --    --
Weston Presidio Capital II,
 L.P.(13) .....................    775,370   11.6         --       775,370                 --    --          --    --
Norwest Equity Partners
 V(14) ........................    818,227   12.2    204,451       613,776                 --    --          --    --
Directors and executive
 officers as a group
 (9 people)(15)    ............  4,563,127   62.0    266,679     4,296,448          1,000,000   100   1,000,000   100
Other Selling
 Stockholders
Prudential Securities(16)   ...    104,680    1.5     26,156        78,524     *           --    --          --    --       *
FSC Corp.    ..................     71,429    1.0     17,848        53,581     *           --    --          --    --       *
Thomas Shattan  ...............      5,714     *       1,428         4,286     *           --    --          --    --       *
Daniel C. Crane    ............     10,000     *       2,499         7,501     *           --    --          --    --       *
Len Fosbrook    ...............     25,000     *      11,244        13,756     *           --    --          --    --       *
Steven Houghton    ............     40,000     *      10,131        29,869     *           --    --          --    --       *
Richard Lindgren   ............     40,547     *      10,000        30,547     *           --    --          --    --       *
Robert Lynch    ...............     40,547     *       3,500        37,047     *           --    --          --    --       *
Harry Ryan(17)  ...............     90,000    1.3     22,487        67,513     *           --    --          --    --       *
De Novo Trust   ...............    100,000    1.5     24,987        75,013     *           --    --          --    --       --


------------

     *

* Less than 1% of the outstanding Common Stock.


 (1) Beneficial ownership is determined in accordance with rules of the Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options and/or warrants currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.


 (2) Includes 161,833 shares issuable pursuant to Currently Exercisable Options, including options for 85,000 shares which vest on the closing of this Offering. Also includes 4,800 shares of Class B Common Stock held in trust for the benefit of Mr. Casella's minor children. Mr. Casella disclaims beneficial ownership of such shares. Mr. Casella's address is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701.

 (3) Includes 161,833 shares issuable pursuant to Currently Exercisable Options, including options for 85,000 shares which vest on the closing of this Offering. Also includes 1,600 shares of Class B Common Stock held in trust for the benefit of Mr. Casella's minor children. Mr. Casella disclaims beneficial ownership of such shares. Mr. Casella's address is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701.

(4) Includes 300,000 shares issuable pursuant to Currently Exercisable Options, including options for 85,000 shares which vest on the closing of this Offering. Mr. Bohlig's address is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701.

 (5) Includes 93,333 shares issuable pursuant to Currently Exercisable Options, including options for 56,000 shares which vest on the closing of this Offering.


 (6) Consists of 516,620 shares held by North Atlantic Venture Fund, L.P., of which Mr. Peters is a General Partner and The Vermont Venture Capital Fund, L.P., of which Mr. Peters is the Managing General Partner. Mr. Peters disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such firms.

 (7) Consists of 350,547 shares held by National Waste Industries, Inc., a company that is wholly-owned by RRZ&G, of which Mr. Russell is Vice Chairman. Mr. Russell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such company. Mr. Russell's address is c/o National Waste Industries, Inc., CNG Tower, Suite 3100, 625 Liberty Avenue, Pittsburgh, PA 15222.


 (8) Consists of 570,960 shares held by Mr. Mead at July 31, 1997, 63,440 shares that the Company is required to issue Mr. Mead after the closing of the Offering, subject to adjustment pursuant to certain indemnification
     obligations of Mr. Mead to the Company, and      shares that the Company
     is required to issue to Mr. Mead upon completion of the Offering (assuming
     an initial public offering price of $     per share). Mr. Mead's address
     is 1669 N.W. Loop, Ocala, FL 34475.


 (9) Consists of 775,370 shares held by Weston Presidio Capital II, L.P., of which Mr. Cronin is a General Partner. Mr. Cronin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such firm. Mr. Cronin's address is c/o Weston Presidio Capital II, L.P., One Federal Street, Boston, MA 02110.

(10) The address of BCI Growth III, LP is Glenpointe Centre West, Teaneck, NJ 07666

(11) The address of North Atlantic Venture Fund L.P. is 70 Center Street, Portland, ME 04140, and the address of The Vermont Venture Capital Fund, L.P. is Corporate Plaza, Suite 600, 76 St. Paul Street, Burlington, VT 05401.

(12) The address of National Waste Industries, Inc. is CNG Tower, Suite 3100, 625 Liberty Avenue, Pittsburgh, PA 15222.

(13) The address of Weston Presidio Capital II, L.P. is One Federal Street, Boston, MA 02110.

(14) The address of Norwest Equity Partners V is 40 William Street, Suite 305, Wellesley, MA 02181.


(15) Includes 716,999 shares issuable pursuant to Currently Exercisable Options, including options for 311,000 shares which vest on the closing of this Offering.

(16) Includes 78,524 shares issuable pursuant to Currently Exercisable Options.

(17) Includes 12,000 shares held in trust for the benefit of Mr. Ryan's children. Mr. Ryan disclaims beneficial ownership of such shares.

                         DESCRIPTION OF CAPITAL STOCK

     The following summary of certain provisions of the Company's Common Stock, Preferred Stock, Restated Certificate of Incorporation and Restated By-Laws gives effect to the filing upon the closing of this Offering of the Restated Certificate of Incorporation, is not intended to be complete and is qualified by reference to the provisions of applicable law and to the Company's Restated Certificate of Incorporation and Restated By-Laws included as exhibits to the Registration Statement. See "Additional Information".


Authorized, Issued and Outstanding Capital Stock

     Effective upon the filing of the Restated Certificate of Incorporation, the authorized capital stock of the Company will consist of 30,000,000 shares of Class A Common Stock, $0.01 par value, 1,000,000 shares of Class B Common Stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value. As of July 31, 1997, there were 6,699,015 shares of Class A Common Stock issued and outstanding and held of record by 31 stockholders and 1,000,000 shares of Class B Common Stock issued and outstanding and held of record by 10 stockholders.



Common Stock

     The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights and transfer restrictions in respect of the shares of the Class B Common Stock, as described below. The number of authorized shares of any class or classes of capital stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "Delaware Law") or any corresponding provision hereinafter enacted.

     Voting Rights. The holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Holders of all classes of Common Stock entitled to vote will generally vote together as a single class on all matters presented to the stockholders for their vote or approval except that the holders of Class A Common Stock, voting separately as a class, will at all times be entitled to elect at least one director, and such director may be removed, with or without cause, only by the holders of the Class A Common Stock. Mr. Michael F. Cronin is the designee of the holders of Class A Common Stock.

     Dividends. Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if, as and when such dividends are declared by the Board out of assets legally available therefor after payment of dividends required to be paid on shares of Preferred Stock, if any. The Company may not make any dividend or distribution to any holder of any class of Common Stock unless simultaneously with such dividend or distribution the Company makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of a dividend or other distribution payable in shares of a class of Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock, and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of a class of Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Company or of voting securities of any corporation which is a wholly-owned subsidiary of the Company, the Company shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects except that (i) the voting rights of each such security issued to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security issued to holders of Class B Common Stock; (ii) such security issued to holders of Class B Common Stock shall convert into the security issued to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock; and (iii) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of the Company, the respective voting rights of each such security issued to holders of Class A Common Stock and Class B Common Stock with respect to elections of directors shall otherwise be as comparable as is practicable to those of the Class A Common Stock and Class B Common Stock, respectively. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Company or of voting securities of any corporation which is a wholly owned subsidiary of the Company, the Company shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate) except that the underlying securities may have the same differences as they would have if the Company issued voting securities of the Company or of a wholly owned subsidiary rather than issuing securities convertible into, or exchangeable for, such securities.

     Restrictions on Additional Issuances And Transfer. The Company may not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible into, or exchangeable or exercisable for, shares of Class B Common Stock to any person who is not a Class B Permitted Holder. Additionally, shares of Class B Common Stock may not be transferred, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than a Class B Permitted Holder. Notwithstanding the foregoing, (i) any Class B Permitted Holder may pledge his, her or its shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee provided that such shares remain subject to the transfer restrictions and that, in the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Class B Permitted Holder or converted into shares of Class A Common Stock, as the pledgee may elect; and (ii) the foregoing transfer restrictions shall not apply in the case of a merger, consolidation or business combination of the Company with or into another corporation in which all of the outstanding shares of Common Stock and Preferred Stock of the Company regardless of class are purchased by the acquiror.


     Conversion. Class A Common Stock has no conversion rights. Shares of Class B Common Stock are convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock if, on the record date for any meeting of the stockholders of the Company, the number of shares of Common Stock held by the Class B Permitted Holders is less than 10% of the aggregate number of shares of Common Stock outstanding immediately upon the consummation of this
Offering (        shares, subject to appropriate adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). Additionally, at such time as a person ceases to be a Class B Permitted Holder, any share of Class B Common Stock held by such person at such time shall automatically convert into a share of Class A Common Stock. The Company covenants that (i) it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock;
(ii) it will cause any shares of Class A Common Stock issuable upon conversion of a share of Class B Common Stock that require registration with or approval of any governmental authority under federal or state law before such shares may be issued upon conversion to be so registered or approved; and (iii) it will use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon such national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.


     Reclassification and Merger. In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock will be entitled to receive upon conversion the amount of such other security that the holder would have received if the conversion occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends will be made upon the conversion of any share of Class B Common Stock; except if a share is converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date will be entitled to receive the dividend or other distribution payable on such date regardless of the conversion thereof or the Company's default in payment of the dividend due on such date.


     In the event the Company enters into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock will be exchanged for or changed into either (i) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided in the Company's Restated Certificate of Incorporation, or (ii) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.


     Liquidation. In the event of liquidation of the Company, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Class A Common Stock and Class B Common Stock treated as a single class.

     Other Provisions. The holders of the Class A Common Stock and Class B Common Stock are not entitled to preemptive rights. None of the Class A Common Stock or Class B Common Stock may be subdivided or combined in any manner unless the other classes are subdivided or combined in the same proportion. The Company may not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock. If the Company makes an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than Class B Common Stock) to all holders of a class of Common Stock, then the Company is required to simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class the holders of which, voting as a separate class, agrees that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

     As used in this Prospectus, the term "Class B Permitted Holder" includes only the following persons: (i) John W. Casella or Douglas R. Casella and their respective estates, guardians, conservators or committees; (ii) the spouses of John Casella or Douglas Casella and their respective estates, guardians, conservators or committees; (iii) each descendant of John Casella or Douglas Casella (a "Casella Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Casella Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of John Casella or Douglas Casella, their spouses and/or Casella Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Class B Permitted Holders; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Class B Permitted Holders; and (iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Class B Permitted Holders. The term "Casella Family Trust" includes trusts the primary beneficiaries of which are John Casella or Douglas Casella, their spouses, Casella Descendants, siblings, spouses of Casella Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of John or Douglas Casella, their spouses and/or Class B Permitted Holders.


Preferred Stock

     The Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to 1,000,000 shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, exchange rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of shares of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. Preferred Stock may, at the discretion of the Board of Directors, be entitled to preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up. Additionally, the issuance of shares of Preferred Stock could also decrease the amount of earnings and assets available for distribution to the holders of the Common Stock. If any cumulative dividends or amounts payable on a return of capital are not paid in full, shares of Preferred Stock of all issued series would participate ratably in accordance with the amounts that would be payable on such shares if all such dividends were declared and paid in full or the sums which would be payable on such shares on the return of capital if all amounts so payable were paid in full, as the case may be.

     The purpose of authorizing the Board of Directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting capital stock of the Company. The Company has no present plans to issue any shares of Preferred Stock.


Delaware Law and Certain Charter and By-Law Provisions

     The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock.

     The Company's Restated Certificate of Incorporation provides that vacancies on the Board of Directors may only be filled by a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only by a vote of 75% of the combined voting power of the shares of Common Stock entitled to vote for the election of directors (provided that the director elected by the holders of Class A Common Stock, voting separately as a class, may be removed only by the holders of at least 75% of the outstanding shares of Class A Common Stock).

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide that, after the closing of this Offering, any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of stockholders. These provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company, especially since special meetings of stockholders may be called only by the Board of Directors or President of the Company. These provisions may also discourage another person or entity from making a tender offer for the Company's Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent. The Restated By-laws also establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and other matters to be brought before stockholders meetings.

     The foregoing provisions, which may be amended only by a 75% vote of the stockholders, could have the effect of making it more difficult for a third party to effect a change in the control of the Board of Directors. In addition, these provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company and may make more difficult or discourage a takeover of the Company.

     The Company has also included in its Restated Certificate of Incorporation provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware General Corporation Law and to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.


Transfer Agent and Registrar

     The transfer agent and registrar for the Class A Common Stock is Boston EquiServe, L.P., Boston, Massachusetts.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this Offering, the Company will have             shares
of Common Stock outstanding (including 1,000,000 shares of Class B Common Stock), assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options or warrants other than warrants to purchase 91,202 shares of Class A Common Stock to be exercised after July 31, 1997 and immediately prior to the closing of this Offering by certain Selling Stockholders. Of the shares of Common Stock outstanding upon completion of this
Offering, all of the           shares of Class A Common Stock sold in this
Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act and the regulations promulgated thereunder (an "Affiliate").

     The executive officers, directors and stockholders of the Company (holding an aggregate of 7,699,015 shares of Common Stock) have agreed that, for a period of 180 days after the date of this Prospectus, they will not sell, consent to sell or otherwise dispose of any Common Stock, any options to purchase Common Stock or any securities convertible into or exchangeable for Common Stock, owned directly by such persons or with respect to which they have the power of disposition, without the prior written consent of the representatives of the Underwriters (the "Lock-Up Agreements"). Upon expiration of the Lock-Up Agreements, approximately 7,635,575 additional shares of Common Stock will be available for sale in the public market, subject to the provisions of Rule 144 or Rule 701 under the Securities Act. The remaining 63,440 shares will be eligible for sale thereafter upon expiration of their respective holding periods under Rule 144.

     In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding Common Stock
(approximately         shares immediately after this Offering) or the average
weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the Stock immediately without compliance with the foregoing requirements under Rule 144.


     Securities issued in reliance on Rule 701 (such as shares of Common Stock that may be acquired pursuant to the exercise of certain options granted under the Company's stock option plans) are restricted securities and, beginning 90 days after the effective date of the Registration Statement of which this Prospectus is a part, may be sold by stockholders other than Affiliates of the Company subject only to the manner of sale provisions of Rule 144 and by Affiliates under Rule 144 without compliance with its one-year holding period requirement.


     Options and Warrants

     As of July 31, 1997, options and warrants to purchase 1,667,541 shares of Common Stock were outstanding (not including shares to be sold by Selling Stockholders in this Offering issued upon the exercise of options or warrants outstanding as of July 31, 1997), of which 1,313,426 shares were vested as of the date of this Prospectus. Of these shares of Common Stock, 1,313,426 shares are subject to Lock-Up Agreements.


     The Company intends to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock subject to outstanding stock options and Class A Common Stock issuable pursuant to the Company's stock option and purchase plans. Such registration statements would become effective upon the filing thereof. Stock covered by these registration statements will thereupon be eligible for sale in the public markets, subject to the Rule 144 limitations applicable to Affiliates and lock-up agreements.


     Effect of Sales of Stock
     Prior to this Offering, there has been no public market for the Common Stock of the Company, and no prediction can be made as to the effect, if any, that market sales of Common Stock or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of significant numbers of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.


     Registration Rights

     Following this Offering, the holders (the "Holders") of approximately 4,316,537 shares of the Company's Class A Common Stock (including shares of Common Stock issuable upon the exercise of outstanding warrants and vested options), or their assignees (collectively, the "Registrable Securities"), will be entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of an agreement between the Company and the Holders, in the event the Company intends to register any of its securities under the Securities Act, the Holders shall be entitled to include Registrable Securities in such registration. However, the managing underwriter of any such offering may, under certain circumstances, exclude some or all of such Registrable Securities from such registration. The Holders also are entitled, subject to certain conditions and limitations, to demand the Company to register some or all of their Registrable Securities under the Securities Act, provided that such demand may be made no earlier than 180 days after this Offering, nor more than twice in the aggregate. The Company generally is required to bear the expenses of all such registrations, except underwriting discounts and commissions. If the Holders, by exercising their demand registration rights, cause a large number of securities to be registered and sold in the public market, such sales could have an adverse effect on the market price of the Company's Class A Common Stock. Moreover, if the Company were to include in a Company-initiated registration shares held by the Holders pursuant to exercise of their piggyback registration rights, such sales may have an adverse effect on the Company's ability to raise additional equity capital.



                                 LEGAL MATTERS

     Certain legal matters in connection with this Offering will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts, and for the Underwriters by Morrison Cohen Singer & Weinstein, LLP, New York, New York.


                                    EXPERTS

     The audited financial statements of the Company included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits, schedules and supplements thereto) on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which Registration Statement reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of certain fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS

             AS OF APRIL 30, 1996, APRIL 30, 1997 AND JULY 31, 1997

                        TOGETHER WITH AUDITORS' REPORT


                         Index to Financial Statements



                                                                                            Page
                                                                                           -----
Consolidated financial statements of Casella Waste Systems, Inc. and Subsidiaries
 Report of Independent Public Accountants    ............................................. F-3
 Consolidated balance sheets as of April 30, 1996 and 1997 and July 31, 1997  ............ F-4
 Consolidated statements of operations for each of the three years ended April 30, 1997 and the three months ended July 31, 1996 (unaudited) and 1997  ........................ F-6
 Consolidated statements of redeemable preferred stock, redeemable put warrants and stockholders' equity (deficit) for each of the three years ended April 30, 1997 and the
   three months ended July 31, 1997    ................................................... F-7
 Consolidated statements of cash flows for each of the three years ended April 30, 1997 and the three months ended July 31, 1996 (unaudited) and 1997  ........................ F-9
 Notes to consolidated financial statements  ............................................. F-10
Financial statements of completed acquisitions (included pursuant to Regulation S-X,
Rule 3.05):
 Sawyer Companies:
   Report of Independent Public Accountants  ............................................. F-26
   Combined balance sheet as of December 31, 1995  ....................................... F-27
   Combined statement of income and retained earnings for the year ended
    December 31, 1995   .................................................................. F-28
   Combined statement of cash flows for the year ended December 31, 1995   ............... F-29
   Notes to combined financial statements    ............................................. F-30
 Vermont Waste and Recycling Management, Inc.:
   Report of Independent Public Accountants  ............................................. F-35
   Balance sheet as of November 15, 1996  ................................................ F-36
   Statement of operations for the ten and one-half months ended November 15, 1996  ...... F-37
   Statement of stockholders' equity for the ten and one-half months ended November 15,
    1996 ................................................................................. F-38
   Statement of cash flows for the ten and one-half months ended November 15, 1996  ...... F-39
   Notes to financial statements    ...................................................... F-40
 The Superior Disposal Companies:
   Report of Independent Public Accountants  ............................................. F-43
   Combined balance sheets as of December 31, 1995 and 1996    ........................... F-44
   Combined statements of operations for the years ended December 31, 1995 and 1996    ... F-45
   Combined statements of stockholder's equity for the years ended December 31, 1995
    and 1996   ........................................................................... F-46
   Combined statements of cash flows for the years ended December 31, 1995 and 1996    ... F-47
   Notes to combined financial statements    ............................................. F-48
 Clinton County, New York -- Solid Waste Department Enterprise Fund:
   Report of Independent Public Accountants  ............................................. F-54
   Balance sheets as of December 31, 1995 and June 30, 1996 (unaudited)    ............... F-55
   Statements of operations for the year ended December 31, 1995 and the six months
    ended June 30, 1996 (unaudited)    ................................................... F-56
   Statements of funds deficit for the year ended December 31, 1995 and the six months
    ended June 30, 1996 (unaudited)    ................................................... F-57
   Statements of cash flows for the year ended December 31, 1995 and the six months
    ended June 30, 1996 (unaudited)    ................................................... F-58
   Notes to financial statements    ...................................................... F-59

H.C. Gobin, Inc.:
   Unaudited balance sheets as of December 31, 1995 and 1996 and June 30, 1997    ...... F-63
   Unaudited statements of operations and retained earnings for the years ended
    December 31, 1995 and 1996 and the six months ended June 30, 1997    ............... F-65
   Unaudited statements of cash flows for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997  ................................................ F-66
   Notes to the unaudited financial statements   ....................................... F-67

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Casella Waste Systems, Inc.:


     We have audited the accompanying consolidated balance sheets of Casella Waste Systems, Inc. (a Delaware corporation) and subsidiaries as of April 30, 1996 and 1997 and July 31, 1997, and the related consolidated statements of operations, redeemable preferred stock, redeemable put warrants and stockholders' equity (deficit) and cash flows for each of the three years ended April 30, 1997 and the three months ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casella Waste Systems, Inc. and subsidiaries as of April 30, 1996 and 1997 and July 31, 1997, and the results of their operations and their cash flows for each of the three years ended April 30, 1997 and the three months ended July 31, 1997, in conformity with generally accepted accounting principles.




                      ARTHUR ANDERSEN LLP



Boston, Massachusetts

September 5, 1997

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS



                                                        April 30,                     July 31,
                                               ---------------------------- ----------------------------
                                                                                             Pro Forma
                                                   1996           1997           1997          1997
                                               ------------- -------------- -------------- -------------
                                                                                            (Unaudited)
                          ASSETS
Current assets:
Cash and cash equivalents   .................. $   474,587   $  1,414,542   $  1,955,499   $  1,955,499
Restricted funds--closure fund escrow   ......     186,864      1,532,295      1,486,204      1,486,204
Accounts receivable--trade, less
 allowance for doubtful accounts of
 approximately $353,000, $710,000
 and $684,000   ..............................   6,442,874     12,935,881     15,133,404     15,133,404
Refundable income taxes  .....................     258,114        447,184             --             --
Prepaid expenses   ...........................     663,197        878,757      1,013,117      1,013,117
Prepaid income taxes  ........................     275,812        542,647        542,647        542,647
Other current assets  ........................     312,817        722,141        483,626        483,626
                                               ------------  -------------  -------------  -------------
    Total current assets    ..................   8,614,265     18,473,447     20,614,497     20,614,497
                                               ------------  -------------  -------------  -------------
Property and equipment, at cost:
Land and land held for investment    .........   2,122,225      3,093,501      3,170,269      3,170,269
Landfills    .................................  20,245,181     30,793,067     31,252,075     31,252,075
Landfill development  ........................     346,485      1,331,888      1,695,266      1,695,266
Buildings and improvements  ..................   4,848,534     11,005,765     11,487,446     11,487,446
Machinery and equipment  .....................   6,440,981     10,071,416     10,876,516     10,876,516
Rolling stock   ..............................  12,972,343     20,324,922     23,640,821     23,640,821
Containers   .................................   6,080,455     10,469,802     11,227,032     11,227,032
                                               ------------  -------------  -------------  -------------
                                                53,056,204     87,090,361     93,349,425     93,349,425
Less--accumulated depreciation and
 amortization   ..............................  16,153,365     22,273,077     25,776,037     25,776,037
                                               ------------  -------------  -------------  -------------
    Property and equipment, net   ............  36,902,839     64,817,284     67,573,388     67,573,388
                                               ------------  -------------  -------------  -------------
Other assets:
Intangible assets, net   .....................  11,536,656     45,968,549     50,018,876     50,018,876
Restricted funds--closure fund escrow   ......   3,604,644      3,334,686      3,080,846      3,080,846
Other assets    ..............................     590,040        779,110      1,280,512      1,280,512
                                               ------------  -------------  -------------  -------------
                                                15,731,340     50,082,345     54,380,234     54,380,234
                                               ------------  -------------  -------------  -------------
                                               $61,248,444   $133,373,076   $142,568,119   $142,568,119
                                               ============  =============  =============  =============




The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                                  (Continued)


                                                                            April 30,
                                                                 --------------------------------
                                                                      1996             1997
                                                                 --------------- ----------------
            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt  ........................ $  4,799,134    $   5,584,415
  Current maturities of capital lease obligations   ............      409,488          391,709
  Accounts payable    ..........................................    3,178,634        8,174,311
  Accrued payroll and related expenses  ........................      616,203        1,221,861
  Accrued closure and postclosure costs, current portion  ......       45,998        3,417,269
  Deferred revenue    ..........................................      443,131        1,729,405
  Income taxes payable   .......................................           --               --
  Other accrued expenses    ....................................      995,899        2,583,702
                                                                 -------------   --------------
      Total current liabilities   ..............................   10,488,487       23,102,672
                                                                 -------------   --------------
Long-term debt, less current maturities    .....................   19,732,652       70,508,900
                                                                 -------------   --------------
Capital lease obligations, less current maturities  ............    1,913,384        1,373,177
                                                                 -------------   --------------
Deferred income taxes    .......................................    1,216,129        1,598,598
                                                                 -------------   --------------
Accrued closure and postclosure costs, less current portion  ...    5,225,191        4,909,983
                                                                 -------------   --------------
Other long-term liabilities    .................................      519,427          364,456
                                                                 -------------   --------------
Commitments and contingencies (Note 6)
Redeemable preferred stock:
  Series A Redeemable with warrants exercisable for Class
   A Common Stock, $.01 par value (stated at
   redemption value)-- authorized--616,620 shares
   issued and outstanding--516,620 shares (no shares
   pro forma)   ................................................    2,376,452        3,638,481
  Series B Redeemable with warrants exercisable for
   Class  A Common Stock, $.01 par value (stated at
   redemption value)--authorized--1,402,461 shares
   issued and outstanding--1,294,579 shares (no shares
   pro forma)   ................................................    5,955,063        9,117,535
  Series C Mandatorily Redeemable, $.01 par value
   ($7.00 redemption value)--
   authorized--1,000,000 shares
   issued and outstanding--424,307 shares (424,307
   shares pro forma)  ..........................................    2,016,872        2,221,146
  Series D Convertible Redeemable, $.01 par value
   (stated at redemption value)--
   authorized--1,922,169 shares
   issued and outstanding--1,922,169 shares (no shares
   pro forma)   ................................................   12,547,260       16,448,854
Redeemable put warrants to purchase 100,000 Shares of
 Class A Common Stock (100,000 warrants pro forma)  ............      400,000          400,000
                                                                 -------------   --------------
      Total redeemable preferred stock and redeemable
       put warrants   ..........................................   23,295,647       31,826,016
                                                                 -------------   --------------
Stockholders' equity (deficit):
  Class A Common Stock--
   authorized--10,000,000 shares, $.01 par value
   issued and outstanding--2,099,191, 2,854,445 and
   2,874,445 shares (6,607,813 shares pro forma)    ............       20,992           28,544
  Class B Common Stock--
   authorized--1,000,000 shares, $.01 par value; 10
   votes per share issued and outstanding--1,000,000
   shares (1,000,000 shares pro forma)  ........................       10,000           10,000
  Additional paid-in capital   .................................      615,567        9,981,917
  Accumulated deficit    .......................................   (1,789,032)     (10,331,187)
                                                                 -------------   --------------
      Total stockholders' equity (deficit) .....................   (1,142,473)        (310,726)
                                                                 -------------   --------------
                                                                 $ 61,248,444    $ 133,373,076
                                                                 =============   ==============



                                                                             July 31,
                                                                 ---------------------------------
                                                                                     Pro Forma
                                                                       1997             1997
                                                                 ---------------- ----------------
                                                                                    (Unaudited)
             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt  ........................ $   3,857,534    $   3,857,534
  Current maturities of capital lease obligations   ............       437,475          437,475
  Accounts payable    ..........................................     9,401,186        9,401,186
  Accrued payroll and related expenses  ........................       604,789          604,789
  Accrued closure and postclosure costs, current portion  ......     2,461,196        2,461,196
  Deferred revenue    ..........................................     2,061,561        2,061,561
  Income taxes payable   .......................................       260,134          260,134
  Other accrued expenses    ....................................     2,102,198        2,102,198
                                                                 --------------   --------------
      Total current liabilities   ..............................    21,186,073       21,186,073
                                                                 --------------   --------------
Long-term debt, less current maturities    .....................    80,383,547       80,383,547
                                                                 --------------   --------------
Capital lease obligations, less current maturities  ............     1,229,606        1,229,606
                                                                 --------------   --------------
Deferred income taxes    .......................................     1,598,598        1,598,598
                                                                 --------------   --------------
Accrued closure and postclosure costs, less current portion  ...     5,248,022        5,248,022
                                                                 --------------   --------------
Other long-term liabilities    .................................       505,284          505,284
                                                                 --------------   --------------
Commitments and contingencies (Note 6)
Redeemable preferred stock:
  Series A Redeemable with warrants exercisable for Class
   A Common Stock, $.01 par value (stated at
   redemption value)-- authorized--616,620 shares
   issued and outstanding--516,620 shares (no shares
   pro forma)   ................................................     3,953,988               --
  Series B Redeemable with warrants exercisable for
   Class  A Common Stock, $.01 par value (stated at
   redemption value)--authorized--1,402,461 shares
   issued and outstanding--1,294,579 shares (no shares
   pro forma)   ................................................     9,908,153               --
  Series C Mandatorily Redeemable, $.01 par value
   ($7.00 redemption value)--
   authorized--1,000,000 shares
   issued and outstanding--424,307 shares (424,307
   shares pro forma)  ..........................................     2,272,214        2,970,149
  Series D Convertible Redeemable, $.01 par value
   (stated at redemption value)--
   authorized--1,922,169 shares
   issued and outstanding--1,922,169 shares (no shares
   pro forma)   ................................................    17,406,566               --
Redeemable put warrants to purchase 100,000 Shares of
 Class A Common Stock (100,000 warrants pro forma)  ............       400,000          700,000
                                                                 --------------   --------------
      Total redeemable preferred stock and redeemable
       put warrants   ..........................................    33,940,921        3,670,149
                                                                 --------------   --------------
Stockholders' equity (deficit):
  Class A Common Stock--
   authorized--10,000,000 shares, $.01 par value
   issued and outstanding--2,099,191, 2,854,445 and
   2,874,445 shares (6,607,813 shares pro forma)    ............        28,744           66,078
  Class B Common Stock--
   authorized--1,000,000 shares, $.01 par value; 10
   votes per share issued and outstanding--1,000,000
   shares (1,000,000 shares pro forma)  ........................        10,000           10,000
  Additional paid-in capital   .................................     9,993,717       41,225,090
  Accumulated deficit    .......................................   (11,556,393)     (12,554,328)
                                                                 --------------   --------------
      Total stockholders' equity (deficit) .....................    (1,523,932)      28,746,840
                                                                 --------------   --------------
                                                                 $ 142,568,119    $ 142,568,119
                                                                 ==============   ==============


The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                     Fiscal Year Ended April 30,
                                                       -------------------------------------------------------
                                                                                                   Pro Forma
                                                                                                  As Adjusted
                                                           1995          1996          1997          1997
                                                       ------------- ------------- ------------- -------------
                                                                                                  (Unaudited)
Revenues    .......................................... $20,873,075   $38,109,453   $73,175,843   $
                                                       -----------   -----------   -----------   ------------
Operating expenses:
Cost of operations   ................................. 11,615,003    21,654,419    43,503,806
General and administrative    ........................  2,456,010     6,302,434    11,339,830
Depreciation and amortization    .....................  4,511,494     7,642,939    13,053,209
                                                       -----------   -----------   -----------
                                                       18,582,507    35,599,792    67,896,845
                                                       -----------   -----------   -----------
Operating income  ....................................  2,290,568     2,509,661     5,278,998
                                                       -----------   -----------   -----------
Other (income) expenses:
Interest income   ....................................   (267,056)     (195,632)     (252,120)
Interest expense  ....................................  1,980,112     2,587,916     4,159,738
Other expense (income), net   ........................     55,420       (78,491)      931,214
                                                       -----------   -----------   -----------
                                                        1,768,476     2,313,793     4,838,832
                                                       -----------   -----------   -----------
Income before provision for income taxes and
 extraordinary items    ..............................    522,092       195,868       440,166
Provision for income taxes    ........................    220,017       143,427       451,952
                                                       -----------   -----------   -----------
Income (loss) before extraordinary loss   ............    302,075        52,441       (11,786)
Extraordinary items from extinguishment of debt
 (net of $168,098 income tax benefit) (Note 7)  ......         --       326,308            --             --
                                                       -----------   -----------   -----------   ------------
Net income (loss) .................................... $  302,075    $ (273,867)   $  (11,786)
                                                       ===========   ===========   ===========   ============
 Accretion of Series C Preferred Stock and put
  warrants  ..........................................         --       (65,060)     (204,274)            --
                                                       -----------   -----------   -----------   ------------
 Net income (loss) applicable to common
  stockholders    .................................... $  302,075    $ (338,927)   $ (216,060)
                                                       ===========   ===========   ===========   ============
Pro forma (unaudited)
 Accretion of Series C Preferred Stock to its
  redemption value and put warrants to its call
  value  .............................................                                     --             --
                                                                                   -----------   ------------
 Net income (loss) applicable to common
  stockholders    ....................................                             $ (216,060)
                                                                                   ===========   ============
 Net income (loss) per share of common stock   .......                             $    (0.03)   $
                                                                                   ===========   ============
 Weighted average common stock and common
  stock equivalent shares outstanding  ...............                              7,408,132
                                                                                   ===========   ============



                                                              Three Months Ended July 31,
                                                       ----------------------------------------
                                                                                    Pro Forma
                                                                                    As Adjusted
                                                           1996          1997          1997
                                                       ------------- ------------- ------------
                                                        (Unaudited)                 (Unaudited)
Revenues    .......................................... $15,216,819   $26,429,475   $
                                                       -----------   -----------   ------------
Operating expenses:
Cost of operations   .................................  8,716,729    15,662,123
General and administrative    ........................  2,302,368     3,679,632
Depreciation and amortization    .....................  3,006,526     3,851,585
                                                       -----------   -----------
                                                       14,025,623    23,193,340
                                                       -----------   -----------
Operating income  ....................................  1,191,196     3,236,135
                                                       -----------   -----------
Other (income) expenses:
Interest income   ....................................    (41,611)      (48,383)
Interest expense  ....................................    720,261     1,682,707
Other expense (income), net   ........................    (21,452)      (15,206)
                                                       -----------   -----------
                                                          657,198     1,619,118
                                                       -----------   -----------
Income before provision for income taxes and
 extraordinary items    ..............................    533,998     1,617,017
Provision for income taxes    ........................    507,565       727,318
                                                       -----------   -----------
Income (loss) before extraordinary loss   ............     26,433       889,699
Extraordinary items from extinguishment of debt
 (net of $168,098 income tax benefit) (Note 7)  ......         --            --             --
                                                       -----------   -----------   ------------
Net income (loss) .................................... $   26,433    $  889,699
                                                       ===========   ===========   ============
 Accretion of Series C Preferred Stock and put
  warrants  ..........................................    (52,000)      (51,068)            --
                                                       -----------   -----------   ------------
 Net income (loss) applicable to common
  stockholders    ....................................    (25,567)   $  838,631    $
                                                       ===========   ===========   ============
Pro forma (unaudited)
 Accretion of Series C Preferred Stock to its
  redemption value and put warrants to its call
  value  .............................................                 (997,935)            --
                                                                     -----------   ------------
 Net income (loss) applicable to common
  stockholders    ....................................               $ (159,304)   $
                                                                     ===========   ============
 Net income (loss) per share of common stock   .......               $    (0.02)   $
                                                                     ===========   ============
 Weighted average common stock and common
  stock equivalent shares outstanding  ...............                7,743,159
                                                                     ===========   ============


The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES



CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS
                      AND STOCKHOLDERS' EQUITY (DEFICIT)





                                               Redeemable Preferred Stock
                               -----------------------------------------------------------
                                Series A Redeemable with      Series B Redeemable with
                                Warrants Exercisable for      Warrants Exercisable for
                                  Class A Common Stock          Class A Common Stock
                               --------------------------- -------------------------------
                                Number of    Liquidation      Number of      Liquidation
                                 Shares         Value          Shares           Value
                               ----------- --------------- --------------- ---------------
Balance, April 30, 1994              --    $         --              --    $         --
Issuance of Class A
 Common Stock and
 warrants   ..................       --              --              --              --
Accretion of put
 warrants   ..................       --              --              --              --
Net income  ..................       --              --              --              --
                               ---------   -------------    -----------    -------------
Balance April 30, 1995               --              --              --              --
Issuance of preferred
 stock and other
 capital transactions   ......  516,620       2,376,452       1,294,579       5,955,063
Issuance costs ...............       --              --              --              --
Accretion of preferred
 stock   .....................       --              --              --              --
Net loss .....................       --              --              --              --
                               ---------   -------------    -----------    -------------
Balance, April 30, 1996         516,620       2,376,452       1,294,579       5,955,063
Issuance of Class A
 Common Stock
 in various
 acquisitions  ...............       --              --              --              --
Accretion of preferred
 stock and warrants  .........       --       1,262,029              --       3,162,472
Net loss    ..................       --              --              --              --
                               ---------   -------------    -----------    -------------
Balance April 30, 1997          516,620       3,638,481       1,294,579       9,117,535
Issuance of Class A
 Common Stock  ...............       --              --              --              --
Accretion of preferred
 stock and issuance
 costs   .....................       --         315,507              --         790,618
Net income  ..................       --              --              --              --
                               ---------   -------------    -----------    -------------
Balance, July 31, 1997 .......  516,620       3,953,988       1,294,579       9,908,153
                               ---------   -------------    -----------    -------------
Pro forma adjustments
 (unaudited) (see
 Note 2(k))    ............... (516,620)     (3,953,988)     (1,294,579)     (9,908,153)
                               ---------   -------------    -----------    -------------
Pro Forma Balance,
 July 31, 1997
 (unaudited)   ...............       --    $         --              --    $         --
                               =========   =============    ===========    =============



                                       Series C                      Series D
                                      Mandatorily                  Convertible
                                      Redeemable                    Redeemable
                               ------------------------- --------------------------------
                                Number of   Liquidation     Number of      Liquidation
                                 Shares        Value         Shares           Value
                               ----------- ------------- --------------- ----------------
Balance, April 30, 1994              --     $       --             --    $          --
Issuance of Class A
 Common Stock and
 warrants   ..................       --             --             --               --
Accretion of put
 warrants   ..................       --             --             --               --
Net income  ..................       --             --             --               --
                                --------    -----------   -----------    --------------
Balance April 30, 1995               --             --             --               --
Issuance of preferred
 stock and other
 capital transactions   ......  424,307      1,951,812      1,922,169       13,455,180
Issuance costs ...............       --             --             --         (972,771)
Accretion of preferred
 stock   .....................       --         65,060             --           64,851
Net loss .....................       --             --             --               --
                                --------    -----------   -----------    --------------
Balance, April 30, 1996         424,307      2,016,872      1,922,169       12,547,260
Issuance of Class A
 Common Stock
 in various
 acquisitions  ...............       --             --             --               --
Accretion of preferred
 stock and warrants  .........       --        204,274             --        3,901,594
Net loss    ..................       --             --             --               --
                                --------    -----------   -----------    --------------
Balance April 30, 1997          424,307      2,221,146      1,922,169       16,448,854
Issuance of Class A
 Common Stock  ...............       --             --             --               --
Accretion of preferred
 stock and issuance
 costs   .....................       --         51,068             --          957,712
Net income  ..................       --             --             --               --
                                --------    -----------   -----------    --------------
Balance, July 31, 1997 .......  424,307      2,272,214      1,922,169       17,406,566
                                --------    -----------   -----------    --------------
Pro forma adjustments
 (unaudited) (see
 Note 2(k))    ...............       --        697,935     (1,922,169)     (17,406,566)
                                --------    -----------   -----------    --------------
Pro Forma Balance,
 July 31, 1997
 (unaudited)   ...............  424,307     $2,970,149             --    $          --
                                ========    ===========   ===========    ==============


The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES


     CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT
                  WARRANTS AND STOCKHOLDERS' EQUITY (DEFICIT)
                                  (Continued)



                                                    Stockholders' Equity (Deficit)
                                            -----------------------------------------------
                                                    Class A                 Class B
                                                 Common Stock            Common Stock
                                            ----------------------- -----------------------
                              Redeemable      Number     $0.01 Par    Number     $0.01 Par
                             Put Warrants    of Shares     Value     of Shares     Value
                            --------------- ----------- ----------- ----------- -----------
Balance, April 30, 1994     $     61,662     1,355,000    $13,550    1,000,000    $10,000
Issuance of Class A
 Common Stock and
 warrants   ...............      700,000       744,191      7,442           --         --
Accretion of put
 warrants   ...............    2,380,296            --         --           --         --
Net income  ...............           --            --         --           --         --
                            -------------    ----------   --------   ----------   --------
Balance, April 30, 1995        3,141,958     2,099,191     20,992    1,000,000     10,000
Issuance of preferred
 stock and other
 capital transactions   ...   (2,741,958)           --         --           --         --
Issuance costs    .........           --            --         --           --         --
Accretion of preferred
 stock   ..................           --            --         --           --         --
Net loss    ...............           --            --         --           --         --
                            -------------    ----------   --------   ----------   --------
Balance, April 30, 1996          400,000     2,099,191     20,992    1,000,000     10,000
Issuance of Class A
 Common Stock in
 various acquisitions   .             --       755,254      7,552           --         --
Accretion of preferred
 stock and warrants   .               --            --         --           --         --
Net loss    ...............           --            --         --           --         --
                            -------------    ----------   --------   ----------   --------
Balance, April 30, 1997          400,000     2,854,445     28,544    1,000,000     10,000
Issuance of Class A
 Common Stock  ............           --        20,000        200           --         --
Accretion of preferred
 stock and issuance
 costs   ..................           --            --         --           --         --
Net income  ...............           --            --         --           --         --
                            -------------    ----------   --------   ----------   --------
Balance, July 31, 1997           400,000     2,874,445     28,744    1,000,000     10,000
                            -------------    ----------   --------   ----------   --------
Pro forma adjustments
 (unaudited) (see
 Note 2(k))    ............      300,000     3,733,368     37,334           --         --
                            -------------    ----------   --------   ----------   --------
Pro Forma Balance,
 July 31, 1997
 (unaudited)   ............ $    700,000     6,607,813    $66,078    1,000,000    $10,000
                            =============    ==========   ========   ==========   ========



                                                Retained           Total
                              Additional        Earnings       Stockholders'
                                Paid-in       (Accumulated        Equity
                                Capital         Deficit)         (Deficit)
                            --------------- ----------------- ---------------
Balance, April 30, 1994     $     21,400     $     692,967    $    737,917
Issuance of Class A
 Common Stock and
 warrants   ...............    3,430,961                --       3,438,403
Accretion of put
 warrants   ...............           --        (2,380,296)     (2,380,296)
Net income  ...............           --           302,075         302,075
                            -------------    -------------    -------------
Balance, April 30, 1995        3,452,361        (1,385,254)      2,098,099
Issuance of preferred
 stock and other
 capital transactions   ...   (2,836,794)               --      (2,836,794)
Issuance costs    .........           --                --              --
Accretion of preferred
 stock   ..................           --          (129,911)       (129,911)
Net loss    ...............           --          (273,867)       (273,867)
                            -------------    -------------    -------------
Balance, April 30, 1996          615,567        (1,789,032)     (1,142,473)
Issuance of Class A
 Common Stock in
 various acquisitions   ...    9,366,350                --       9,373,902
Accretion of preferred
 stock and warrants   .....           --        (8,530,369)     (8,530,369)
Net loss    ...............           --           (11,786)        (11,786)
                            -------------    -------------    -------------
Balance, April 30, 1997        9,981,917       (10,331,187)       (310,726)
Issuance of Class A
 Common Stock  ............       11,800                --          12,000
Accretion of preferred
 stock and issuance
 costs   ..................           --        (2,114,905)     (2,114,905)
Net income  ...............           --           889,699         889,699
                            -------------    -------------    -------------
Balance, July 31, 1997 ....    9,993,717       (11,556,393)     (1,523,932)
                            -------------    -------------    -------------
Pro forma adjustments
 (unaudited) (see
 Note 2(k))    ............   31,231,373          (997,935)     30,270,772
                            -------------    -------------    -------------
Pro Forma Balance,
 July 31, 1997
 (unaudited)   ............ $ 41,225,090     $ (12,554,328)   $ 28,746,840
                            =============    =============    =============




The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                            April 30,
                                                        --------------------------------------------------
                                                              1995             1996             1997
                                                        ---------------- ---------------- ----------------
Cash flows from operating activities:
 Net income (loss)    ................................. $     302,075    $    (273,867)   $     (11,786)
                                                        --------------   --------------   --------------
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities--
 Depreciation and amortization    .....................     4,511,494        7,642,939       13,053,209
 (Gain) loss on sale of equipment    ..................       (61,429)         (41,003)         313,039
 Provision (benefit) for deferred income taxes   ......       186,017          568,585          138,913
 Write-down of land under development   ...............       240,079               --               --
 Extraordinary item--loss on extinguishment
   of debt   ..........................................            --          326,308               --
 Changes in assets and liabilities, net of effects
   of acquisitions--
   Accounts receivable--
    Trade    ..........................................      (121,640)      (1,615,995)      (3,360,238)
    Related parties   .................................       996,583               --               --
   Other current assets  ..............................      (793,465)         312,991         (362,360)
   Accounts payable--
    Trade    ..........................................      (878,994)         146,702        5,275,654
    Related parties   .................................      (273,770)              --               --
 Accrued closure and postclosure costs  ...............       272,194          732,242          227,963
 Accrued and other liabilities    .....................       131,492          424,765         (548,403)
                                                        --------------   --------------   --------------
                                                            4,208,561        8,497,534       14,737,777
                                                        --------------   --------------   --------------
      Net cash provided by operating
       activities  ....................................     4,510,636        8,223,667       14,725,991
                                                        --------------   --------------   --------------
Cash flows from investing activities:
 Acquisitions, net of cash acquired  ..................    (8,289,000)     (17,321,845)     (34,824,629)
 Additions to property and equipment    ...............    (3,414,593)     (10,080,587)     (14,926,135)
 Proceeds from sale of equipment  .....................       193,228           65,939          165,643
 Funds held by trustees for acquisitions and
   other costs of acquisitions    .....................     1,473,874               --               --
 Restricted funds--closure fund escrow  ...............     1,203,784         (213,630)        (625,473)
 Other assets   .......................................        (8,502)          65,277         (103,306)
                                                        --------------   --------------   --------------
      Net cash used in investing activities   .........    (8,841,209)     (27,484,846)     (50,313,900)
                                                        --------------   --------------   --------------
Cash flows from financing activities:
 Proceeds from issuance of common stock    ............            --               --               --
 Proceeds from issuance of preferred stock, net
   of issuance costs  .................................            --       12,482,412               --
 Payments to subordinated debtholders   ...............            --       (2,072,174)              --
 Deferred debt acquisition costs  .....................      (513,083)        (125,260)        (388,607)
 Payments on short-term debt, net    ..................    (1,000,721)              --               --
 Proceeds from long-term borrowings  ..................    22,279,462       23,054,334       43,258,000
 Principal payments on long-term debt   ...............   (14,999,195)     (13,836,068)      (5,752,471)
 Principal payments on capital lease obligations           (1,163,355)        (481,348)        (589,058)
 Proceeds from issuance of warrants  ..................        14,025               --               --
                                                        --------------   --------------   --------------
      Net cash provided by financing
       activities  ....................................     4,617,133       19,021,896       36,527,864
                                                        --------------   --------------   --------------
Net increase (decrease) in cash and cash
equivalents  ..........................................       286,560         (239,283)         939,955
Cash and cash equivalents, beginning of year  .........       427,310          713,870          474,587
                                                        --------------   --------------   --------------
Cash and cash equivalents, end of year  ............... $     713,870    $     474,587    $   1,414,542
                                                        ==============   ==============   ==============
Supplemental disclosures of cash flow
information:
 Cash paid during the year for--
   Interest  .......................................... $   1,788,468    $   2,255,260    $   3,865,056
                                                        ==============   ==============   ==============
   Income taxes    .................................... $     217,159    $     117,150    $     598,190
                                                        ==============   ==============   ==============
Supplemental disclosures of noncash investing and
financing activities:
 During fiscal 1996, the Company converted
   certain subordinated debt into redeemable
   preferred stock (see Note 7).
 Summary of entities acquired--
   Fair value of assets acquired  ..................... $  25,668,000    $  22,344,722    $  65,072,296
   Fair value of the issuance of the Company's
    stock and warrants   ..............................    (3,821,000)              --       (9,373,904)
   Cash paid    .......................................    (8,289,000)     (17,321,845)     (34,824,629)
                                                        --------------   --------------   --------------
      Liabilities assumed and notes payable
       to sellers  .................................... $  13,558,000    $   5,022,877    $  20,873,763
                                                        ==============   ==============   ==============



                                                          Three Months Ended July 31,
                                                        -------------------------------
                                                             1996            1997
                                                        --------------- ---------------
                                                          (Unaudited)
Cash flows from operating activities:
 Net income (loss)    ................................. $      28,004   $    889,699
                                                        -------------   -------------
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities--
 Depreciation and amortization    .....................     2,974,781      3,851,585
 (Gain) loss on sale of equipment    ..................       (12,621)        (5,655)
 Provision (benefit) for deferred income taxes   ......            --             --
 Write-down of land under development   ...............            --             --
 Extraordinary item--loss on extinguishment
   of debt   ..........................................            --             --
 Changes in assets and liabilities, net of effects
   of acquisitions--
   Accounts receivable--
    Trade    ..........................................    (1,813,892)    (1,875,926)
    Related parties   .................................            --             --
   Other current assets  ..............................       340,069        552,339
   Accounts payable--
    Trade    ..........................................     1,540,652      1,226,875
    Related parties   .................................            --             --
 Accrued closure and postclosure costs  ...............      (384,150)      (618,034)
 Accrued and other liabilities    .....................       297,340       (942,211)
                                                        -------------   -------------
                                                            2,942,179      2,188,973
                                                        -------------   -------------
      Net cash provided by operating
       activities  ....................................     2,970,183      3,078,672
                                                        -------------   -------------
Cash flows from investing activities:
 Acquisitions, net of cash acquired  ..................    (5,345,726)    (4,707,925)
 Additions to property and equipment    ...............    (2,805,699)    (4,578,903)
 Proceeds from sale of equipment  .....................        82,000         22,966
 Funds held by trustees for acquisitions and
   other costs of acquisitions    .....................            --             --
 Restricted funds--closure fund escrow  ...............      (149,003)       299,931
 Other assets   .......................................       192,708       (501,402)
                                                        -------------   -------------
      Net cash used in investing activities   .........    (8,025,720)    (9,465,333)
                                                        -------------   -------------
Cash flows from financing activities:
 Proceeds from issuance of common stock    ............            --         12,000
 Proceeds from issuance of preferred stock, net
   of issuance costs  .................................            --             --
 Payments to subordinated debtholders   ...............            --             --
 Deferred debt acquisition costs  .....................            --        (94,342)
 Payments on short-term debt, net    ..................            --             --
 Proceeds from long-term borrowings  ..................     6,382,000      8,620,000
 Principal payments on long-term debt   ...............    (1,371,021)    (1,512,234)
 Principal payments on capital lease obligations              (85,631)       (97,806)
 Proceeds from issuance of warrants  ..................            --             --
                                                        -------------   -------------
      Net cash provided by financing
       activities  ....................................     4,925,348      6,927,618
                                                        -------------   -------------
Net increase (decrease) in cash and cash
equivalents  ..........................................      (130,189)       540,957
Cash and cash equivalents, beginning of year  .........       474,587      1,414,542
                                                        -------------   -------------
Cash and cash equivalents, end of year  ............... $     344,398   $  1,955,499
                                                        =============   =============
Supplemental disclosures of cash flow
information:
 Cash paid during the year for--
   Interest  .......................................... $     496,108   $  2,012,691
                                                        =============   =============
   Income taxes    .................................... $          --   $     20,000
                                                        =============   =============
Supplemental disclosures of noncash investing and
financing activities:
 During fiscal 1996, the Company converted
   certain subordinated debt into redeemable
   preferred stock (see Note 7).
 Summary of entities acquired--
   Fair value of assets acquired  ..................... $  19,236,764   $  6,324,678
   Fair value of the issuance of the Company's
    stock and warrants   ..............................            --             --
   Cash paid    .......................................    (5,345,726)    (4,707,925)
                                                        -------------   -------------
      Liabilities assumed and notes payable
       to sellers  .................................... $  13,891,038   $  1,616,753
                                                        =============   =============


The accompanying notes are an integral part of these consolidated financial statements.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. OPERATIONS

     Casella Waste Systems, Inc. is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, upstate New York and northern Pennsylvania.

     The consolidated financial statements of the Company include the accounts of Casella Waste Systems, Inc. and its wholly owned subsidiaries: Casella Waste Management, Inc., New England Waste Services, Inc., New England Waste Services of Vermont, Inc., Bristol Waste Management, Inc., Sunderland Waste Management, Inc., Newbury Waste Management, Inc., North Country Environmental Services, Inc., Sawyer Environmental Recovery Facilities, Inc., Sawyer Environmental Services, Casella T.I.R.E.S., Inc., New England Waste Services of N.Y., Inc., Casella Waste Management of N.Y., Inc. and Casella Waste Management of Pennsylvania, Inc.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     A summary of the Company's significant accounting policies follows:


(a)        Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.


(b)        Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(c)        Revenue Recognition

     The Company recognizes revenues as the services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.


(d)        Fair Value of Financial Instruments


     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, investments in closure trust funds, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables, investments in closure trust funds and trade payables approximate their respective fair values. The Company's debt instruments that are outstanding as of July 31, 1997 have carrying values that approximate their respective fair values. See Note 4 for the terms and carrying values of the Company's various debt instruments.



(e)        Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.


(f)        Closure Fund Escrow

     Restricted funds held in trust consist of amounts on deposit with various banks that support the Company's financial assurance obligations for its facilities' closure and postclosure costs.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)        Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:


                                          Estimated
                                          Useful Life
   Asset Classification                  ------------
   Buildings and improvements   ......    20-30 years
   Machinery and equipment   .........     2-10 years
   Rolling stock    ..................     1-10 years
   Containers    .....................     2-12 years


     The cost of maintenance and repairs is charged to operations as incurred. Depreciation expense for the years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997 was $1,628,405, $2,908,092, and $6,498,346 and
$2,038,893, respectively.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized for the years ended April 30, 1995 and 1996. Interest capitalized for the year ended April 30, 1997 and the three months ended July 31, 1997 was $182,418 and $35,893, respectively. Management routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments are realizable.

     Landfill permitting and acquisition costs, excluding the estimated residual value of land, are typically amortized as permitted airspace of the landfill is consumed. For many of the Company's landfills, preparation costs, which include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems, are also typically amortized as total permitted airspace of the landfill is consumed. In determining the amortization rate for these landfills, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. For other landfills, the landfill preparation costs are generally less significant and are amortized as the airspace for the particular benefited phase is consumed. Units-of-production amortization rates are determined annually for each of the Company's operating landfills. The rates are based on estimates provided by the Company's engineers and accounting personnel and consider the information provided by aerial surveys which are generally performed annually.


(h)        Accrued Closure and Postclosure Costs


     Accrued closure and postclosure costs include the current and noncurrent portion of accruals associated with obligations for closure and postclosure of the Company's operating and closed landfills. The Company, based on input from its engineers and accounting personnel, estimates its future cost requirements for closure and postclosure monitoring and maintenance for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and postclosure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Accruals for closure and postclosure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future cost requirements for closure and postclosure monitoring and maintenance for the Company's operating landfills by the Company's engineers and accounting personnel are performed at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed.


     The states in which the Company operates require a certain portion of these accrued closure and postclosure obligations to be funded at any point in time. Accordingly, the Company has placed $3,790,458, $4,396,715 and $4,565,988 at April 30, 1996 and 1997 and July 31, 1997, respectively, in restricted investment accounts to fund these future obligations.

     In addition, the Company has been required to post a surety bond or bank letter of credit to secure its obligations to close its landfills in accordance with environmental regulations. At July 31, 1997, the Company had provided letters of credit totaling $2,698,606 to secure the Company's landfill closure obligations, expiring between April 1998 and June 1998.



(i)        Intangible Assets

     Goodwill is the cost in excess of fair value of identifiable assets of acquired businesses and is amortized on the straight-line method over periods not exceeding 40 years. Other intangible assets include covenants not to compete and customer lists and are amortized on the straight-line method over their estimated useful lives, typically no more than 10 years. The Company continually evaluates whether events and circumstances have occurred subsequent to an acquisition that indicate the remaining estimated useful life or carrying value of these intangible assets may warrant revision. When factors indicate that these assets should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted cash flows over the remaining life of the asset in measuring recoverability.

     Deferred debt acquisition costs are capitalized and amortized over the life of the related debt using the effective interest method.


     Intangible assets at April 30, 1996 and 1997 and July 31, 1997 consist of the following:




                                                                  April 30,
                                                        -----------------------------
                                                            1996            1997         July 31, 1997
                                                        -------------   -------------   --------------
   Goodwill   .......................................   $ 8,217,155     $41,793,613      $45,279,403
   Covenants not to compete  ........................     4,843,826       5,783,139        6,839,379
   Customer lists   .................................       459,570         431,201          430,195
   Deferred debt acquisition costs and other   ......       412,702         698,777          793,120
                                                        ------------    ------------     ------------
                                                         13,933,253      48,706,730       53,342,097
   Less--accumulated amortization  ..................     2,396,597       2,738,181        3,323,221
                                                        ------------    ------------     ------------
                                                        $11,536,656     $45,968,549      $50,018,876
                                                        ============    ============     ============

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Effective May 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. In accordance with SFAS No. 121, the Company evaluates the recoverability of its carrying value of the Company's long-lived assets and certain intangible assets based on estimated undiscounted cash flows to be generated from each of such assets as compared to the original estimates used in measuring the assets. To the extent impairment is identified, the Company reduces the carrying value of such impaired assets. The change did not have a material impact on the Company's financial statements.


(j)        Income Taxes

     The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.


(k)        Unaudited Pro Forma and Unaudited Pro Forma As Adjusted Presentation



     Under the terms of the Company's agreements with the holders of the Series A and Series B Redeemable Preferred Stock with warrants exercisable for Class A Common Stock, the preferred stock will automatically be redeemed and the redemption price applied to the exercise of the warrants upon the closing of the Company's proposed initial public offering. Under the terms of the Company's agreements with the holders of the Series D Convertible Redeemable Preferred Stock, the preferred stock will be converted automatically into shares of Class A Common Stock upon the closing of the Company's proposed initial public offering. The unaudited pro forma consolidated balance sheet, unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of redeemable preferred stock, redeemable put warrants and stockholders' equity (deficit) reflect these transactions of the preferred stock and warrants as well as the accretion of the Series C Mandatorily Redeemable Preferred Stock to its redemption value and the accretion of the redeemable put warrants to their call value.


     The unaudited pro forma as adjusted statement of operations gives effect to (i) the acquisitions completed during fiscal 1997; (ii) the acquisition of H.C. Gobin; and (iii) the application of the estimated net proceeds from the
Offering, at an assumed initial public offering price of $      per share,
after deducting the estimated underwriting discount and offering expenses payable by the Company, as if each had occurred on May 1, 1996.



(l) Unaudited Pro Forma Net Loss per Share of Common Stock and Pro Forma, As Adjusted, Net Income per Share of Common Stock


     Pro forma net loss per share of common stock is computed based on the weighted average number of common shares outstanding and gives effect to the following adjustments. For purposes of this calculation, dilutive stock options and warrants that are considered common stock equivalents are not included, as the effect of their inclusion would be dilutive except that pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and common equivalent shares issued during the 12-month period prior to the date of the initial filing of the Company's Registration Statement have been included in the calculation, using the treasury stock method, as if they were outstanding for all periods presented. Fair market value for the purpose of this calculation was assumed to be $ , which is the midpoint of the assumed initial public offering price range. Also, all outstanding shares of Redeemable

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Preferred Stock, including the Redeemable Preferred Stock with warrants, which will automatically convert into Class A Common Stock upon the closing of the Company's proposed initial public offering, are assumed to be converted to Class A Common Stock at the time of issuance.



     Pro forma, as adjusted, net income per share of common stock includes the effect of dilutive stock options and warrants, which are considered common stock equivalents, using the treasury stock method. Pro forma, as adjusted, net income per share of common stock also assumes the elimination of preferred stock accretion and interest expense relating to the assumed preferred stock redemption and debt reduction with the proceeds from the Company's proposed initial public offering. Additionally, pro forma, as adjusted, net income per share of common stock gives effect to the acquisitions completed in fiscal 1997 as if the acquisitions had occurred on May 1, 1996. Pro forma, as adjusted, weighted average shares outstanding includes the shares to be issued by the Company in the proposed initial public offering, which will be used to redeem the Series C Mandatorily Redeemable Preferred Stock and reduce certain outstanding debt.


     Historical net income (loss) per share data have not been presented, as such information is not considered to be relevant or material.


(m)        New Accounting Pronouncements not yet Adopted


     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. This statement establishes standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in Accounting Principles Board (APB) Opinion No. 15, Earnings per Share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This statement requires restatement of all prior-period EPS data presented. The adoption of this statement will not have a material impact on the Company's financial statements.


3. BUSINESS ACQUISITIONS

     During fiscal 1995 and 1996, the Company completed 5 and 15 acquisitions, respectively, including two landfills in 1995 and one landfill in 1996. During fiscal 1997, the Company completed 24 acquisitions, including the 25-year capital lease of a landfill. During the three months ended July 31, 1997, the Company completed 8 acquisitions.


     The operating results of these businesses are included in the consolidated statements of operations from the dates of acquisition. All of the Company's acquisitions were accounted for as purchases and/or capital leases and, accordingly, the purchase prices have been allocated to the net assets acquired based on fair values at the dates of acquisition with the residual amounts allocated to goodwill. The purchase prices allocated to the net assets acquired were as follows (rounded to thousands):

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

3. BUSINESS ACQUISITIONS (Continued)



                                              Fiscal Year Ended April 30,
                                    -----------------------------------------------  Three Months
                                                                                        Ended
                                         1995            1996            1997        July 31, 1997
                                    --------------- --------------- --------------- --------------
   Accounts receivable and prepaid
    expenses  .....................  $  1,085,000    $  2,947,000   $  3,918,000    $   323,000
   Investments--restricted   ......     3,335,000       1,240,000        450,000             --
   Landfills  .....................    13,477,000       3,495,000      8,013,000             --
   Property and equipment    ......     3,735,000       7,425,000     16,878,000      1,462,000
   Covenants not to compete and
    customer lists  ...............     1,034,000       2,060,000      2,212,000      1,056,000
   Goodwill   .....................     3,002,000       5,178,000     33,602,000      3,484,000
   Deferred taxes   ...............      (329,000)       (806,000)       (73,000)            --
   Debt and notes payable    ......    (9,641,000)     (3,656,000)    (5,075,000)    (1,040,000)
   Other liabilities assumed    ...    (3,588,000)       (561,000)   (15,726,000)      (577,000)
                                     ------------    ------------   -------------   ------------
   Total consideration    .........  $ 12,110,000    $ 17,322,000   $ 44,199,000    $ 4,708,000
                                     ============    ============   =============   ============



     The following unaudited pro forma combined information (rounded to thousands) shows the results of the Company's operations for the years ended April 30, 1996 and 1997, as though each of the completed acquisitions had occurred as of May 1, 1995, and for the three months ended July 31, 1997, as though each of the completed acquisitions had occurred as of May 1, 1996, exclusive of the effects of this Offering.




                                                     Fiscal Year Ended April 30,
                                                     ----------------------------  Three Months
                                                                                      Ended
                                                         1996           1997       July 31, 1997
                                                     ------------- -------------- --------------
   Revenues  ....................................... $79,348,000   $103,257,000     $27,691,000
   Operating income   ..............................  6,915,000      5,952,000        3,064,000
   Net income (loss)  ..............................   (873,000)    (1,499,000)         354,000
   Pro forma income (loss) per share of common stock      (0.18)         (0.20)            0.03
   Weighted average common stock and common
    stock equivalent shares outstanding    .........  4,874,000      7,408,000       11,171,000



     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisitions taken place as of May 1, 1995 for the years ended April 30, 1996 and 1997 and May 1, 1996 for the three months ended July 31, 1997 or the results that may occur in the future. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the companies.



4. LONG-TERM DEBT

     Long-term debt as of April 30, 1996 and 1997 and July 31, 1997 consists of the following:




                                                                 April 30,
                                                        ----------------------------     July 31,
                                                            1996           1997            1997
                                                        ------------   -------------   -------------
   Advances on a bank acquisition line, which
    provides for advances of up to $85,000,000, due
    July 31, 2002. Interest on outstanding advances
    accrues at the bank's base rate (8.5% at July 31,
    1997), payable monthly in arrears. The debt is
    collateralized by all assets of the Company,
    whether now owned or hereafter acquired    ......   $9,200,686     $52,358,686     $60,978,686

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

4. LONG-TERM DEBT (Continued)



                                                                     April 30,
                                                           -----------------------------     July 31,
                                                               1996            1997            1997
                                                           -------------   -------------   ------------
   Term note payable to a bank, secured by all assets
    of the Company (whether now owned or
    hereafter acquired), bearing interest at the bank's
    base rate plus .25% per annum, due in quarterly
    installments of $302,083 (plus accrued interest)
    through July 31, 2002    ...........................     9,166,667       6,666,667       6,041,667
   Term note payable to a bank, secured by all assets
    of the Company (whether now owned or
    hereafter acquired), bearing interest at the bank's
    base rate plus .25% per annum, due in annual
    installments of $250,000 (plus accrued interest)
    from July 31, 1999 to July 31, 2002 and quarterly
    installments of $196,429 (plus accrued interest)
    through July 31, 2004 ..............................     3,535,714       2,764,286       2,571,429
   Notes payable in connection with businesses
    acquired, bearing interest at rates of 7% to 10%,
    due in monthly installments ranging from $939 to
    $11,152, expiring November 1997 through
    August 2006  .......................................     2,628,719       6,507,460       7,135,891
   Payments due to Clinton County, discounted at
    4.75%, due in quarterly installments of $375,046
    through March 2003    ..............................            --       7,796,216       7,513,408
                                                           ------------    ------------    ------------
                                                            24,531,786      76,093,315      84,241,081
   Less--current portion  ..............................     4,799,134       5,584,415       3,857,534
                                                           ------------    ------------    ------------
                                                           $19,732,652     $70,508,900     $80,383,547
                                                           ============    ============    ============


     On March 12, 1997, the Company entered into a three-year interest rate swap agreement (the Swap Agreement) with a bank. The purpose was to effectively convert a portion of the Company's interest rate exposure on advances under its acquisition line from a floating rate to a fixed rate until the expiration of the Swap Agreement. The Swap Agreement effectively fixes the Company's interest rate on the notional amount of $35,000,000 to 6.2% per annum. Net monthly payments or monthly receipts under the Swap Agreement are recorded as adjustments to interest expense. In the event of nonperformance by the counterparty, the Company would be exposed to interest rate risk if the variable interest rate received were to exceed the fixed rate paid by the Company under the terms of the Swap Agreement.


     The acquisition line and term loans contain certain covenants that, among other things, restrict dividends or stock repurchases, limit capital expenditures and annual operating lease payments, and set minimum fixed charge, interest coverage and leverage ratios and minimum consolidated adjusted net worth requirements. As of July 31, 1997, the Company was in compliance with all covenants.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

4. LONG-TERM DEBT (Continued)


     As of July 31, 1997, debt matures as follows:



                             Amount
                          ------------
   Year Ending July 31,
    1998   ............   $ 3,857,534
    1999   ............     4,095,404
    2000   ............     4,000,779
    2001   ............     3,997,625
    2002   ............    64,578,902
    Thereafter   ......     3,710,837
                          ------------
                          $84,241,081
                          ============


5. INCOME TAXES

     The provision (benefit) for income taxes as of April 30, 1995, 1996 and 1997 and July 31, 1997 consists of the following:




                                       April 30,
                        ----------------------------------------    July 31,
                           1995           1996           1997        1997
                        ----------   --------------   ----------   ---------
   Federal--
    Current    ......   $  9,000      $ (329,072)     $305,937     $588,781
    Deferred   ......    149,017         457,560       135,761           --
                        ---------     ----------      ---------    ---------
                         158,017         128,488       441,698      588,781
                        ---------     ----------      ---------    ---------
   State--
    Current    ......     25,000         (96,086)        7,102      138,537
    Deferred   ......     37,000         111,025         3,152           --
                        ---------     ----------      ---------    ---------
                          62,000          14,939        10,254      138,537
                        ---------     ----------      ---------    ---------
      Total    ......   $220,017      $  143,427      $451,952     $727,318
                        =========     ==========      =========    =========



     The differences in the provisions for income taxes and the amounts determined by applying the Federal statutory rate of 34% to income before provision for income taxes and extraordinary loss for the years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997 are as follows:



                                             Fiscal Year Ended April 30,
                                         ------------------------------------    Three Months
                                                                                    Ended
                                            1995         1996         1997       July 31, 1997
                                         ----------   ----------   ----------   --------------
   Tax at statutory rate  ............    $177,511    $ 66,595     $149,656        $549,786
   State income taxes, net of federal
    benefit   ........................      28,454      10,675       23,989          85,379
   Meals and entertainment
    disallowance    ..................       5,169      10,777       18,552           4,973
   Nondeductible goodwill    .........      13,428      20,386      133,736          34,983
   Other, net (mainly imputed interest
    income for
    tax purposes)   ..................      (4,545)     34,994      126,019          52,197
                                          --------    ---------    ---------       ---------
                                          $220,017    $143,427     $451,952        $727,318
                                          ========    =========    =========       =========


     Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

5. INCOME TAXES (Continued)


     Deferred tax assets and liabilities consist of the following at April 30, 1996 and 1997 and July 31, 1997:





                                                                        April 30,
                                                            ---------------------------------      July 31,
                                                                 1996              1997              1997
                                                            ---------------   ---------------   ---------------
   Deferred tax assets--
    Allowance for doubtful accounts    ..................   $    129,800       $    176,961      $    176,961
    Treatment of lease obligations  .....................         65,403             64,558            64,558
    Accrued expenses    .................................        158,603            343,952           343,952
    Net operating loss carryforwards   ..................        569,338            574,279           574,279
    Alternative minimum tax credit carryforwards   ......             --            305,937           305,937
    Other tax carryforwards   ...........................        117,560            184,969           184,969
    Amortization of intangibles  ........................         24,009             34,634            34,634
    Other   .............................................        123,048             91,518            91,518
   Deferred tax liabilities--
    Accelerated depreciation of property and
    equipment  ..........................................     (1,704,894)        (2,244,797)       (2,244,797)
    Other   .............................................       (423,184)          (587,962)         (587,962)
                                                            ------------       ------------      ------------
      Net deferred tax liability    .....................   $   (940,317)      $ (1,055,951)     $ (1,055,951)
                                                            ============       ============      ============



     At April 30, 1997, the Company has net operating loss carryforwards and other tax carryforwards for income tax purposes of approximately $1,436,000 and $462,000, respectively, that expire principally through 2009. At April 30, 1997, the Company also has $305,937 of alternative minimum tax credit carryforwards available indefinitely to reduce federal income taxes.



6. COMMITMENTS AND CONTINGENCIES


(a)        Leases



     The following is a schedule of future minimum lease payments, together with the present value of the net minimum lease payments under capital leases, as of July 31, 1997.



                                                                       Operating       Capital
                                                                         Leases        Leases
                                                                      ------------   -----------
   Year Ended July 31,
    1998  .........................................................   $  511,977     $  566,880
    1999  .........................................................      427,608        426,590
    2000  .........................................................      254,012        363,600
    2001  .........................................................      120,039        291,600
    2002  .........................................................       68,151        213,600
    Thereafter  ...................................................       53,113        160,200
                                                                      -----------    -----------
      Total minimum lease payments   ..............................   $1,434,900      2,022,470
                                                                      ===========
   Less--amount representing interest   ...........................                     355,389
                                                                                     -----------
                                                                                      1,667,081
   Current maturities of capital lease obligations  ...............                     437,475
                                                                                     -----------
      Present value of long-term capital lease obligations   ......                  $1,229,606
                                                                                     ===========

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

6. COMMITMENTS AND CONTINGENCIES (Continued)


     The Company leases real estate, containers and hauling vehicles under leases that qualify for treatment as capital leases. The assets related to these leases have been capitalized and are included in property and equipment at April 30, 1996 and 1997 and July 31, 1997.

     The Company leases operating facilities and equipment under operating leases with monthly payments ranging from $119 to $3,903.

     Total rent expense under operating leases charged to operations was $202,931, $502,122, $933,294 and $250,612, for each of the three years ended
April 30, 1995, 1996 and 1997 and for the three months ended July 31, 1997, respectively.



(b)        Closure of a Municipal Unlined Landfill


     In connection with the capital lease of Clinton County's New York Solid Waste System Facilities, the Company has agreed that upon exhaustion of the airspace of an unlined municipal landfill (which is adjacent to the Subtitle D Clinton County landfill being operated by the Company), it will pay for the closure of the landfill in accordance with the regulations of the New York State Department of Environmental Conservation. The Company has initiated closure and capping activities at this landfill, which it expects to complete by September 1997. The total cost to close the unlined landfill is expected to be approximately $3,350,000. The Company accrued for the costs relating to the closure of the unlined landfill in purchase accounting. As of July 31, 1997, $1,687,362 is classified as a current liability and included in accrued closure and postclosure costs in the accompanying consolidated balance sheet.



(c)        Legal Proceedings

     In 1997, the Company was a defendant in a lawsuit regarding certain assets of the Company. The suit was settled for $450,000, and the Company paid an aggregate of $200,000 representing the legal fees of all defendants. The settlement was accrued for and included in other accrued expenses in the accompanying consolidated balance sheet at April 30, 1997.



(d)        Environmental Liability

     The Company is subject to liability for any environmental damage, including personal injury and property damage, that its solid waste facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not presently aware of any situations that may have a material adverse impact.



(e)        Other

     In connection with an acquisition, the Company entered into an agreement to pay 10% of gross revenues, as defined in the agreement, from the operation of a landfill to the former owners until January 1999, subject to a cumulative minimum of $1,592,000 and a cumulative maximum of $6,028,000. The Company has recorded the present value of the guaranteed minimum as a cost of the acquisition in the accompanying consolidated balance sheets. On January 25, 1999, any cumulative amounts not paid up

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

6. COMMITMENTS AND CONTINGENCIES (Continued)

to the maximum of $6,028,000 are due and payable, subject to the successful permitting of an additional 1,000,000 tons of landfill capacity. The amount due is reduced pro rata for any capacity below 1,000,000 tons. This additional obligation will be recognized as a cost of the additional capacity, when and if the Company receives a permit for the additional capacity.


7. REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS AND
     STOCKHOLDERS' EQUITY (DEFICIT)


(a)        Preferred Stock

     On December 22, 1995, the Company sold 1,922,169 shares of Series D Convertible Redeemable Preferred Stock, raising proceeds of $12,482,412, net of $972,771 in issuance costs. In addition, the Company extinguished certain subordinated debt through proceeds raised in this Series D Preferred Stock transaction, and by issuing certain subordinated debt holders 516,620 shares of the Company's Series A Redeemable Preferred Stock, 1,294,579 shares of the Company's Series B Redeemable Preferred Stock and 424,307 shares of the Company's Series C Mandatorily Redeemable Preferred Stock. The Company has recorded a charge of $2,963,317 based on the difference between the fair market value of consideration (preferred stock and cash) issued to the subordinated debt holders and the carrying value of the subordinated debt extinguished. The charge, net of tax, was allocated to earnings as an extraordinary charge ($126,523) and equity ($2,836,794) based on the relative fair value of the debt and warrants, respectively. The Company also wrote off the unamortized issuance costs associated with certain subordinated debt. This write-off resulted in an extraordinary charge, net of tax, of $199,785. The total extraordinary loss from the extinguishment of debt amounted to $326,308 (net of $168,098 income tax benefit).


Series A and B Redeemable Preferred Stock with Warrants Exercisable for Class A Common Stock

     The holders of the Series A and Series B Redeemable Preferred Stock with warrants exercisable for Class A Common Stock shall have the right to require the Company to purchase their shares together with the warrants after December 31, 2000 if a liquidity event, as defined, has not occurred prior to that date. The redemption price payable by the Company shall be the higher of $1.50 per share of Series A Redeemable Preferred Stock and $2.00 per share of Series B Redeemable Preferred Stock, or the underlying fair market value of the Company's Class A Common Stock ($16.00 at July 31, 1997). The difference between the carrying value and the redemption value of the Series A and Series B Redeemable Preferred Stock with warrants exercisable for Class A Common Stock is being accreted using the effective interest method through the earliest redemption date.



Series C Mandatorily Redeemable Preferred Stock
     If a liquidity event, as defined, has not occurred on or prior to December 31, 2000, the Series C Mandatorily Redeemable Preferred Stock becomes mandatorily redeemable by the Company. The redemption price shall be $7.00 per share. The difference between the carrying value and the redemption value of the Series C Mandatorily Redeemable Preferred Stock is being accreted using the effective interest method through the earliest redemption date.


Series D Convertible Redeemable Preferred Stock
     On or after January 1, 2001, each of the holders of Series D Convertible Redeemable Preferred Stock shall have the option to tender all or any portion of such shares held to the Company. The redemption

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

7. REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS AND
   STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


price for each share shall be the greater of $7.00 or the underlying fair market value of the Company's Class A Common Stock ($16.00 at July 31, 1997). The difference between the carrying value and the redemption value of the Series D Convertible Redeemable Preferred Stock is being accreted using the effective interest method through the earliest redemption date.



Liquidation Preference

     Preferred stockholders have a preference in liquidation over other stockholders equal to $1.50 per share of Series A Preferred Stock, $2.00 per share of Series B Preferred Stock, $7.00 per share of Series C and D Preferred Stock, plus any accrued and unpaid dividends, declared and unpaid. The aggregate preference in liquidation was $19,789,420 at July 31, 1997.



Conversion
     Each share of Series A Preferred Stock and Series B Preferred Stock through the exercise of warrants and redemption of preferred stock in tandem and Series D Preferred Stock and Class B Common Stock is convertible into one share of the Company's Class A Common Stock. Conversion is at the option of the holder, but becomes automatic for Series A, Series B and Series D Preferred Stock immediately prior to the closing of a qualified public offering, as defined.


Voting
     The holders of the Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock are entitled to one vote for each share held. The holders of the Class B Common Stock are entitled to 10 votes for each share of Class B Common Stock held. The Series C Preferred Stock is nonvoting.


(b)        Stock Warrants


     At July 31, 1997, the Company had outstanding warrants to purchase 356,108 shares of the Company's Class A Common Stock at exercise prices between $0.01 and $7.25 per share, the then fair market value of the underlying common stock. The warrants become exercisable upon vesting and notification and expire between July 1998 and October 2003.



(c)        Put Warrants

     In connection with an acquisition in April 1995, the Company issued 100,000 warrants to purchase one share each of Class A Common Stock exercisable at $6.00 per share. These warrants are putable to the Company at $4.00 per share or callable by the Company at $7.00 per share beginning in April 1997. These warrants are stated at their put price per share in the accompanying consolidated balance sheets.


(d)        Stock Option Plans


     During 1993, the Company adopted an incentive stock option plan for officers and other key employees. The 1993 Incentive Stock Option Plan (the 1993 Option Plan) provides for the issuance of a maximum of 300,000 shares of Class A Common Stock. A committee of not fewer than three directors of the Company (the Option Committee), none of whom is an officer or other salaried employee of the Company who shall participate in the Option Plans, has the authority to select the optionees and determine the terms of the options granted. As of July 31, 1997, options to purchase 300,000 shares of Class A Common Stock at an average exercise price of $0.60 were outstanding under the 1993 Option Plan. However, no options have been exercised under the 1993 Option Plan as of July 31, 1997.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

7. REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS AND
   STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


     During 1994, the Company adopted a nonstatutory stock option for officers and other key employees. The 1994 Stock Option Plan (the 1994 Option Plan) provides for the issuance of a maximum of 150,000 shares of Class A Common Stock. The Board of Directors and/or the Option Committee has the authority to select the optionees and determine the terms of the options granted. As of July 31, 1997, options to purchase 130,000 shares of Class A Common Stock at an average exercise price of $3.19 were outstanding under the 1994 Option Plan. 20,000 options have been exercised under the 1994 Option Plan as of July 31, 1997.


     In connection with the May 1994 Senior Note and Warrant Purchase Agreement (the Purchase Agreement), the Company established a nonqualified stock option pool for certain key employees. The purchase agreement established 338,000 stock options to purchase Class A Common Stock at $2.00 per share, the then fair market value. The options vest on December 31, 2000, and are subject to accelerated vesting upon an initial public offering or a liquidation event, as defined, on or before July 1, 1998.


     During 1996, the Company adopted a stock option plan for employees, officers and directors of, and consultants and advisors to, the Company. The 1996 Stock Option Plan (the 1996 Option Plan) provides for the issuance of a maximum of 418,135 shares of Class A Common Stock pursuant to the grant of either incentive stock options or nonstatutory options. The Board of Directors has the authority to select the optionees and determine the terms of the options granted. As of July 31, 1997, options to purchase 418,135 shares of Class A Common Stock at an average exercise price of $10.09 were outstanding under the 1996 Option Plan. However, as of July 31, 1997, no options have been exercised under the 1996 Option Plan.

     On May 6, 1997, the Company amended the 1996 Option Plan to provide for the issuance of an additional 500,000 shares of Class A Common Stock. The Board of Directors has the authority to select the optionees and determine the terms of the options granted. On May 6, 1997, options to purchase 191,500 shares of Class A Common Stock at an exercise price of $16.00 were granted under the 1996 Option Plan.

     Stock option activity for each of the three years ended April 30, 1995, 1996, 1997 and July 31, 1997 is as follows:



                                                           Weighted
                                            Number          Average
                                           of Shares     Exercise Price
                                          -----------   ---------------
   Outstanding, April 30, 1994              145,000         $ 0.60
    Granted    ........................     528,000           1.50
    Terminated    .....................          --             --
    Exercised  ........................          --             --
                                          ----------        -------
   Outstanding, April 30, 1995              673,000           1.30
    Granted    ........................     115,000           3.53
    Terminated    .....................          --             --
    Exercised  ........................          --             --
                                          ----------        -------
   Outstanding, April 30, 1996              788,000           1.63
    Granted    ........................     418,135          10.09
    Terminated    .....................          --             --
    Exercised  ........................          --             --
                                          ----------        -------
   Outstanding, April 30, 1997   ......   1,206,135           4.56
    Granted    ........................     191,500          16.00
    Terminated    .....................          --             --
    Exercised  ........................      20,000           0.60
                                          ----------        -------
   Outstanding, July 31, 1997    ......   1,377,635         $ 6.21
                                          ==========        =======
   Exercisable, July 31, 1997 .........     604,592         $ 4.35
                                          ==========        =======

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

7. REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS AND
   STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


     Set forth is a summary of options outstanding and exercisable as of July 31, 1997:




                                   Options Outstanding             Options Exercisable
                         --------------------------------------- -----------------------
                                          Weighted
                                          Average      Weighted                 Weighted
                           Number of     Remaining     Average     Number of    Average
        Range of          Outstanding   Contractual    Exercise   Exercisable   Exercise
        Exercise            Shares      Life (Years)    Price       Options      Price
------------------------ ------------- -------------- ---------- ------------- ---------
        $ 0.60-$ 2.00...     693,000       5.14         $ 1.33      355,000      $ 0.70
      4.61-  7.00  ......    199,000       8.10           4.78      126,381        4.87
     12.00- 16.00  ......    485,635       9.54          13.75      123,211       14.31
 ------------------------  ----------      ----         -------     --------    -------
        $ 0.60-$16.00...   1,377,635       7.12         $ 6.21      604,592      $ 4.35
========================   ==========      ====         =======     ========    =======


     During fiscal 1996, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for stock-based employee compensation and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic method of accounting prescribed by APB Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 had been applied.




     The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the years ended April 30, 1996 and 1997 and the three months ended July 31, 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123, using the following weighted average assumptions for grants in the years ended April 30, 1996 and 1997 and the three months ended July 31, 1997:




                                             April 30,
                                      -----------------------
                                         1996         1997       July 31, 1997
                                      ----------   ----------   --------------
   Risk-free interest rate   ......     5.69%        6.45%          6.67%
   Expected dividend yield   ......      N/A          N/A            N/A
   Expected life    ...............    10 years     10 years       10 years
   Expected volatility    .........      N/A          N/A            N/A



     The total value of options granted during the years ended April 30, 1996 and 1997 and the three months ended July 31, 1997 would be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over three years. Because the method of accounting prescribed by SFAS No. 123 has not been applied to options granted prior to May 1, 1995, the resulting pro forma compensation costs may not be representative of that to be expected in future years. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's net loss and net loss per share would have decreased as reflected in the following pro forma amounts:

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

7. REDEEMABLE PREFERRED STOCK, REDEEMABLE PUT WARRANTS AND
   STOCKHOLDERS' EQUITY (DEFICIT) (Continued)



                                                             April 30,
                                                   ------------------------------
                                                        1996            1997         July 31, 1997
                                                   --------------   -------------   --------------
   Net income (loss)
    As reported   ..............................    $ (273,867)     $  (11,786)        $889,699
    Pro forma  .................................      (309,390)       (319,127)         555,572
   Net income (loss) per share of common stock--
    As reported   ..............................         (0.06)             --             0.10
    Pro forma  .................................         (0.06)          (0.04)            0.06



     The weighted-average grant-date fair value of options granted during the years ended April 30, 1996 and 1997 and the three months ended July 31, 1997 is $0.51, $1.07 and $2.60, respectively.



(e)        Reserved Shares


     At April 30, 1996 and 1997 and July 31, 1997, shares of Class A Common Stock were reserved for the following reasons:



                                                                       April 30,
                                                               -------------------------
                                                                  1996          1997        July 31, 1997
                                                               -----------   -----------   --------------
   Exercise of stock warrants related to Series A and
    Series B Preferred Stock  ..............................   1,811,199     1,811,199       1,811,199
   Exercise of Series D Convertible Preferred Stock   ......   1,922,169     1,922,169       1,922,169
   Exercise of stock warrants/put warrants   ...............     456,108       456,108         456,108
   Exercise of management stock options   ..................     788,000     1,206,135       1,377,635
                                                               ----------    ----------      ----------
                                                               4,977,476     5,395,611       5,567,111
                                                               ==========    ==========      ==========


8. EMPLOYEE BENEFIT PLANS

     The Company has a profit sharing plan that covers substantially all employees with one-half or more years of service. Contributions to the plan are made at the discretion of the Board of Directors. The Company made no contributions for the years ended April 30, 1996 and 1997. The profit sharing plan was terminated on June 30, 1997.

     On May 1, 1996, the Company adopted the Casella Waste Systems, Inc. 401(k) Plan and appointed the First National Bank of Boston as trustee to the plan. The plan went into effect on July 1, 1996 and has a December 31 year end. Pending board approval, the Company may contribute up to $500 per individual per calendar year. Participants vest in employer contributions ratably over a three-year period. Employer contributions for the year ended April 30, 1997 and the three months ended July 31, 1997 amounted to $149,469 and $29,523, respectively.



9. RELATED PARTY TRANSACTIONS

(a)        Management Services Agreement


     As part of the Series D Preferred Stock transaction described in Note 7(a), the Company entered into a Management Services Agreement with certain shareholders of the Series A, Series B and Series C Preferred Stock. In consideration for certain advisory services to the Company, as defined, a management fee of approximately $22,300 per month is due. However, amounts due under this agreement are not payable until a liquidity event, as defined, occurs. As of July 31, 1997, the Company had accrued approximately $427,000 related to such management fee.

                 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

9. RELATED PARTY TRANSACTIONS (Continued)

(b)        Services


     During 1996 and 1997, the Company retained the services of a related party, a company wholly owned by two of the Company's stockholders, as a contractor in closing the landfills owned by the Company. Total purchased services charged to operations for each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997 were $339,138, $1,291,435, $2,125,606 and $840,500, respectively, of which $0, $55,000,
$24,988 and $24,988 were outstanding and included in accounts payable at April 30, 1995, 1996 and 1997 and July 31, 1997, respectively. In 1997, the Company entered into agreements with this company, totaling $4,065,000, to close the unlined municipal landfill which is adjacent to the Subtitle D Clinton County landfill (see Note 6) and to close a portion of another of the Company's lined landfills.



(c)        Leases and Land Purchase


     The Company leases furniture and fixtures from a partnership in which two of the Company's stockholders are the general partners. This operating lease requires a monthly payment of $950 and expires in 1999.

     On August 1, 1993, the Company entered into three leases for operating facilities with the same partnership. The leases call for monthly payments ranging from $3,200 to $9,000 and expire in April 2003. During 1997, one of the leases was terminated early for $191,869. The remaining leases are classified as capital leases in the accompanying consolidated balance sheets. Total interest and amortization expense charged to operations for the years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997 under these agreements was $263,400, $252,000, $249,379 and $56,634, respectively.


     On November 8, 1996, the Company purchased a certain plot of land from the same related party for $122,000.


(d)        Postclosure Landfill


     The Company has agreed to pay the cost of postclosure on a landfill owned by certain principal stockholders. The Company paid the cost of closing this landfill in 1992, and the postclosure maintenance obligations are expected to last until 2012. In each of the three years ended April 30, 1995, 1996 and 1997 and the three months ended July 31, 1997, the Company paid $11,758, $14,502, $9,605 and $0, respectively, pursuant to this agreement. The Company has accrued $107,791 for costs associated with its postclosure obligations.



10. SUBSEQUENT EVENTS

     Subsequent to July 31, 1997, the Company acquired substantially all of the assets of one company. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the results of its operations will be included in the Company's results of operations from its respective acquisition date. Total consideration paid for this acquisition was approximately $4,566,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Sawyer Companies:

     We have audited the accompanying combined balance sheet of Sawyer Companies as of December 31, 1995 and the related combined statement of income and retained earnings and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sawyer Companies at December 31, 1995, and the combined results of their operations and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                      ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 19, 1996

                               SAWYER COMPANIES

                            COMBINED BALANCE SHEET



                                                                               December 31,
                                                                              -------------
                                                                                  1995
                                                                              -------------
                                                ASSETS
Current assets:
   Cash and cash equivalents  .............................................    $  395,649
   Accounts receivable, net of allowance for doubtful accounts of $216,254        941,903
   Inventories    .........................................................        85,399
   Other current assets    ................................................       162,854
   Note receivable   ......................................................        90,240
   Deferred income taxes   ................................................       178,900
                                                                               -----------
      Total current assets    .............................................     1,854,945
                                                                               -----------
Property, plant and equipment, at cost:
   Land  ..................................................................       132,978
   Land improvements    ...................................................       151,538
   Buildings   ............................................................       830,019
   Machinery and equipment    .............................................     7,190,939
   Office furniture and equipment   .......................................       410,607
   Other    ...............................................................        45,961
                                                                               -----------
                                                                                8,762,042
   Less--accumulated depreciation   .......................................     5,031,642
                                                                               -----------
      Net property, plant and equipment   .................................     3,730,400
                                                                               -----------
Landfill, at cost:
   Landfill and landfill development   ....................................     6,770,768
   Less--accumulated amortization   .......................................     4,621,857
                                                                               -----------
                                                                                2,148,911
                                                                               -----------
Other assets:
   Investment in land   ...................................................       170,000
   Landfill closure trust, excluding current portion  .....................     1,240,332
   Other miscellaneous assets    ..........................................       187,290
                                                                               -----------
       Total other assets  ................................................     1,597,622
                                                                               -----------
       Total assets  ......................................................    $9,331,878
                                                                               ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Equipment revolving line of credit  ....................................    $1,337,186
   Other notes payable  ...................................................        65,726
   Note payable to stockholder   ..........................................       973,092
   Current portion of long-term debt   ....................................       251,443
   Accounts payable  ......................................................       594,481
   Accrued expenses  ......................................................       215,601
                                                                               -----------
      Total current liabilities  ..........................................     3,437,529
                                                                               -----------
Long-term debt, excluding current portion    ..............................     1,815,037
Deferred income taxes   ...................................................       440,700
Accrued closure and postclosure costs  ....................................     1,802,005
Commitments and contingencies    ..........................................
Stockholders' equity:
   Common stock   .........................................................        38,800
   Additional paid-in capital    ..........................................       300,000
   Retained earnings    ...................................................     1,497,807
                                                                               -----------
      Total stockholders' equity    .......................................     1,836,607
                                                                               -----------
      Total liabilities and stockholders' equity   ........................    $9,331,878
                                                                               ===========

The accompanying notes are an integral part of these combined financial statements.

                               SAWYER COMPANIES


               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS



                                                 Fiscal Year Ended
                                                   December 31,
                                                ------------------
                                                       1995
                                                ------------------
Revenue    ....................................    $11,527,162
                                                   -----------
Costs and expenses:
   Cost of operations  ........................      7,640,502
   General and administrative expenses   ......      2,909,696
   Depreciation and amortization   ............      1,146,967
                                                   -----------
      Total costs and expenses  ...............     11,697,165
                                                   -----------
      Operating loss   ........................       (170,003)
                                                   -----------
Other income (expense):
   Interest income  ...........................         63,895
   Interest expense    ........................       (476,937)
   Loss on sale of assets    ..................        (29,880)
   Other   ....................................          5,722
                                                   -----------
      Total other expense    ..................       (437,200)
                                                   -----------
      Loss before income taxes  ...............       (607,203)
Provision for income taxes   ..................        261,800
                                                   -----------
     Net loss    ..............................       (869,003)
Retained earnings, beginning of year  .........      2,550,332
Stockholder distributions    ..................       (183,522)
                                                   -----------
Retained earnings, end of year  ...............    $ 1,497,807
                                                   ===========



The accompanying notes are an integral part of these combined financial statements.

                               SAWYER COMPANIES



                       COMBINED STATEMENT OF CASH FLOWS



                                                                                     Fiscal Year Ended
                                                                                       December 31,
                                                                                    ------------------
                                                                                           1995
                                                                                    ------------------
Cash flows from operating activities:
   Net loss   .....................................................................   $   (869,003)
   Adjustments to reconcile net loss to net cash provided by operating activities--
    Depreciation and amortization  ................................................      1,146,967
    Loss on sale of assets   ......................................................         29,880
    Deferred income taxes    ......................................................        261,800
    Decrease (increase) in--
     Accounts receivable  .........................................................        248,737
     Inventories    ...............................................................         17,544
     Other current assets    ......................................................         51,654
    Increase (decrease) in--
     Accounts payable  ............................................................       (667,748)
     Accrued expenses  ............................................................         16,335
     Deferred closure costs  ......................................................        433,634
                                                                                      ------------
       Net cash provided by operating activities  .................................        669,800
                                                                                      ------------
Cash flows from investing activities:
   Additions to property and equipment   ..........................................       (609,181)
   Proceeds from sale of assets    ................................................         46,108
   Net contributions to landfill closure trust    .................................       (223,089)
   Advances to stockholders  ......................................................             --
   Other, net    ..................................................................       (312,140)
                                                                                      ------------
       Net cash used by investing activities   ....................................     (1,098,302)
                                                                                      ------------
Cash flows from financing activities:
   Net proceeds from short-term borrowings  .......................................          2,627
   Principal payments on long-term borrowings  ....................................       (250,454)
   Stockholder distributions    ...................................................       (183,522)
                                                                                      ------------
       Net cash used by financing activities   ....................................       (431,349)
                                                                                      ------------
Decrease in cash and cash equivalents    ..........................................       (859,851)
Cash and cash equivalents, beginning of year   ....................................      1,255,500
                                                                                      ------------
Cash and cash equivalents, end of year   ..........................................   $    395,649
                                                                                      ============
Supplemental disclosure of cash flow information:
   Cash paid during the year for--
    Interest  .....................................................................   $    477,000
                                                                                      ============
    Income tax   ..................................................................   $         --
                                                                                      ============

The accompanying notes are an integral part of these combined financial statements.

                               SAWYER COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Business
     SES collects, transports, and recycles waste from industrial, commercial, and residential customers in northern New England (primarily Maine).

     Sawyer Environmental Recovery Facilities, Inc. (SERF) operates and maintains commercial landfill facilities in Hampden, Maine. The secure landfill facilities are currently licensed by the Maine Department of Environmental Protection (MDEP) for the disposal of special wastes. Services provided include disposal of incinerator and boiler ash, other non-hazardous special wastes, and non-burnable waste from municipal waste-to-energy plants. In addition, SERF provides the recycling markets and facilities for scrap tires, paper, and construction/demolition debris.

     TSI leased specialized waste industry machinery, equipment and vehicles to its affiliated companies.


Principles of Combination
     The combined financial statements include the following companies (herein after referred to as the Companies), all of which are incorporated under the laws of the State of Maine and owned solely by W. Tom Sawyer, Jr.:

                     Sawyer Environmental Services
                     Sawyer Environmental Recovery Facilities, Inc.

     All significant intercompany accounts and transactions have been eliminated in the combined financial statements.


Cash and Cash Equivalents
     Cash and cash equivalents include all highly liquid investments with a maturity of three months or less.


Receivables
     Current receivables of $941,903 at December 31, 1995 are net of reserves of $216,254. The estimated fair value of current receivables approximates their recorded value.

     Notes receivable of $90,240 at December 31, 1995, approximate fair value.


Fair Value of Financial Instruments
     The Companies' financial instruments consist of cash, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The carrying amount of the Companies' cash, accounts receivable, notes receivable, accounts payable and notes payable approximates their fair value due to the short-term nature of these instruments. The carrying value of long-term debt also approximates the fair value.


Inventory
     Inventory is stated at the lower of cost or market and consists primarily of equipment parts, materials and supplies.


Property, Plant and Equipment
     Property, plant and equipment are recorded at historical cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated useful lives of buildings (25 to 40 years), machinery and equipment (5 to 15 years) and vehicles and equipment (5 to 15 years).

                               SAWYER COMPANIES

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Expenditures for major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred.


Landfills
     Landfills include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and development costs include legal, engineering, construction and cell development costs.

     Landfill costs are amortized on a per-cubic-yard basis as permitted airspace of the landfill is filled.


Accrued Closure and Postclosure Costs
     Accrued closure and postclosure costs include estimated costs associated with obligations for closure and postclosure of the Companies' landfills, based on interpretations of the U.S. Environmental Protection Agency (EPA) Subtitle D regulations and on applicable MDEP regulations. Estimated closure and postclosure costs are accrued on a per-cubic-yard basis as permitted air space of the landfill is filled.

     SERF is required by the MDEP to fund a certain portion of these accrued closure and postclosure costs as landfill airspace is utilized. Accordingly, SERF has entered into trust agreements with a bank and makes monthly contributions to restricted investment accounts to maintain minimum funding requirements. Such amounts are included in the landfill closure trust account on the accompanying combined financial statements.


Income Taxes
     The Companies recorded income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement bases and the tax bases of assets and liabilities, calculated using enacted income tax rates in effect for the year in which the differences are expected to be reflected in the income tax return.

     Prior to July 1995, the Companies had elected to be recognized as an S Corporation under the appropriate Federal and state tax codes. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Companies' taxable income. Accordingly, no corporate income taxes were recorded in 1993 and 1994.


Revenue Recognition
     Revenues are recorded in the combined financial statements when the services are performed. SES and SERF provide most services on a contract basis. Contract terms are between one and fifteen years and are billed on a monthly basis.


Credit Risk
     Credit is extended to customers without collateral.

     The Companies maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Companies have not experienced any losses in such accounts. The Companies believe they are not exposed to any significant risk on cash and cash equivalents.


Use of Estimates in the Preparation of Financial Statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                               SAWYER COMPANIES

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. INDEBTEDNESS


   Long-term debt consists of the following:
    Notes payable to Fleet Bank of Maine, variable monthly payments including
     interest at prime plus 1.5%, (10% at December 31, 1995) through 1999   ...   $2,053,153
    Other notes payable  ......................................................       13,327
                                                                                  -----------
                                                                                   2,066,480
    Less--expected current portion   ..........................................      251,443
                                                                                  -----------
    Long-term notes, excluding expected current portion   .....................   $1,815,037
                                                                                  ===========
   Notes payable to stockholder and stockholder trust consist of the following:
    Prime plus 2% note payable    .............................................   $  873,092
    14% note payable, interest paid monthly   .................................      100,000
                                                                                  -----------
                                                                                  $  973,092
                                                                                  ===========

     The equipment revolving line of credit with Fleet Bank of Maine is payable in monthly installments of $35,000 ($50,000 if balance exceeds $1,200,000), including interest at prime plus 0.75% (9.25% at December 31, 1995). The line of credit is subject to renewal at July 1, 1996 and is recorded as a current liability.

     The notes to Fleet Bank of Maine are collateralized by substantially all assets, waste disposal contracts and a negative stock pledge.

     Aggregate future maturities of long-term debt outstanding as of December 31, 1995 for the next five years are expected to be as follows:


December 31,
----------------------
   1996   ............   $ 251,000
   1997   ............     291,000
   1998   ............     335,000
   1999   ............   1,189,000
   Thereafter   ......          --

3. COMMON STOCK
     Capital stock of the Companies is as follows:


                                                                           Shares
                                                            --------------------------------------
                                      Common       Par
   Company                             Stock      Value     Authorized     Issued     Outstanding
   -------                            ---------   -------   ------------   --------   ------------
   Sawyer Environmental Services   ......   $38,000       $ --      10,000         331          331
   Sawyer Environmental Recovery
    Facilities, Inc.   ..................       800        100       1,000           8            8
                                            --------
                                            $38,800
                                            ========

                               SAWYER COMPANIES

4. PROFIT SHARING PLAN
     The Companies maintain a qualified profit sharing plan covering substantially all of their employees. The plan is a defined contribution plan with contributions determined annually at the discretion of Sawyer Companies' management committee. Contributions of $200,000 were made in 1995.


5. SIGNIFICANT CUSTOMER
     A significant portion of both disposal and transportation revenue is from one significant customer, a municipality. The services are provided under long-term contracts. Revenue from this customer was approximately 35% of net sales in 1995.


6. INCOME TAXES
     The provision for income taxes as of December 31, 1995 consists of the following:


   Federal--
    Current    ......   $     --
    Deferred   ......    211,900
                        ---------
                         211,900
                        ---------
   State--
    Current    ......         --
    Deferred   ......     49,900
                        ---------
                          49,900
                        ---------
                        $261,800
                        =========

     At December 31, 1995, the Companies' total deferred tax asset of $327,700 related to nondeductible reserves and net operating loss carryforwards while the total deferred tax liability of $589,500 primarily related to differing depreciation methods for tax and book purposes for property, plant and equipment.

     At December 31, 1995, the Companies had approximately $134,000 of net operating loss carryforwards available to reduce taxable income through 2010.

     The provision for income taxes differs from the amounts calculated by applying the statutory federal income tax rate of 34% to income before taxes due primarily to state income taxes and the effect of recognizing the Companies' change in tax status in accordance with SFAS No. 109. The Companies' net deferred tax liabilities that had to be reinstated on the balance sheet when the S corporation status was terminated were charged to the deferred tax provision in 1995.


7. COMMITMENTS AND CONTINGENCIES

     The Companies lease certain office and maintenance space as well as various operating motor vehicles. Future minimum lease payments under noncancelable operating leases with terms in excess of one year are as follows:



Fiscal Year Ended April 30,
---------------------------
   1995  ............   $       --
   1996  ............      372,000
   1997  ............      353,000
   1998  ............      353,000
   1999  ............      257,000
   2000  ............       78,000
   Thereafter  ......       22,000
                        -----------
                        $1,435,000
                        ===========

                               SAWYER COMPANIES

7. COMMITMENTS AND CONTINGENCIES (Continued)

     Rental expense under operating leases was $487,676 in 1995.

     The Companies lease certain office space from the stockholder. Rental expense under this lease was $27,456 for 1995.

     The Companies carry a broad range of insurance coverage for protection of their assets and operations from certain risks; however, consistent with other entities in the industry, the Companies have elected not to obtain environmental impairment liability insurance to cover possible environmental damage. Instead, the Companies have funded multiple, irrevocable trusts in concert with state and local officials, which would provide substantial funds to respond to either sudden and accidental, or non-sudden occurrences potentially impacting the environment.

     Operation of the Companies' landfill requires certain regulatory permits that need to be renewed from time to time. Management is confident that such renewals will be obtained.

     Effective November 27, 1993, the Companies joined the Construction Services Group Trust, which includes a group of unrelated companies formed to self-insure most of their workers' compensation costs. The group purchases stop-loss insurance coverage for claims in excess of $400,000. The premiums paid are based on prior years' rates and experiences.


8. SUBSEQUENT EVENT
     On January 1, 1996, all of the issued and outstanding shares of capital stock of the companies were acquired by Casella Waste Systems, Inc. (CWS) for consideration of $2,202,000 in cash and warrants exercisable for 40,000 shares of Casella Class A Common Stock at $7.00 per share. Additionally the agreement also provides for additional consideration based on royalties from existing customer disposal agreements and landfill expansion payments contingent on additional permitted landfill capacity.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Vermont Waste and Recycling Management, Inc.:

     We have audited the accompanying balance sheet of Vermont Waste and Recycling Management, Inc. (an S corporation incorporated in the State of Vermont) as of November 15, 1996, and the related statements of operations, stockholders' equity and cash flows for the ten and one-half months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vermont Waste and Recycling Management, Inc. as of November 15, 1996, and the results of their operations and their cash flows for the ten and one-half months then ended, in conformity with generally accepted accounting principles.



                      ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 20, 1997

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.


                                 BALANCE SHEET



                                                                                   November 15,
                                                                                      1996
                                                                                  -------------
                                                  ASSETS
Current assets:
   Cash   .....................................................................    $   29,771
   Accounts receivable--trade, less allowance for doubtful accounts of $19,033        383,597
   Prepaid expenses and other current assets  .................................        57,500
                                                                                   ----------
      Total current assets  ...................................................       470,868
                                                                                   ----------
Property, plant and equipment, at cost:
   Land   .....................................................................         9,830
   Buildings and improvements  ................................................       131,434
   Machinery and equipment  ...................................................       534,933
   Vehicles  ..................................................................       416,011
                                                                                   ----------
                                                                                    1,092,208
   Less--accumulated depreciation    ..........................................      (617,831)
                                                                                   ----------
                                                                                      474,377
                                                                                   ----------
Other assets:
   Due from stockholders    ...................................................       307,007
   Goodwill, net of accumulated amortization of $3,243 ........................         7,757
   Customer lists, net of accumulated amortization of $133,936  ...............       287,367
   Covenants not-to-compete, net of accumulated amortization of $318,943 ......        51,056
                                                                                   ----------
                                                                                      653,187
                                                                                   ----------
                                                                                   $1,598,432
                                                                                   ==========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt    .......................................    $  704,161
   Current portion of capital lease obligations  ..............................        14,034
   Accounts payable and accrued liabilities   .................................       253,942
   Revolving line of credit    ................................................       488,000
                                                                                   ----------
      Total current liabilities   .............................................     1,460,137
                                                                                   ----------
Capital lease obligations, less current maturities  ...........................        17,038
                                                                                   ----------
Commitments and contingencies (Note 4)
Stockholders' equity:
   Common stock--
    Authorized--5,000 shares, $1 par value
    Issued and outstanding--200 shares  .......................................           200
   Additional paid-in capital  ................................................       180,010
   Accumulated deficit   ......................................................       (58,953)
                                                                                   ----------
      Total stockholders' equity  .............................................       121,257
                                                                                   ----------
                                                                                   $1,598,432
                                                                                   ==========



   The accompanying notes are an integral part of these financial statements.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

                            STATEMENT OF OPERATIONS



                                             Ten and One-Half
                                               Months Ended
                                             November 15, 1996
                                            ------------------
Revenues  .................................    $2,254,271
Cost of sales   ...........................     1,818,244
                                               ----------
     Gross profit  ........................       436,027
General and administrative expense   ......       431,824
                                               ----------
     Operating income    ..................         4,203
Other (income) expense:
   Interest expense   .....................       101,324
   Interest income    .....................       (16,904)
                                               ----------
     Net loss   ...........................    $  (80,217)
                                               ==========



   The accompanying notes are an integral part of these financial statements.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY



                                                                   Retained
                                       Common     Additional       Earnings          Total
                                       Stock,      Paid-in       (Accumulated     Stockholders'
                                       $1 Par      Capital         Deficit)          Equity
                                      --------   ------------   --------------   --------------
Balance, December 31, 1995   ......     $200      $180,010        $  21,264        $ 201,474
   Net loss   .....................       --            --          (80,217)         (80,217)
                                        -----     ---------       ---------        ---------
Balance, November 15, 1996   ......     $200      $180,010        $ (58,953)       $ 121,257
                                        =====     =========       =========        =========



   The accompanying notes are an integral part of these financial statements.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS


                                                                                   Ten and One-Half
                                                                                     Months Ended
                                                                                   November 15, 1996
                                                                                  ------------------
Cash flows from operating activities:
 Net loss   .....................................................................     $ (80,217)
 Adjustments to reconcile net loss to net cash provided by operating activities--
  Depreciation and amortization  ................................................       178,037
  Changes in current assets and liabilities--
   Accounts receivable  .........................................................       (28,485)
   Notes receivable--stockholders   .............................................       (45,135)
   Other assets   ...............................................................       (31,775)
   Accounts payable  ............................................................       127,753
   Accrued and other liabilities    .............................................       (12,456)
                                                                                      ---------
     Net cash provided by operating activities  .................................       107,722
                                                                                      ---------
Cash flows from investing activities:
 Additions to property and equipment   ..........................................       (57,963)
                                                                                      ---------
     Net cash used in investing activities   ....................................       (57,963)
                                                                                      ---------
Cash flows from financing activities:
 Borrowings under line of credit    .............................................        48,000
 Principal payments on long-term debt  ..........................................       (22,771)
 Principal payments on capital lease obligations   ..............................       (46,614)
                                                                                      ---------
     Net cash used in financing activities   ....................................       (21,385)
                                                                                      ---------
Net increase in cash    .........................................................        28,374
Cash, beginning of year    ......................................................         1,397
                                                                                      ---------
Cash, end of year    ............................................................     $  29,771
                                                                                      =========
Supplemental disclosure of cash flow information:
 Cash paid during the year for--
  Interest  .....................................................................     $  95,717
                                                                                      =========
  Income taxes    ...............................................................     $     150
                                                                                      =========
Supplemental schedule of noncash operating and investing activities:
 Vehicles acquired in exchange for forgiveness of debt   ........................     $  11,711
                                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. OPERATIONS

     Vermont Waste and Recycling Management, Inc. (the Company), an S Corporation incorporated in the State of Vermont, is a waste hauling business located in Williston, Vermont. On November 20, 1996, Casella Waste Systems, Inc. and subsidiaries (CWS) acquired all of the assets and assumed all of the liabilities of the Company. The purchase price of approximately $3,082,803 consisted of $1,450,248 in Casella stock (120,854 shares of Class A common stock at a price of $12 per share) issued to the seller and $1,632,555 in liabilities and closing costs paid/assumed at closing.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)        Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(b)        Property, Plant and Equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation. The Company provides for depreciation using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:


                                         Estimated
   Asset Classification                  Useful Life
   --------------------                 ------------
   Vehicles  ........................     5 years
   Machinery and equipment  .........    3-12 years
   Buildings and improvements  ......     40 years

     The cost of maintenance and repairs is charged to operations as incurred.

(c)        Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables and trade payables approximate their respective fair values. The Company's debt instruments outstanding as of November 15, 1996 have carrying values that approximate their respective fair values. See Note 3 for the terms and carrying values of the Company's various debt instruments.

(d)        Intangible Assets

     The Company amortizes intangible assets on a straight-line basis over their estimated useful lives, which generally do not exceed the following:


   Goodwill    .....................       15 years
   Covenants not to compete   ......     5-15 years
   Customer lists    ...............    10-15 years

(e)        Revenue Recognition

     The Company recognizes collection and recycling services revenues as the services are provided.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)        Income Taxes

     The stockholders of the Company have elected to be treated as an S Corporation for Federal income tax purposes, and as such, the stockholders of the Company are responsible for reporting their proportionate share of the Company's Federal taxable income to the Internal Revenue Service. Therefore, the Company does not provide for Federal or state income taxes.


3. LONG-TERM DEBT

     Long-term debt as of November 15, 1996 consists of the following:



  Howard Bank--
    Note payable in monthly installments of $6,496 including interest at 10.875%, due 2009. Secured by accounts receivable, real estate and other property. The
    U.S. Small Business Administration has guaranteed 75% of the note. The note
    is also personally guaranteed by the stockholders ..............................    $ 528,069

    Note payable in monthly installments of $2,045 including interest at Wall Street
    Journal prime plus 1.5%, adjusted quarterly, due 2009. This interest rate was
    9.75% as of November 15, 1996. Secured by accounts receivable, real estate and other property. The U.S. Small Business Administration has guaranteed
    75% of the note. The note is also personally guaranteed by the stockholders  ...      176,092
                                                                                        ---------
                                                                                          704,161
   Principal payments due within one year    .......................................      (28,216)
                                                                                        ---------
                                                                                        $ 675,945
                                                                                        =========

     As of November 15, 1996, the Company has a $488,000 line-of-credit agreement with The Howard Bank, expiring on November 15, 1996. The terms provide for interest at 1% above the bank's prime rate (8.25% at November 15, 1996), adjusted daily. The line of credit is secured by accounts receivable, real estate and other property. The line of credit is also guaranteed by an affiliate company and personally guaranteed by the stockholders. As of November 15, 1996, the balance outstanding under this line was $488,000.

     As of November 15 1996, debt matures as follows:


                                     Amount
                                    ---------
   Fiscal Year Ended November 15,
    1997    .....................   $ 28,216
    1998    .....................     31,397
    1999    .....................     34,933
    2000    .....................     38,865
    2001    .....................     43,255
    Thereafter    ...............    527,495
                                    ---------
                                    $704,161
                                    =========

     In connection with the acquisition of the Company on November 20, 1996, all current and long-term debt was paid off. Therefore, all debt has been classified as current in the accompanying financial statements.

                 VERMONT WASTE AND RECYCLING MANAGEMENT, INC.

4. COMMITMENTS AND CONTINGENCIES

(a)        Leases

     The following is a schedule of future minimum lease payments, together with the present value of the net minimum lease payments under a capital lease, as of November 15, 1996:



                                                                      Operating     Capital
                                                                       Leases       Lease
                                                                     -----------   --------
   Fiscal Year Ended November 15,
    1997    ......................................................     $ 7,586     $16,277
    1998    ......................................................       4,069      17,726
    1999    ......................................................       2,034          --
                                                                       --------    --------
      Total minimum lease payments  ..............................     $13,689      34,003
                                                                       ========
   Less--Amount representing interest  ...........................                   2,931
                                                                                   --------
                                                                                    31,072
   Current maturities of capital lease obligation  ...............                  14,034
                                                                                   --------
      Present value of long-term capital lease obligation   ......                 $17,038
                                                                                   ========

     The Company leases containers under a lease that qualifies for treatment as a capital lease. The lease is personally guaranteed by a stockholder. The assets related to these leases (carrying value of $32,650 at November 15, 1996) have been capitalized and are included in property and equipment at November 15, 1996.

     The Company leases operating facilities and equipment under operating leases with monthly payments ranging from $175 to $376.

     Total rent expense under operating leases charged to operations was $13,900, which includes related party leases (see Note 5), during the ten and one-half months ended November 15, 1996.


5. RELATED PARTY TRANSACTIONS

     The stockholders of the Company are also the majority stockholders of Chittenden Recycling Services, Inc. (CRS), a Vermont corporation. The following significant transactions occurred during the ten and one-half months ended November 15, 1996:

   [bullet] The management fee income of $106,903 represents expenses incurred by the Company for management and other expenses allocable to CRS. The amount represents labor and related costs as well as some administrative expenses. The Company's remaining balance due from CRS at November 15, 1996 was $106,903. This amount is included in accounts receivable.

   [bullet] During the ten and one-half months ended November 15, 1996, the division purchased $62,462 of recyclable material from CRS. At November 15, 1996, the Company owed $30,684 to CRS. This amount is included in accounts payable.

     The Company's stockholders received advances from the Company. No notes have been issued for these advances and there are no fixed repayment terms. Interest income accrued on the stockholders' loans totaled $16,904 for 1996. The advances totaled $307,007 at November 15, 1996. This amount is included in notes receivable--stockholders' in the accompanying financial statements.

     The Company leases an automobile from one of its stockholders. The lease expires in June 1999 and the monthly payment is $339. The lease is treated as an operating lease.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Superior Disposal Companies:

     We have audited the accompanying combined balance sheets of the companies identified in Note 1 (the Companies) as of December 31, 1995 and 1996, and the related combined statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                       ARTHUR ANDERSEN LLP



Boston, Massachusetts
May 23, 1997

                        THE SUPERIOR DISPOSAL COMPANIES

                            COMBINED BALANCE SHEETS

                                                                                  December 31,
                                                                         -------------------------------
                                                                             1995             1996
                                                                         -------------   ---------------
                                          ASSETS
Current assets:
 Cash  ...............................................................    $   766,280      $     9,254
 Accounts receivable--trade, less allowance for doubtful accounts of
   approximately $408,000 and $213,000 in 1995 and 1996, respectively       1,878,228        1,696,172
 Prepaid expenses and other current assets    ........................        127,433          207,011
 Deferred tax asset   ................................................         13,095               --
                                                                          -----------      -----------
    Total current assets    ..........................................      2,785,036        1,912,437
                                                                          -----------      -----------
Property and equipment, at cost:
 Land and improvements   .............................................        275,871          275,871
 Buildings and improvements    .......................................      1,219,684        1,413,609
 Furniture, fixtures and office equipment  ...........................        109,164          212,838
 Machinery and containers   ..........................................      2,776,144        3,038,770
 Vehicles    .........................................................      2,911,890        3,511,088
 Equipment under capital leases   ....................................        391,486          391,486
                                                                          -----------      -----------
                                                                            7,684,239        8,843,662
 Less--accumulated depreciation and amortization    ..................      2,821,839        3,619,523
                                                                          -----------      -----------
                                                                            4,862,400        5,224,139
                                                                          -----------      -----------
Other assets:
 Intangible assets, net  .............................................      4,350,531        4,412,523
 Miscellaneous deposits  .............................................             --           53,700
                                                                          -----------      -----------
                                                                            4,350,531        4,466,223
                                                                          -----------      -----------
                                                                          $11,997,967      $11,602,799
                                                                          ===========      ===========
                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Short-term loans  ...................................................    $        --      $ 1,200,000
 Accounts payable  ...................................................      1,357,675        1,072,378
 Accrued liabilities  ................................................        169,520          321,950
 Current maturities of long-term debt   ..............................      1,359,861        1,748,264
 Current maturities of capital lease obligations    ..................         61,916           68,352
 Income taxes payable    .............................................         30,341           30,341
 Deferred revenue  ...................................................        411,268          368,809
                                                                          -----------      -----------
    Total current liabilities  .......................................      3,390,581        4,810,094
                                                                          -----------      -----------
Long-term debt, less current maturities    ...........................      7,221,518        6,377,697
                                                                          -----------      -----------
Capital lease obligations, less current maturities  ..................        261,422          193,070
                                                                          -----------      -----------
Due to stockholder    ................................................             --           52,000
                                                                          -----------      -----------
Commitments and contingencies (Note 6)
Stockholder's equity:
 Common stock--
  Authorized--300 shares, no par value
  Issued and outstanding--12 shares  .................................          2,500            2,500
 Additional paid-in capital    .......................................        116,635          116,635
 Retained earnings    ................................................      1,284,726          330,218
 Less--treasury stock, at cost    ....................................       (279,415)        (279,415)
                                                                          -----------      -----------
    Total stockholder's equity    ....................................      1,124,446          169,938
                                                                          -----------      -----------
                                                                          $11,997,967      $11,602,799
                                                                          ===========      ===========

The accompanying notes are an integral part of these combined financial statements.

                        THE SUPERIOR DISPOSAL COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS


                                                      Year Ended December 31,
                                                    ---------------------------
                                                        1995           1996
                                                    ------------   ------------
Revenues  .......................................   $9,240,996     $15,130,702
                                                    -----------    ------------
Costs and expenses:
 Cost of services  ..............................    5,945,827      10,361,812
 General and administrative    ..................    1,124,517       2,429,623
 Depreciation and amortization    ...............      855,548       1,192,065
                                                    -----------    ------------
                                                     7,925,892      13,983,500
                                                    -----------    ------------
Operating income   ..............................    1,315,104       1,147,202
                                                    -----------    ------------
Other expenses:
 Interest expense  ..............................      437,633         818,950
 Loss on sale of equipment  .....................           --          17,347
                                                    -----------    ------------
                                                       437,633         836,297
                                                    -----------    ------------
Income before provision for income taxes   ......      877,471         310,905
Provision for income taxes  .....................       29,346          32,724
                                                    -----------    ------------
 Net income  ....................................   $  848,125     $   278,181
                                                    ===========    ============



The accompanying notes are an integral part of these combined financial statements.

                        THE SUPERIOR DISPOSAL COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY


                                                     Additional                                           Total
                                          Common      Paid-in         Retained          Treasury       Stockholder's
                                          Stock       Capital         Earnings           Stock            Equity
                                         --------   ------------   ---------------   --------------   --------------
Balance, December 31, 1994   .........   $2,000       $116,635     $  1,142,041       $ (279,415)     $    981,261
 Net income   ........................       --             --          848,125               --           848,125
 Issuance of common stock    .........      500             --               --               --               500
 Distributions to stockholder   ......        -             --         (705,440)              --          (705,440)
                                         -------      ---------    ------------       ----------      ------------
Balance, December 31, 1995   .........    2,500        116,635        1,284,726         (279,415)        1,124,446
 Net income   ........................       --             --          278,181               --           278,181
 Distributions to stockholder   ......        -             --       (1,232,689)              --        (1,232,689)
                                         -------      ---------    ------------       ----------      ------------
Balance, December 31, 1996   .........   $2,500       $116,635     $    330,218       $ (279,415)     $    169,938
                                         =======      =========    ============       ==========      ============


The accompanying notes are an integral part of these combined financial statements.

                        THE SUPERIOR DISPOSAL COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                            Year Ended December 31,
                                                                        --------------------------------
                                                                             1995              1996
                                                                        ---------------   --------------
Cash flows from operating activities:
 Net income    ......................................................   $    848,125      $    278,181
                                                                        ------------      ------------
 Adjustments to reconcile net income to net cash provided by operating activities--
  Provision for bad debts, net of writeoffs  ........................        333,288          (195,280)
  Depreciation and amortization  ....................................        855,548         1,192,065
  Loss on sale of equipment   .......................................             --            17,347
  Deferred income tax   .............................................        (13,095)           13,095
  Changes in assets and liabilities, net of effects of acquisitions--
   Accounts receivable  .............................................     (1,570,719)          377,336
   Other current assets    ..........................................        (92,201)          (79,578)
   Accounts payable  ................................................        978,772          (285,297)
   Accrued and other liabilities    .................................        (95,524)          152,430
   Income taxes payable    ..........................................         30,341                --
   Deferred revenue  ................................................        223,536           (42,459)
                                                                        ------------      ------------
                                                                             649,946         1,149,659
                                                                        ------------      ------------
     Net cash provided by operating activities  .....................      1,498,071         1,427,840
                                                                        ------------      ------------
Cash flows from investing activities:
 Acquisitions, net of cash acquired    ..............................     (3,007,296)         (460,000)
 Additions to property and equipment   ..............................       (636,912)       (1,110,656)
 Proceeds from sale of property and equipment   .....................             --            52,074
 Decrease (increase) in other assets   ..............................         60,884           (33,261)
                                                                        ------------      ------------
     Net cash used in investing activities   ........................     (3,583,324)       (1,551,843)
                                                                        ------------      ------------
Cash flows from financing activities:
 Due to stockholder  ................................................             --            52,000
 Proceeds from short-term borrowings   ..............................             --         1,200,000
 Proceeds from long-term borrowings    ..............................      5,934,083           930,000
 Principal payments on long-term debt  ..............................     (2,542,323)       (1,520,418)
 Principal payments on capital lease obligations   ..................        (51,001)          (61,916)
 Proceeds from issuance of common stock   ...........................            500                --
 Distributions to stockholder    ....................................       (705,440)       (1,232,689)
                                                                        ------------      ------------
     Net cash provided by (used in) financing activities    .........      2,635,819          (633,023)
                                                                        ------------      ------------
Net increase (decrease) in cash  ....................................        550,566          (757,026)
Cash, beginning of year    ..........................................        215,714           766,280
                                                                        ------------      ------------
 Cash, end of year   ................................................   $    766,280      $      9,254
                                                                        ============      ============
Supplemental disclosure of cash flow information:
 Cash paid during the year for--
  Interest  .........................................................   $    411,525      $    827,059
                                                                        ============      ============
  Income taxes    ...................................................   $      8,820      $     32,724
                                                                        ============      ============
Supplemental disclosure of noncash investing and financing activities--
 Acquisition of property and equipment under capital leases    ......   $    141,441      $         --
                                                                        ============      ============
 Summary of acquisitions--
  Fair value of assets acquired  ....................................   $  6,629,006      $    595,000
  Cash paid    ......................................................     (3,007,296)         (460,000)
                                                                        ------------      ------------
     Liabilities assumed and notes payable to sellers    ............   $  3,621,710      $    135,000
                                                                        ============      ============

The accompanying notes are an integral part of these combined financial statements.

                        THE SUPERIOR DISPOSAL COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. ORGANIZATION AND BUSINESS

     The Superior Disposal Companies (the Companies), represents the combined accounts of Superior Disposal Service, Inc. (Superior) (a New York corporation), Kerkim, Inc. (Kerkim) (a New York corporation) and Kensue, Inc. (Kensue) (a Pennsylvania corporation). These companies are owned by the same stockholder. Kensue's financial statements are the consolidation of Kensue and its two subsidiaries: Claws Refuse, Inc. (Claws) (a Pennsylvania corporation) and S.D.S. at PA, Inc. (SDS at PA) (a Pennsylvania corporation), which have a March 31 fiscal year end.

     These companies are engaged in non-hazardous waste collection, recycling, transportation and transfer station businesses. The Companies service residential, commercial and municipal customers in the states of New York and Pennsylvania.

     For the purpose of the combined financial statements, all material intercompany balances and transactions have been eliminated.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements reflect the application of certain accounting policies as described in this note and elsewhere in the financial statements and notes.


(a)        Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(b)        Revenue Recognition

     The Company recognizes revenue as the related services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.


(c)        Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:


                                                       Estimated
   Asset Classification                                Useful Life
   --------------------                               ------------
   Buildings and improvements .....................    28-40 years
   Furniture, fixtures and office equipment  ......      4-8 years
   Vehicles .......................................     2-10 years
   Machinery and containers   .....................     7-10 years

     The cost of maintenance and repairs is charged to operations as incurred.


(d)        Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash, trade receivables, trade payables and debt instruments. The book values of cash, trade receivables and trade payables approximate their respective fair values. The Company's debt instruments that are outstanding as of December 31, 1995

                        THE SUPERIOR DISPOSAL COMPANIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and 1996 have carrying values that approximate their respective fair values. See Note 5 for the terms and carrying values of the Company's various debt instruments.


(e) Intangible Assets

     Goodwill is the cost in excess of fair value of identifiable assets of acquired businesses and is amortized on the straight-line method over periods not exceeding 40 years. Other intangible assets include covenants not to compete and organization costs and are amortized on the straight-line method over their estimated useful lives, typically no more than 15 and 5 years, respectively. The Companies continually evaluate whether events and circumstances have occurred subsequent to an acquisition that indicate the remaining estimated useful life or carrying value of these intangible assets may warrant revision. When factors indicate that these assets should be evaluated for possible impairment, the Companies use an estimate of the related business segment's undiscounted cash flows over the remaining life of the asset in measuring recoverability.

     Intangible assets at December 31, 1995 and 1996 consist of the following:


                                                   December 31,
                                            --------------------------
                                                1995          1996
                                            ------------   -----------
   Goodwill   ...........................   $4,171,080     $4,393,480
   Covenants not-to-compete  ............      519,167        539,167
   Organization costs  ..................       27,225         27,225
                                            -----------    -----------
                                             4,717,472      4,959,872
   Less--accumulated amortization  ......      366,941        547,349
                                            -----------    -----------
                                            $4,350,531     $4,412,523
                                            ===========    ===========

(f) Income Taxes
     Superior and Kerkim elected S corporation status under the Internal Revenue Code. Therefore, the tax effect of each company's operations will be reflected in the individual tax returns of the stockholder.

     Kensue has elected C corporation status under the Internal Revenue Code and files consolidated federal and state income tax returns. Kensue records income taxes in accordance with Statement of Financial Accounting Standards
(SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.


(g) Accounting Principles
     Effective May 1, 1996, the Companies adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. In accordance with SFAS No. 121, the Companies evaluate the recoverability of its carrying value of the Companies' long-lived assets and certain intangible assets based on estimated undiscounted cash flows to be generated from each of such assets as compared to the original estimates used in measuring the assets. To the extent impairment is identified, the Companies reduce the carrying value of such impaired assets. The change did not have a material impact on the Companies' financial statements.

                        THE SUPERIOR DISPOSAL COMPANIES

3. ACQUISITIONS OF NEW BUSINESSES

     During March 1995, Superior acquired the assets of two companies, Valley Disposal, Inc. and Doane's Disposal, Inc., for a total purchase price of approximately $1,008,000. The assets purchased included fixed assets totaling $659,000 and covenants not-to-compete totaling $19,000. The excess of the purchase price over the assets acquired was assigned to goodwill.

     Kerkim acquired the assets of W.M. Speigel Sons, Inc. in September 1995 for a total purchase price of $2,400,000. The fair value assigned to fixed assets acquired and covenants not-to-compete were approximately $300,000 and $200,000, respectively. The excess purchase price over the assets acquired was assigned to goodwill.

     In June 1995, Kensue acquired all of the outstanding common stock of Claws for a total purchase price of approximately $594,000. Net assets acquired totaled approximately $243,000. The excess of the purchase price over the net assets acquired was allocated to goodwill in the amount of $351,000.

     The subsidiaries of Kensue also completed several acquisitions during 1995. In November 1995, SDS at PA acquired the assets of WW Disposal Service, Inc. and G-Disposal Service, Inc. for a total purchase price of $2,229,000. The fair value of fixed assets acquired and covenants not-to-compete totaled $805,000 and $60,000, respectively. The excess purchase price over the assets acquired was allocated to goodwill.

     In January 1996, Claws acquired the assets of A.C. Hamm for a total purchase price of $195,000. The fair value of fixed assets acquired and covenants not-to-compete totaled $143,000 and $10,000, respectively.

     In July 1996, Superior also acquired the assets of Gar-Kim, Inc. for a total purchase price of $400,000. The fair value of fixed assets acquired and covenants not-to-compete totaled $184,000 and $10,000, respectively.

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase prices have been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The excess of purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill, which is being amortized over 40 years.


4. SHORT-TERM LOANS

     The short-term loans bear interest at rates ranging from 8% to 9.125% per annum and are secured by all assets of Superior and a certain loan by a personal guarantee of the sole stockholder.


5. LONG-TERM DEBT

     Long-term debt as of December 31, 1995 and 1996 consists of the following:



                                                                         December 31,
                                                                  --------------------------
                                                                      1995          1996
                                                                  ------------   -----------
   Term loans and line of credit with banks  ..................   $4,950,562     $4,981,219
   Notes payable in connection with businesses acquired  ......    3,384,181      2,976,109
   Other notes payable  .......................................      246,636        168,633
                                                                  -----------    -----------
                                                                   8,581,379      8,125,961
   Less--current portion   ....................................    1,359,861      1,748,264
                                                                  -----------    -----------
                                                                  $7,221,518     $6,377,697
                                                                  ===========    ===========

                        THE SUPERIOR DISPOSAL COMPANIES

5. LONG-TERM DEBT (Continued)

     The term loans and line of credit with banks bear interest at rates ranging from 9% to 9.625% per annum and are secured by all assets of the Companies, and certain loans by a personal guarantee of the sole stockholder. The loans are due on dates ranging from January 1997 to September 2002 and are payable in monthly installments ranging from $520 to $25,000.

     Notes payable in connection with businesses acquired bear interest at rates ranging from 7% to 10% and are secured by all the assets of the Companies. The notes are due on dates ranging from January 1997 to December 2005, and are payable in monthly installments ranging from $1,000 to $12,215.

     As of December 31, 1996, debt matures as follows (rounded to thousands):

                                      Amount
                                    -----------
   Fiscal Year Ended December 31,
    1997 ........................   $1,748,000
    1998 ........................    1,238,000
    1999 ........................    1,206,000
    2000 ........................    1,512,000
    2001 ........................      944,000
    Thereafter ..................    1,478,000
                                    -----------
                                    $8,126,000
                                    ===========

     In January 1997, a substantial portion of the Companies' debt was paid off by Casella Waste Systems in connection with the acquisition described in Note 9.


6. COMMITMENTS AND CONTINGENCIES

(a) Leases
     The following is a schedule of future minimum lease payments, together with the present value of the net minimum lease payments under capital leases, as of December 31, 1996.


                                                               Operating Leases   Capital Leases
                                                              ------------------ ---------------
   Fiscal Year Ended December 31,
    1997  ...................................................      $ 39,627         $ 91,296
    1998  ...................................................        40,206           91,296
    1999  ...................................................        39,416          104,404
    2000  ...................................................        37,816           20,655
                                                                   ---------        ---------
      Total minimum lease payments   ........................      $157,065          307,651
                                                                   =========
   Amount representing interest   ...........................                         46,229
                                                                                    ---------
                                                                                     261,422
   Current maturities of capital lease obligations  .........                         68,352
                                                                                    ---------
      Present value of long-term capital lease obligations                          $193,070
                                                                                    =========

     The Companies lease hauling vehicles under leases that qualify for treatment as capital leases. The assets related to these leases have been capitalized and are included in property and equipment.

     The Companies lease operating facilities and equipment under operating leases with monthly payments ranging from $170 to $2,900.

                        THE SUPERIOR DISPOSAL COMPANIES

6. COMMITMENTS AND CONTINGENCIES (Continued)

     Total rent expense under operating leases charged to operations was $16,000 and $33,600 during the years ended 1995 and 1996, respectively.


(b) Litigation
     In the normal course of conducting its operations, the Companies may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgments against the Companies, which may have an impact on earnings for a particular period. Management expects that such matters in process at December 31, 1996 will not have a material adverse effect on the Companies' financial position, including its liquidity or its results of operations.


7. INCOME TAXES

     The provision for income taxes as of December 31, 1995 and 1996 consists of the following:


                            December 31,
                       -----------------------
                           1995         1996
                       ------------   --------
   Federal--
    Current   ......    $  30,341     $    --
    Deferred  ......      (13,095)     13,095
                        ---------     --------
                           17,246      13,095
   State   .........       12,100      19,629
                        ---------     --------
      Total   ......    $  29,346     $32,724
                        =========     ========

     The provision for income taxes differs from the amounts determined by applying the federal statutory rate of 40% to income before provision for income taxes due mainly to the S corporation status of Superior and Kerkim and state income taxes.

     The components of the deferred tax asset at December 31, 1995 and 1996 are as follows:


                                                                      December 31,
                                                                ------------------------
                                                                  1995          1996
                                                                ---------   ------------
   Net operating loss carryforwards  ........................   $    --      $  41,187
   Allowance for doubtful accounts   ........................        --         39,783
   Accelerated depreciation of property and equipment  ......     4,000          8,000
   Deferred revenue   .......................................     9,095        (11,482)
                                                                --------     ---------
                                                                 13,095         77,488
   Less--valuation allowance   ..............................        --         77,488
                                                                --------     ---------
                                                                $13,095      $      --
                                                                ========     =========

     In 1996, the Companies recorded a 100% valuation allowance against the deferred tax asset, as realization of the asset is uncertain.


8. RELATED PARTY TRANSACTIONS

     Superior leases its office and garage facility in Newfield, New York, from its sole stockholder. Rental payments for the years ended December 31, 1995 and 1996 totaled $30,000 and $64,000, respectively. The lease is on a month-to-month basis.

                        THE SUPERIOR DISPOSAL COMPANIES

8. RELATED PARTY TRANSACTIONS (Continued)

     The sole stockholder is guarantor on several outstanding loans of the Companies. In addition, one loan is collateralized by the personal residence of the sole stockholder.


9. SUBSEQUENT EVENTS

     On January 2, 1997, Casella Waste Systems (CWS) acquired substantially all of the assets of Superior Disposal Services, Inc., Claws Refuse Inc. and S.D.S. at PA, Inc., accounted for as an asset purchase. On January 23, 1997, CWS acquired substantially all of the assets of Kerkim, Inc., which it also accounted for as an asset purchase.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Chairman and Members of the Board of Legislators of Clinton County, New York:

     We have audited the accompanying balance sheet of Clinton County, New York--Solid Waste Department Enterprise Fund as of December 31, 1995, and the related statements of operations, fund deficit and cash flows for the year then ended. These financial statements are the responsibility of the County's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinton County, New York--Solid Waste Department Enterprise Fund as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                      ARTHUR ANDERSEN LLP



Boston, Massachusetts
July 25, 1997

                           CLINTON COUNTY, NEW YORK--
                    SOLID WASTE DEPARTMENT ENTERPRISE FUND


                                 BALANCE SHEET


                                                                     December 31, 1995   June 30, 1996
                                                                    ------------------- --------------
                                                                                         (Unaudited)
                                         ASSETS
Current assets:
 Cash and cash equivalents  .......................................    $  7,271,096     $ 5,296,980
 Accounts receivable--trade .......................................         415,547         591,185
 State and federal aid receivable .................................         946,418         840,603
 Prepaid expenses  ................................................              --          67,011
                                                                       ------------     ------------
    Total current assets ..........................................       8,633,061       6,795,779
                                                                       ------------     ------------
Property, plant and equipment, at cost:
 Land  ............................................................         223,861         235,561
 Landfills   ......................................................       5,252,146       5,741,167
 Land improvements ................................................         698,830         698,830
 Buildings   ......................................................       2,642,443       2,694,693
 Machinery and equipment ..........................................       3,994,023       3,998,733
                                                                       ------------     ------------
                                                                         12,811,303      13,368,984
 Less--accumulated depreciation and amortization ..................       1,928,116       2,142,468
                                                                       ------------     ------------
                                                                         10,883,187      11,226,516
                                                                       ------------     ------------
                                                                       $ 19,516,248     $18,022,295
                                                                       ============     ============
                            LIABILITIES AND FUND DEFICIT
Current liabilities:
 Bond anticipation notes payable  .................................    $ 11,758,648     $11,361,098
 Current maturities of long-term debt   ...........................         322,800         326,000
 Accounts payable  ................................................         717,755          75,193
 Accrued liabilities  .............................................         371,621         499,871
 Accrued closure and postclosure costs, current portion   .........         366,531         122,640
                                                                       ------------     ------------
    Total current liabilities  ....................................      13,537,355      12,384,802
                                                                       ------------     ------------
Long-term debt, less current maturities ...........................       4,831,600       4,505,600
                                                                       ------------     ------------
Accrued closure and postclosure costs, less current portion  ......       7,773,402       7,794,081
                                                                       ------------     ------------
Other long-term liabilities .......................................         127,926         118,961
                                                                       ------------     ------------
Fund deficit:
 Contributed capital  .............................................         909,790         909,790
 Accumulated deficit  .............................................      (7,663,825)     (7,690,939)
                                                                       ------------     ------------
    Total fund deficit   ..........................................      (6,754,035)     (6,781,149)
                                                                       ------------     ------------
                                                                       $ 19,516,248     $18,022,295
                                                                       ============     ============



   The accompanying notes are an integral part of these financial statements.

                           CLINTON COUNTY, NEW YORK--
                    SOLID WASTE DEPARTMENT ENTERPRISE FUND

                            STATEMENT OF OPERATIONS


                                                             Six Months
                                           Year Ended          Ended
                                        December 31, 1995   June 30, 1996
                                       ------------------- --------------
                                                            (Unaudited)
Service revenues .....................     $4,184,317       $1,539,321
State and federal aid  ...............        871,004               --
                                           ----------       ----------
    Net revenues .....................      5,055,321        1,539,321
                                           ----------       ----------
Operating expenses:
 Cost from operations  ...............      3,373,310        1,076,742
 General and administrative  .........        213,134           74,047
 Depreciation and amortization  ......        447,401          214,352
                                           ----------       ----------
                                            4,033,845        1,365,141
                                           ----------       ----------
Income from operations    ............      1,021,476          174,180
                                           ----------       ----------
Other (income) expenses:
 Interest income .....................       (334,258)        (140,924)
 Interest expense   ..................        577,526          353,072
 Loss on sale of equipment   .........         16,855               --
 Other income ........................       (110,169)         (10,854)
                                           ----------       ----------
                                              149,954          201,294
                                           ----------       ----------
    Net income (loss)  ...............     $  871,522       $  (27,114)
                                           ==========       ==========



   The accompanying notes are an integral part of these financial statements.

                           CLINTON COUNTY, NEW YORK--
                    SOLID WASTE DEPARTMENT ENTERPRISE FUND

                          STATEMENT OF FUNDS DEFICIT


                                              Contributed      Accumulated         Total Fund
                                                Capital          Deficit            Deficit
                                             -------------   ----------------   ----------------
Balance, December 31, 1994 ...............     $909,790       $ (8,535,347)      $ (7,625,557)
   Net income  ...........................           --            871,522            871,522
                                               ---------      ------------       ------------
Balance, December 31, 1995 ...............      909,790         (7,663,825)        (6,754,035)
   Net loss (unaudited) ..................           --            (27,114)           (27,114)
                                               ---------      ------------       ------------
Balance, June 30, 1996 (unaudited)  ......     $909,790       $ (7,690,939)      $ (6,781,149)
                                               =========      ============       ============



   The accompanying notes are an integral part of these financial statements.

                           CLINTON COUNTY, NEW YORK--
                    SOLID WASTE DEPARTMENT ENTERPRISE FUND

                             STATEMENT OF CASH FLOWS


                                                                                           Six Months
                                                                         Year Ended          Ended
                                                                      December 31, 1995   June 30, 1996
                                                                     ------------------- --------------
                                                                                          (Unaudited)
Cash flows from operating activities:
 Net income (loss)  ................................................    $    871,522     $   (27,114)
                                                                        ------------     ------------
 Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities--
  Depreciation and amortization ....................................         447,401         214,352
  Loss on sale of equipment  .......................................          16,855              --
  Changes in assets and liabilities--
   Accounts receivable .............................................         157,083        (175,638)
   State and federal aid receivable   ..............................        (790,263)        105,815
   Prepaid expenses ................................................              --         (67,011)
   Accounts payable ................................................         428,814        (642,562)
   Accrued closure and postclosure costs ...........................      (1,050,610)       (223,212)
   Accrued liabilities .............................................         124,778         119,285
                                                                        ------------     ------------
                                                                            (665,942)       (668,971)
                                                                        ------------     ------------
     Net cash provided by (used in) operating activities   .........         205,580        (696,085)
                                                                        ------------     ------------
Cash flows from investing activities:
 Additions to property and equipment  ..............................      (6,030,603)       (557,681)
 Proceeds from sale of equipment   .................................          67,366              --
                                                                        ------------     ------------
     Net cash used in investing activities  ........................      (5,963,237)       (557,681)
                                                                        ------------     ------------
Cash flows from financing activities:
 Proceeds from issuance of bond anticipation notes   ...............       6,690,000              --
 Principal payments on bond anticipation notes .....................        (402,320)       (397,550)
 Principal payments on long-term debt ..............................        (292,800)       (322,800)
                                                                        ------------     ------------
     Net cash provided by (used in) financing activities   .........       5,994,880        (720,350)
                                                                        ------------     ------------
Net increase (decrease) in cash and cash equivalents ...............         237,223      (1,974,116)
Cash and cash equivalents, beginning of period .....................       7,033,873       7,271,096
                                                                        ------------     ------------
Cash and cash equivalents, end of period ...........................    $  7,271,096     $ 5,296,980
                                                                        ============     ============
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest  ...........................    $    531,983     $   191,412
                                                                        ============     ============



   The accompanying notes are an integral part of these financial statements.

                           CLINTON COUNTY, NEW YORK--
                     SOLID WASTE DEPARTMENT ENTERPRISE FUND

                         NOTES TO FINANCIAL STATEMENTS
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

1. OPERATIONS
     The Clinton County, New York--Solid Waste Department Enterprise Fund (the
Fund) is engaged in nonhazardous waste collection, recycling, transportation and transfer station and landfill disposal facility businesses. The Fund services residential, commercial and municipal customers throughout Clinton County, New York (the County).


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Revenue Recognition
     The Fund recognizes collection and recycling services revenues as the services are provided. State aid consists of funds granted by the State of New York to the Fund to subsidize costs associated with the closure of the County's landfills.


(b) Cash and Cash Equivalents
     The Fund considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.


(c) Property, Plant and Equipment
     Property, plant and equipment are stated at cost, less accumulated depreciation. The Fund provides for depreciation using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:


                                      Estimated
       Asset Classification           Useful Life
----------------------------------   ------------
   Buildings .....................     30 years
   Machinery and equipment  ......   5-20 years
   Land improvements  ............   6-15 years

     Depreciation expense for the year ended December 31, 1995 and the six months ended June 30, 1996 was $447,401 and $214,352, respectively. The cost of maintenance and repairs is charged to operations as incurred.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities including legal, engineering and construction. Management routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments are realizable.

     Landfill permitting and acquisition costs, excluding the estimated residual value of land, are typically amortized as permitted airspace of the landfill is consumed. For many of the Fund's landfills, preparation costs, which include the costs of construction associated with excavation, liners and the installation of leak detection and leachate collection systems, are also typically amortized as total permitted airspace of the landfill is consumed. In determining the amortization rate for these landfills, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity.


(d) Accrued Closure and Postclosure Costs
     New York state laws and regulations require the Fund to place a final cover on all sites when it stops accepting waste and to perform certain maintenance and monitoring functions at the sites for thirty years after closure. Although closure and postclosure care costs will be paid only near or after the date the landfills stop accepting waste, the Fund reports a portion of these closure and postclosure care costs as

                           CLINTON COUNTY, NEW YORK--
                     SOLID WASTE DEPARTMENT ENTERPRISE FUND

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

an operating expense in each period based on landfill capacity used as of each balance sheet date. The $8,139,933 and $7,916,721 reported as accrued closure and postclosure care liability at December 31, 1995 and June 30, 1996, respectively, represents the cumulative amount recorded to date, less amounts previously paid, based on the estimated capacity used. As of June 30, 1996, 97 percent of the capacity at the Schuyler Falls landfill and 100 percent at the AuSable and Mooers landfill site had been used. The Fund will recognize the remaining estimated cost of closure and postclosure care of $138,267 as the remaining estimated capacity is filled. These amounts are based on what it would cost to perform all closure and postclosure care in 1996. Actual cost may be higher due to inflation, changes in technology or changes in regulations.

     The County plans to finance the landfill closures through the issuance of County bonds and debt service expected to be paid primarily through user fees charged at the landfills and future lease payments from privatization of the landfills' management and operations (see Note 5).


(e) General and Administrative Expenses
     Included in general and administrative expenses are allocations of general County expenses in the amounts of $180,000 and $67,000 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.


(f) Income Taxes
     The Fund is a department of Clinton County, New York, a municipal corporation, and is therefore exempt from state and federal income taxes.


(g) Fair Value of Financial Instruments
     The Fund's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables and trade payables approximate their respective fair values. The Fund's debt instruments that are outstanding as of December 31, 1995 and June 30, 1996 have carrying values that approximate their respective fair values. See Note 3 for the terms and carrying values of the Fund's various debt instruments.


(h) Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(i) Impairment of Long-Lived Assets
     Effective January 1, 1996, the Fund adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The statement also requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of the carrying amount or fair value less cost to sell. The adoption of this statement did not impact the Fund's financial statements.

                           CLINTON COUNTY, NEW YORK--
                     SOLID WASTE DEPARTMENT ENTERPRISE FUND

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

3. LONG-TERM DEBT

     Long-term debt as of December 31, 1995 and June 30, 1996 consisted of the following:


                                              December 31,      June 30,
                                                  1995            1996
                                             --------------   ------------
                                                               (unaudited)
   Bond anticipation notes payable  ......    $11,758,648     $11,361,098
   Serial bond payable  ..................      5,154,400       4,831,600
                                              ------------    ------------
                                               16,913,048      16,192,698
   Less--current portion   ...............     12,081,448      11,687,098
                                              ------------    ------------
                                              $ 4,831,600     $ 4,505,600
                                              ============    ============

     Bond anticipation notes must be renewed annually. As of December 31, 1995, the Fund had eight notes outstanding with principal amounts ranging from $23,000 to $6.4 million. These notes bear interest at rates ranging from 3.85 percent to 4.59 percent.

     As of June 30, 1996, the Fund had six notes outstanding with principal amounts ranging from $75,000 to $6.4 million. These notes bear interest at rates ranging from 3.62 percent to 4.00 percent.

     The Serial Bonds were issued in 1994 in the amount of $5.4 million. As of December 31, 1995 and June 30, 1996, approximately $5.1 million and $4.8 million, respectively, remains outstanding bearing interest at rates ranging from 5.1 percent to 5.7 percent. These notes are due to mature in 2012.

     As of June 30, 1996, debt matures as follows:


                                   Amount
                                ------------
                                 (unaudited)
   Fiscal Year Ended June 30,
    1997   ..................   $11,687,098
    1998   ..................       326,000
    1999   ..................       354,000
    2000   ..................       357,200
    2001   ..................       384,200
    Thereafter   ............     3,084,200
                                ------------
                                $16,192,698
                                ============

4. RETIREMENT BENEFITS

     The Fund participates in the New York State and Local Employees' Retirement System and the Public Employees' Group Life Insurance Plan. These are cost sharing multiple-employer retirement plans. These plans provide retirement benefits as well as death and disability benefits. The Fund is required to contribute at an actuarially determined rate. The contributions made for the year ended December 31, 1995 and the six months ended June 30, 1996 were $17,304 and $7,334, respectively, and were equal to 100% of the required contributions.

     In addition to providing pension benefits, the Fund provides health insurance benefits, in accordance with its Civil Service Employees Association, Inc. contract, to retired employees and their spouses. These benefits are funded and accounted for by the Fund as paid, which is not materially different from the accrual method required by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. The total cost of providing these benefits during the year ended December 31, 1995 and the six months ended June 30, 1996 was not material.

                           CLINTON COUNTY, NEW YORK--
                     SOLID WASTE DEPARTMENT ENTERPRISE FUND

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


5. SUBSEQUENT EVENT

     On July 10, 1996, the Fund entered into a 25-year operation, management and lease agreement with Casella Waste Systems, Inc. (Casella). Under this agreement, Casella will lease all of the Fund's non-hazardous solid waste system facilities, which includes the fully permitted Subtitle D lined landfill, one transfer station, one recycling facility, 11 convenience stations and all of the equipment associated with these facilities. As part of this agreement, Casella will pay the Fund the total sum of $10,501,284 payable in 28 equal quarterly installments, commencing with the closing date. In addition, in accordance with the agreement, Casella will be responsible for, and pay for, the capping and closing of the Fund's Schuyler Falls, New York, unlined landfill in 1997. The Fund will be responsible for postclosure care of the unlined landfill. The total cost of this landfill closure project is currently estimated at $3,200,000.

                               H.C. GOBIN, INC.

                                BALANCE SHEETS





                                                                     December 31,
                                                             -----------------------------     June 30,
                                                                 1995            1996            1997
                                                             -------------   -------------   ------------
                                                              (Unaudited)     (Unaudited)     (Unaudited)
                                   ASSETS
Current assets:
   Cash and cash equivalents   ...........................    $   40,670      $   81,460     $  156,423
   Accounts receivable--trade, less allowance for
    doubtful accounts of approximately $5,000,
    $45,000 and $10,000  .................................       442,085         642,585        567,109
   Accounts receivable--employee  ........................            --             800             --
   Deferred income taxes    ..............................            --          43,740             --
   Inventory    ..........................................        65,005          61,332         56,383
   Prepaid expenses   ....................................        62,245          47,500         51,322
   Prepaid insurance  ....................................        33,955          25,904         26,535
   Note receivable--stockholder   ........................            --          24,535         24,535
   Deposits  .............................................         5,000              --             --
                                                              -----------     -----------    -----------
      Total current assets  ..............................       648,960         927,856        882,307
                                                              -----------     -----------    -----------
Property and equipment, at cost:
   Rolling stock   .......................................       467,716       2,601,229      2,443,433
   Buildings    ..........................................        20,559         148,053        149,053
   Leasehold improvements   ..............................        40,089          45,877         45,877
   Machinery and equipment  ..............................     2,721,313       1,581,021      1,542,968
   Assets under capital lease  ...........................            --          18,255         18,255
                                                              -----------     -----------    -----------
                                                               3,249,677       4,394,435      4,199,586
   Less--accumulated depreciation    .....................     1,650,963       1,521,185      1,587,185
                                                              -----------     -----------    -----------
      Property and equipment, net    .....................     1,598,714       2,873,250      2,612,401
                                                              -----------     -----------    -----------
Other assets:
   Customer list, net of accumulated amortization   ......        11,040         358,727        204,815
   Goodwill, net of accumulated amortization  ............            --          48,762         46,920
   Covenant, net of accumulated amortization  ............         4,525         119,025         10,273
   Loan fees, net of accumulated amortization    .........         2,820          63,648         61,160
   Management systems    .................................        32,838          37,679         35,585
   Deposits, net of current  .............................           600           6,150         15,850
   Lease payments  .......................................        70,444              --             --
                                                              -----------     -----------    -----------
                                                                 122,267         633,991        374,603
                                                              -----------     -----------    -----------
                                                              $2,369,941      $4,435,097     $3,869,311
                                                              ===========     ===========    ===========




The accompanying notes are an integral part of these consolidated financial statements.

                               H.C. GOBIN, INC.


                                 BALANCE SHEETS


                                  (Continued)





                                                                      December 31,
                                                              -----------------------------     June 30,
                                                                  1995            1996            1997
                                                              -------------   -------------   ------------
                                                               (Unaudited)     (Unaudited)     (Unaudited)
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit   .......................................    $   65,000      $  249,952      $  215,417
   Current maturities of long-term debt, capital lease
    obligations and due to stockholders  ..................       365,249         328,196         328,196
   Accounts payable .......................................       272,850         860,544       1,057,678
   Accrued payroll and related expenses  ..................        16,059          30,192          25,300
   State income tax payable  ..............................         1,410           1,903           3,587
   Deferred revenue    ....................................         6,174          31,739          36,829
   401K pension plan   ....................................           476             678             400
   Accrued interest    ....................................            --          17,057          20,687
   Other accrued expenses    ..............................            --           1,392              --
                                                               ----------      ----------      ----------
      Total current liabilities    ........................       727,218       1,521,653       1,688,094
                                                               ----------      ----------      ----------
Long-term debt, less current maturities  ..................       437,864       2,267,469       2,093,227
                                                               ----------      ----------      ----------
Capital lease obligations, less current maturities   ......       461,820          10,737           6,767
                                                               ----------      ----------      ----------
Deferred income taxes  ....................................        94,325              --          31,138
                                                               ----------      ----------      ----------
Due to stockholders, less current maturities   ............         7,388           5,395           2,766
                                                               ----------      ----------      ----------
Stockholders' equity:
   Common stock, no par value
    Authorized--3,000 shares
    Issued and outstanding--240 shares   ..................       124,800         124,800         124,800
   Additional paid-in capital   ...........................        50,422          50,422          50,422
   Treasury stock--cost   .................................      (377,585)       (377,585)       (377,585)
   Retained earnings   ....................................     1,240,895         832,206         249,682
                                                               ----------      ----------      ----------
      Total stockholders' equity   ........................     1,038,532         629,843          47,319
                                                               ----------      ----------      ----------
                                                               $2,767,147      $4,435,097      $3,869,311
                                                               ==========      ==========      ==========




The accompanying notes are an integral part of these consolidated financial statements.

                               H.C. GOBIN, INC.

                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS




                                                      Fiscal Year Ended       Six Months Ended
                                                        December 31,             June 30,
                                                 --------------------------- -----------------
                                                     1995          1996            1997
                                                 ------------- ------------- -----------------
                                                  (Unaudited)   (Unaudited)     (Unaudited)
Net revenues   .................................  $3,676,850    $4,871,867      $2,567,416
                                                  ----------    ----------      ----------
Operating expenses:
   Cost from operations ........................   2,507,023     3,614,729       2,070,017
   General and administrative    ...............     539,669     1,029,576         473,338
   Depreciation and amortization    ............     245,993       393,652         203,917
                                                  ----------    ----------      ----------
                                                   3,292,685     5,037,957       2,747,272
                                                  ----------    ----------      ----------
Income from operations  ........................     384,165      (166,090)       (179,856)
                                                  ----------    ----------      ----------
Other (income) expenses:
   Interest income   ...........................      (4,403)       (6,873)             --
   Interest expense  ...........................     168,139       247,900         138,797
   Sale of assets    ...........................     (20,397)       17,990         157,935
   Loss on investment   ........................          --            --          29,451
   Penalty on capital lease conversion    ......          --       118,330              --
                                                  ----------    ----------      ----------
                                                     143,339       377,347         326,183
                                                  ----------    ----------      ----------
Income before provision for income taxes  ......     240,826      (543,437)       (506,039)
Provision for income taxes    ..................      20,870      (134,748)         76,485
                                                  ----------    ----------      ----------
      Net income (loss)    .....................  $  219,956    $ (408,689)     $ (582,524)
                                                  ==========    ==========      ==========
Retained earnings, beginning of year   .........   1,020,939     1,240,895         832,206
                                                  ----------    ----------      ----------
Retained earnings, end of period ...............  $1,240,895    $  832,206      $  249,682
                                                  ==========    ==========      ==========


The accompanying notes are an integral part of these consolidated financial statements.

                               H.C. GOBIN, INC.

                           STATEMENTS OF CASH FLOWS




                                                              Fiscal Year Ended        Six Months Ended
                                                                 December 31,             June 30,
                                                         ---------------------------- -----------------
                                                             1995           1996            1997
                                                         ------------- -------------- -----------------
                                                          (Unaudited)   (Unaudited)      (Unaudited)
Cash flows from operating activities:
   Net income (loss)   .................................  $  219,956   $  (408,689)      $ (582,524)
                                                          ----------   ------------      ----------
   Adjustments to reconcile net income (loss) to net
  cash provided by operating activities--
    Depreciation and amortization  .....................     245,993       393,652          203,917
    (Gain) loss on sale of equipment  ..................     (20,397)       17,990          157,935
    Provision (benefit) for deferred income taxes    ...      17,760      (138,065)          74,878
   Changes in assets and liabilities--
    Accounts receivable   ..............................    (128,923)     (200,940)          76,276
    Notes receivable   .................................      13,829       (24,535)              --
    Prepaid expenses   .................................     (10,180)       18,100           (4,453)
    Inventories  .......................................      (7,521)        3,673            4,949
    Other current assets  ..............................     (16,939)     (611,148)          (9,699)
    Accounts payable   .................................      77,038       587,694          197,135
    Accrued expenses and other liabilities  ............       9,384        58,842            3,842
                                                          ----------   ------------      ----------
                                                             180,044       105,263          704,780
                                                          ----------   ------------      ----------
      Net cash provided by (used in) operating
       activities   ....................................     400,000      (303,426)         122,256
                                                          ----------   ------------      ----------
Cash flows from investing activities:
   Additions to property and equipment   ...............    (698,197)   (1,190,187)         (17,832)
   Proceeds from sale of equipment    ..................       7,275        14,845          185,918
                                                          ----------   ------------      ----------
      Net cash provided by (used in) investing
       activities   ....................................    (690,922)   (1,175,342)         168,086
                                                          ----------   ------------      ----------
Cash flows from financing activities:
   Proceeds from issuance debt  ........................     962,899     2,429,483               --
   Principal payment on line of credit   ...............          --       184,952          (34,535)
   Principal payments on long-term debt  ...............    (304,680)   (1,094,980)        (180,844)
   Purchase of treasury stock   ........................    (377,585)           --               --
                                                          ----------   ------------      ----------
      Net cash provided by (used in) financing
       activities   ....................................     280,634     1,519,455         (215,379)
                                                          ----------   ------------      ----------
Net increase (decrease) in cash and cash equivalents         (10,288)       40,687           74,963
Cash and cash equivalents, beginning of period    ......      51,061        40,773           81,460
                                                          ----------   ------------      ----------
Cash and cash equivalents, end of period    ............  $   40,773   $    81,460       $  156,423
                                                          ==========   ============      ==========
Supplemental disclosures of cash flow information:
   Cash paid during the year for--
    Interest  ..........................................  $  168,139   $   230,843       $  135,167
                                                          ==========   ============      ==========
    Income taxes    ....................................  $    1,935   $     2,824       $       --
                                                          ==========   ============      ==========



The accompanying notes are an integral part of these consolidated financial statements.

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (Including Data Applicable to Unaudited Periods)


1. OPERATIONS

     H.C. Gobin, Inc. (the Company) was incorporated in 1982 in the State of Delaware and operates from five locations within New Hampshire. The Company provides waste services to municipal, industrial and commercial customers.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Accounting
     The Company uses the accrual basis of accounting for financial statement purposes and the income tax basis of accounting for tax purposes.

(b) Depreciation
     The Company follows the policy of charging to costs and expenses annual amounts of depreciation which allocate the cost of the property and equipment over their estimated useful lives. The Company employs the straight-line method for determining the annual charge for depreciation. The ranges of estimated useful lives are:




                                      Years
                                     ------
   Vehicles  .....................    5-10
   Trailers  .....................    3-10
   Office Equipment   ............    3-10
   Leasehold Improvements   ......   10-40



(c) Income Taxes
     No provision for federal income taxes has been made since under an election previously filed with the Internal Revenue Service, the Company's income or loss is reported on the tax return of the stockholders.

     For state income tax purposes effective December 1, 1994, the Company changed from the deferred method of accounting for income taxes to an asset and liability method in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."

     Under the asset and liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

     Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     Summaries of the provisions for state income taxes are as follows:




                                                         December 31,
                                                   -------------------------
                                                     1995          1996         June 30, 1997
                                                   ---------   -------------   --------------
   Current  ....................................   $ 3,110      $    3,317        $ 1,607
   Deferred    .................................    17,760        (138,065)        74,878
                                                   --------     ----------        --------
   Provision (Benefit) for income taxes   ......   $20,870      $ (134,748)       $76,485
                                                   ========     ==========        ========

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
         (Including Data Applicable to Unaudited Periods)--(Continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     Net deferred tax liabilities in the accompanying balance sheets include the following components:




                                                      December 31,
                                                -------------------------
                                                                              June 30,
                                                  1995          1996            1997
                                                ---------   -------------   ------------
   Deferred tax liabilities arising from:
    Temporary differences--principally
     Cash to accrual adjustment  ............   $11,200      $ (21,390)      $ 115,564
     Capital leases  ........................    83,125             --              --
   Deferred tax assets arising from:
    Net operating loss carryforward    ......        --        (22,350)        (84,426)
                                                             ----------      ----------
   Net deferred tax liability (asset)  ......   $94,325      $ (43,740)      $  31,138
                                                ========     ==========      ==========



     Taxes paid to the State of Vermont were $150, $150 and $0 during the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively. New Hampshire taxes were $1,935, $2,824 and $(77) during the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively. State of New York taxes were $300, $0 and $0 during the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively.


(d) Amortization
     The Company is currently amortizing the following intangible costs over various years using the straight line method.



               Items                   Years
-----------------------------------   ------
   Loan Fees  .....................     15
   Customer List    ...............     15
   Organizational cost    .........      5
   Covenant Not to Compete   ......     15
   Goodwill   .....................     15



     The amortization expense was $4,874, $76,851 and $834,496 for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively.

(e) Inventories
     Inventories consist of service parts. Inventory is stated at the lower of cost or market on the first-in, first-out (FIFO) basis.

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
         (Including Data Applicable to Unaudited Periods)--(Continued)


3. LONG-TERM DEBT
     Long-term debt at December 31, 1995 and 1996 and June 30, 1997, consisted of the following:




                                                                 December 31,
                                                           -------------------------
                                                                                        June 30,
                                                              1995          1996          1997
                                                           ----------   ------------   -----------
   Non-interest bearing demand note due individuals,
    unsecured. Payable September, 1996.  ...............   $ 37,500     $       --     $       --
   10.5% note to First NH Bank. Secured by assets of
    the Company. Monthly payments of $1,927,
    principal and interest. Due March 1999. ............     61,684             --             --
   13% note due shareholder. Secured by a vehicle.
    Monthly payments of $505, principal and interest.
    Due 1998. ..........................................     12,150          7,389          4,766
   11.4% note due individual. Secured by assets of the
    Company. Monthly payments of $4,000, principal
    and interest. Due 2012   ...........................    353,995        346,021        341,821
   Variable note at 1.5% over prime to First NH Bank.
    Secured by assets of the Company. Monthly
    payments of $1,600, principal and interest. Due
    1997.  .............................................     32,394             --             --
   Non-interest bearing note due individual. Unsecured.
    Monthly payments of $1,000, principal only. Due
    1999.  .............................................     36,000         31,000         25,000
   9.2% note due to First Essex Bank. Secured by
    assets of the company and shareholder. Monthly
    payments of $32,708, principal and interest.  ......         --      1,838,743      1,737,194
   9.25% note due to First Essex Bank. Secured by
    assets purchases. Monthly payments of $8,360,
    principal and interest. Due April, 2001.   .........         --        361,692        300,037
   Note due Ford Motor Credit. Secured by asset
    purchased. Monthly payments of $298, principal.
    Due in       .......................................         --         12,213         11,372
                                                            533,723      2,597,058      2,420,190
   Less Current Portion   ..............................     88,471        324,194        324,197
                                                           ---------    -----------    -----------
                                                           $445,252     $2,272,864     $2,095,993
                                                           =========    ===========    ===========



     The Notes Payable were extinguished as part of the acquisition of H.C. Gobin by Casella Waste Systems.

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
         (Including Data Applicable to Unaudited Periods)--(Continued)


5. RELATED PARTY TRANSACTIONS

     The Company has entered into a lease arrangement for office space and equipment with a related party. The lease is on a month to month basis cancelable by either party. Present monthly rent has been set at $1,300. During the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, the Company paid the lessor $15,600, $15,600 and $7,800, respectively.


6. LINE OF CREDIT

     At December 31, 1995 the Company had a line of credit from First NH Bank with a maximum borrowing limit of $100,000. Borrowings on this line of credit were $65,000 on December 31, 1995. This line was guaranteed by various assets of the Company and personally by the majority stockholder.

     In February, 1996, the First NH Bank line of credit was repaid and closed. It was replaced with a line of credit at the First Essex Bank with a maximum borrowing limit of $250,000. Borrowings on this line were $249,952 and $215,417 at December 31, 1996 and June 30, 1997, respectively. This line is guaranteed by various assets of the Company and personally by the majority stockholder.


7. NOTES RECEIVABLE

     Notes receivable at December 31, 1995 and 1996 and June 30, 1997, consisted of the following:




                                                      December 31,
                                                 ----------------------
                                                                           June 30,
                                                    1995        1996        1997
                                                 ----------   ---------   ---------
   Unsecured note from shareholders. No stated
    interest or repayment terms.  ............   $     --     $24,535     $24,535
                                                       --
                                                 ---------
   Less Current Portion  .....................         --      24,535      24,535
                                                 ---------    --------    --------
                                                 $     --     $    --     $    --
                                                 =========    ========    ========



8. PERFORMANCE BONDING

     The Company has been approved by Frontier Insurance Company for performance bonding coverage not to exceed $3.5 million including bid bonds at an annual usage rate of 1.65% of any portion of the coverage used. As of June 30, 1997, the Company had drawn down on the available coverage in the amount of $185,000 to secure various projects.


9. STOCK REDEMPTION

     The majority stockholders of the Company have entered into a stock redemption plan with the Company. The agreement was effective December 31, 1991 and was executed on January 1, 1995.

     The Company has entered into a loan agreement with the stockholders redeeming their stock under the following terms:



   Principal loan amount   ...... $363,415
   Interest rate  ............... 11.4%
   Term of loan   ............... 207 payments



     The loan is secured by various equipment of the Company. See Note 3 for additional details.

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
         (Including Data Applicable to Unaudited Periods)--(Continued)


10. BUSINESS DEVELOPMENT

     The Company is currently involved in various business development projects within New Hampshire and Vermont. These projects are in the research and development stages. Expenses related to these development projects are included as current year expenses within the statement of operations and retained earnings line items. Costs incurred during the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 were approximately $14,000, $13,000 and $1,000, respectively.


11. PREPAID EXPENSES

     The Company has elected to prepay various expenses in order to more effectively manage its operating affairs. Prepaid expenses as of December 31, 1995 and 1996 and June 30, 1997 are as follows:




                                     December 31,          June 30,
                                   1995        1996          1997
                                 --------    --------      --------
   Licenses  ...............     $ 8,230     $12,132       $19,995
   Performance Bond   ......          --       4,175         3,628
   Advertising  ............          --       2,087         1,206
   Insurance    ............      24,259      25,904        22,907
                                 --------    --------      --------
   Other  ..................      15,753          --         6,124
                                 --------    --------      --------
                                 $48,242     $44,298       $53,860
                                 ========    ========      ========



12. CONTRACT COSTS

     The Company incurs various costs related to preparation and implementation of long-term contracts. Management has elected to amortize these initial costs over the term of the contract. As of December 31, 1995 and 1996 and June 30, 1997, prepaid contract costs were $38,262, $29,106 and $23,997 respectively. These costs relate to contracts entered into in 1995, 1996, 1997 and future years.


13. BUSINESS ACQUISITION

     During March of 1996 the Company acquired a commercial hauling business. The acquisition price was $1,270,665 subject to adjustment based on a formula outlined in the purchase and sales agreement. The acquisition was financed through First Essex Bank, with various credit facilities which included retirement of First NH Bank debt, and capital lease obligations.


14. OBLIGATIONS UNDER CAPITAL LEASES

     The Company is the lessee of vehicles and equipment under capital leases expiring in various years through 2000. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

     As of June 30, 1997, minimum future lease payments under capital leases are:




Year Ended June 30,
-------------------------------------
   1998   ...........................   $ 3,970
   1999   ...........................     3,970
   2000   ...........................     2,826
                                        --------
Total minimum lease payments   ......   $10,766
                                        ========

                               H.C. GOBIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
         (Including Data Applicable to Unaudited Periods)--(Continued)


15. 401K PENSION PLAN

     The Company has a 401K type pension and profit sharing plan for eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for 1 year. Generally, employees can defer up to 15% of their salary into the plan, not to exceed $9,240. The employer can make a discretionary contribution for the employees based on profits.


16. SUBSEQUENT EVENT

     On August 1, 1997, Casella Waste Systems, Inc. and subsidiaries (CWS) acquired all of the assets and assumed all of the liabilities of the Company. The purchase price of approximately $4,880,000 consisted of $1,421,397 in cash, a $300,000 subordinated note to the seller and $3,158,603 in liabilities and closing costs paid/assumed at closing.


17. CONTINGENT LIABILITY

     The Company has conducted business from the rental location referred to in
Note 5 for approximately 17 years. Due to use of underground storage tanks for storage of bulk fuel and lubricants it is probable that some soil contamination has occurred for which the Company would be liable. The cost of this remediation is not reasonably estimable at this time.

                                 UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, the Company and the Selling Stockholders have agreed to sell to each of the Underwriters named below, and each of such Underwriters for whom Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Oppenheimer & Co., Inc. are acting as representatives, has severally agreed to purchase from the Company and the Selling Stockholders the respective number of shares of Class A Common Stock set forth opposite its name below:



                                                                  Shares of Class A
Underwriter                                                         Common Stock
---------------------------------------------------------------- ------------------
    Goldman, Sachs & Co.    ....................................
    Donaldson, Lufkin & Jenrette Securities Corporation   ......
    Oppenheimer & Co., Inc.    .................................
        Total   ................................................
                                                                    ===========


     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the shares of Class A Common Stock offered hereby, if any are taken.


     The Underwriters propose to offer the shares of Class A Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at
such price less a concession of $       per share. The Underwriters may allow,
and such dealers may reallow, a concession not in excess of $       per share
to certain other brokers and dealers. After the shares of Class A Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

     In connection with the Offering, the Underwriters may purchase and sell the Class A Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Class A Common Stock than they are required to purchase from the Company in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offering for their account may be reclaimed by the syndicate if such shares of Class A Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.


     The Selling Stockholders have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an
aggregate of         additional shares of Class A Common Stock solely to cover
over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Class A Common Stock to be purchased by each of them bears to the shares of Class A Common Stock offered hereby.

     The Company, its directors and executive officers and certain of its stockholders have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing on the date of this Prospectus and other than to issue shares upon the exercise of outstanding warrants) which are substantially similar to the shares of Class A Common Stock or which are convertible or exchangeable into securities which are substantially similar to the shares of Class A Common Stock, without the prior written consent of the representatives except for the Class A Common Stock offered in connection with this Offering. In addition, the Company may issue shares of Class A Common Stock in connection with any acquisition of another company if the terms of such issuance provide that such Class A Common Stock shall not be resold prior to the expiration of the 180-day period referenced in the preceding sentence.

     The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Class A Common Stock offered by them.

     Prior to this Offering, there has been no public market for the Class A Common Stock. The initial public offering price will be negotiated among the Company and the representatives. Among the factors to be considered in determining the initial public offering price of the Class A Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

     Application has been made to have the Class A Common Stock approved for quotation on the Nasdaq National Market under the symbol "CWST."

     The Company and the Selling Stockholders agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                      ----------------------------------

                               TABLE OF CONTENTS




                                                 Page
                                              -----------
Prospectus Summary    .....................        3
Risk Factors    ...........................        7
Use of Proceeds    ........................       16
Dividend Policy ...........................       16
Dilution  .................................       17
Capitalization  ...........................       18
Selected Consolidated Financial and
   Operating Data  ........................       19
Unaudited Pro Forma Consolidated
   Statement of Operations  ...............       22
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations   ...........................       26
Business  .................................       33
Management   ..............................       48
Certain Transactions  .....................       57
Principal and Selling Stockholders   ......       59
Description of Capital Stock   ............       61
Shares Eligible for Future Sale   .........       66
Legal Matters   ...........................       67
Experts   .................................       67
Additional Information   ..................       67
Index to Financial Statements  ............       F-1
Underwriting ..............................       U-1


 Through and including     , 1997 (the 25th day after the date of this
Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


                                     Shares



                           Casella Waste Systems, Inc.



                              Class A Common Stock
                                ($0.01 par value)



                            -------------------------

                                    [GRAPHIC]

                            -------------------------


                              Goldman, Sachs & Co.
                          Donaldson, Lufkin & Jenrette
                  S e c u r i t i e s    C o r p o r a t i o n


                             Oppenheimer & Co., Inc.

                      Representatives of the Underwriters


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



Nature of Fee or Expense                                        Amount
-------------------------------------------------------------   -----------
    SEC registration fee ....................................   $   25,614
    NASD filing fee   .......................................        8,953
    Nasdaq National Market listing fee  .....................       50,000
    Transfer Agent and Registrar fees   .....................       15,000
    Accounting fees and expenses  ...........................      200,000
    Legal fees and expenses    ..............................      300,000
    Financial advisory fee  .................................      140,000
    Printing and engraving, and distribution expenses  ......      135,000
    Miscellaneous  ..........................................      125,433
                                                                -----------
    Total ...................................................   $1,000,000
                                                                ===========

Item 14. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs,
Section 145 requires that he be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.

     Article Fifth of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions, and Article Sixth requires indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145. Article Sixth of the Company's By-Laws provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 and other applicable laws as currently in effect and as they may be amended in the future.

     The Underwriting Agreement filed herewith as Exhibit 1 provides for indemnification of the directors, certain officers, and controlling persons of the Company by the Underwriters against certain civil liabilities, including liabilities under the Securities Act. The Company has also entered into agreements with its directors and executive officers providing for indemnification in certain circumstances.

     Under Section 8(b) of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify the Company and each Selling Stockholder against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.


Item 15.  Recent Sales of Unregistered Securities
     In the three years preceding the filing of this Registration Statement, the Registrant has issued the following securities that were not registered under the Securities Act:


     In October 1994, the Registrant issued 450,000 shares of its Class A Common Stock to National Waste Industries, Inc. as compensation for services rendered in connection with certain landfill transactions. These shares were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.

     In April 1995, the Registrant issued warrants to Len Fosbrook and Bill Fosbrook to purchase an aggregate of 100,000 shares of the Class A Common Stock of the Registrant, in connection with the purchase by the Registrant of the business of Springer Sanitation Services, Inc. The exercise price of the warrants was $6.00 per share, and the warrants were valued for purposes of the acquisition at $4.00 per share. These warrants were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act. In September 1997, Len Fosbrook exercised warrants to purchase 25,000 shares of the Registrant's Class A Common Stock at an exercise price of $6.00 per share. In September, 1997, the Registrant exercised its right to call warrants to purchase 75,000 shares of Class A Common Stock of the Registrant which remained unexercised as of such time at a price of $7.00 per share.

     In December 1995, the Registrant issued 1,922,169 shares of its Series D Convertible Preferred Stock to a group of investors consisting of Norwest Equity Partners V, Weston Presidio Capital II, L.P., BCI Growth III, L.P., FSC Corp., Thomas S. Shattan and Prudential Securities Group, Inc., at a price of $7.00 per share. These shares were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act. In connection with this transaction, the Registrant also issued a warrant to Prudential Securities Incorporated, which served as placement agent in connection with such transaction, to purchase 96,108 shares of the Registrant's Class A Common Stock at an exercise price of $7.00 per share. These warrants were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act. In connection with the sale of the Series D Convertible Preferred Stock, the holders of the Registrant's $1,500,000 Senior Notes due July 31, 1998 exchanged such notes for 616,620 shares of Series A Redeemable Preferred Stock, having a redemption value of $1.50 per share (of which, 100,000 shares of Series A Redeemable Preferred Stock were immediately repurchased by the Registrant) and the holders of the Registrant's $5,200,000 Senior Notes due July 31, 1998 exchanged such notes for 1,402,461 shares of Series B Redeemable Preferred Stock, having a redemption value of $2.00 per share (of which, 107,882 shares of Series B Redeemable Preferred Stock were immediately repurchased by the Registrant). These transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.

     In connection with the acquisition of the Sawyer Companies in January 1996, the Registrant issued to W. Tom Sawyer a warrant to purchase 40,000 shares of Class A Common Stock at an exercise price of $7.00 per share. The warrants were not attributed any value by the Company. These warrants were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.

     In January 1996, the Registrant issued warrants to Robert McNeil and Susan Olivieri to purchase an aggregate of 100,000 shares of the Class A Common Stock of the Registrant, in connection with the purchase by the Registrant of the business of Northeast Waste Services, Ltd. The exercise price of the warrants is $7.25 per share, and the warrants were not attributed any value for purposes of the transaction. These warrants were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.


     In November 1996, the Company issued 60,427 shares of its Class A Common Stock to each of Douglas C. Taff and Michael B. Barrett in connection with the Registrant's acquisition of Vermont Waste and Recycling Management, Inc. For purposes of the transaction, the Class A Common Stock was valued at $12.00 per share. The Registrant placed 16,892 of the shares issued to each person into escrow to secure the sellers' obligations under the acquisition documents. These securities were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.

     In January 1997, in connection with the acquisition by the Registrant of the assets of Superior Disposal Service, Inc. and Kerkim, Inc., and related companies, the Registrant issued 570,960 shares of Class A Common Stock to Kenneth H. Mead, the sole stockholder of the selling entities. Pursuant to the terms of the acquisition agreement, the Registrant is required to issue an additional 63,440 shares of Class A Common Stock on the first anniversary of the closing date, subject to adjustment pursuant to the indemnification obligations of Mr. Mead under the acquisition agreement. The Registrant is required to issue up to an additional 70,489 shares to Mr. Mead in the event that the Registrant completes an underwritten registered public offering at a price of less than $20 per share. In addition, Mr. Mead is required to return to the Registrant up to 30,210 shares in the event that the Registrant completes an underwritten registered public offering at a price in excess of $20 per share. These securities were offered and issued in reliance upon the exemption from registration set forth in Section 4(2) under the Securities Act.


     Between July 26, 1993 and June 30, 1997, the Registrant issued options to certain officers, directors and employees of the Registrant to purchase an aggregate of 1,397,635 shares of Class A Common Stock at a weighted average exercise price of approximately $6.13 per share. These options were offered and issued in reliance upon the exemption from registration set forth in Rule 701 under the Securities Act.

     In July 1997, the Registrant issued an aggregate of 20,000 shares upon the exercise of options by an officer, at an exercise price of $0.60 per share, for an aggregate consideration of $12,000. These shares were offered and issued in reliance upon the exemption from registration set forth in Rule 701 under the Securities Act.

     Except as set forth above, no underwriters were involved in the foregoing issuances of securities.

Item 16. Exhibits and Financial Statement Schedules
   (a) Exhibits



Exhibit
 No.       Description
--------   ----------------------------------------------------------------------------------------------
*1         Form of Underwriting Agreement.
 +3.1      Amended and Restated Certificate of Incorporation of the Registrant.
  3.2      Certificate of Amendment to Certificate of Incorporation, to be filed prior to the closing of this Offering.
  3.3      Amended and Restated Certificate of Amendment of the Registrant, to be filed prior to the closing of this Offering.
 +3.4      Amended and Restated By-Laws of the Registrant.
  3.5      Second Amended and Restated By-Laws of the Registrant, to be effective upon the closing of this Offering.
*4         Specimen Certificate for Class A Common Stock.
5          Opinion of Hale and Dorr LLP.
+10.1      1993 Incentive Stock Option Plan.
+10.2      1994 Nonstatutory Stock Option Plan.
+10.3      1996 Stock Option Plan.
 10.4      1997 Stock Incentive Plan.
 10.5      1997 Non-Employee Director Stock Option Plan.
 10.6      Registration Rights Agreement between the Registrant and Susan Olivieri and Robert
           MacNeil, dated January 3, 1996.
+10.7      1995 Stockholders Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.8      1995 Registration Rights Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.9      1995 Repurchase Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.10     Management Services Agreement between the Registrant, BCI Growth III, L.P., North
           Atlantic Venture Fund, L.P., and Vermont Venture Capital Fund, L.P., dated as of
           December 22, 1995.
 10.11     Warrant to Purchase Common Stock of the Registrant granted to John W. Casella, dated as of July 26, 1993.
 10.12     Warrant to Purchase Common Stock of the Registrant granted to Douglas R. Casella, dated as of July 26, 1993.
+10.13     Asset Purchase Agreement by and among Kenneth H. Mead, Kerkim, Inc. and Casella
           Waste Management of N.Y., dated as of January 17, 1997.
+10.14     Reorganization Agreement by and among Kenneth H. Mead, Superior Disposal
           Services, Inc., Kensue, Inc., S.D.S. at PA, Inc. and Claws Refuse, Inc., dated as of
           January 17, 1997.
+10.15     Termination of Lease Agreement by and between Casella Associates and Casella
           Waste Management, Inc. dated September 25, 1996.
 10.16     Amended and Restated Revolving Credit and Term Loan Agreement between the
           Registrant and BankBoston, dated as of August 6, 1997.
+10.17     Lease Agreement, as Amended, between Casella Associates and Casella Waste
           Management, Inc., dated December 9, 1994 (Rutland lease).
+10.18     Lease Agreement, as Amended, between Casella Associates and Casella Waste
           Management, Inc., dated December 9, 1994 (Montpelier lease).
+10.19     Furniture and Fixtures Lease Renewal Agreement between Casella Associates and
           Casella Waste Management, Inc., dated May 1, 1994.
+10.20     Lease, Operations and Maintenance Agreement between CV Landfill, Inc. and the
           Registrant dated June 30, 1994

Exhibit
No.        Description
--------   ------------------------------------------------------------------------------------
+10.21     Restated Operation and Management Agreement by and between Clinton County (N.Y.)
           and the Registrant dated September 9, 1996.
+10.22     Labor Utilization Agreement by and between Clinton County (N.Y.) and the Registrant dated August 7, 1996.
+10.23     Lease and Option Agreement by and between Waste U.S.A., Inc. and New England
           Waste Services of Vermont, Inc., dated December 14, 1995.
+10.24     Consulting and Non-Competition Agreement between the Registrant and
           Kenneth H. Mead, dated January 23, 1997.
+10.25     Issuance of Shares by the Registrant to National Waste Industries, Inc., dated
           October 19, 1994.
*11        Computation of earnings per common share.
21         Subsidiaries of the Registrant.
*23.1      Consent of Hale and Dorr LLP (included in Exhibit 5).
23.2       Consent of Arthur Andersen LLP.
+24        Power of Attorney.


----------

* To be filed by amendment.



+ Previously filed



(b) Financial Statement Schedules



All other schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.


Item 17. Undertakings
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rutland, Vermont, on this 24th day of September, 1997.



                                          CASELLA WASTE SYSTEMS, INC.



                                          By: /s/ John W. Casella

                                             ----------------------------------

                                             John W. Casella

                                             President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




         Signature                           Title                         Date
---------------------------   -----------------------------------   -------------------
/s/ John W. Casella           President, Chief Executive Officer
-------------------------     and Chairman
        John W. Casella                                             September 24, 1997

                  *           Senior Vice President and Chief
-------------------------     Operating Officer, Director
        James W. Bohlig                                             September 24, 1997

/s/ Jerry S. Cifor            Vice President and Chief Financial
-------------------------     Officer (Principal Accounting and
        Jerry S. Cifor        Financial Officer)                    September 24, 1997

                  *           Director                              September 24, 1997
-------------------------
      Douglas R. Casella

                  *           Director                              September 24, 1997
-------------------------
      John F. Chapple III

                  *           Director                              September 24, 1997
-------------------------
      Kenneth H. Mead

                  *           Director                              September 24, 1997
-------------------------
       Michael F. Cronin

                  *           Director                              September 24, 1997
-------------------------
       Gregory B. Peters

                  *           Director                              September 24, 1997
-------------------------
       C. Andrew Russell



*By: /s/ John W. Casella
     ---------------------
     John W. Casella
     Attorney-in-Fact

                                  Exhibit Index



Exhibit
 No.       Description
--------   ----------------------------------------------------------------------------------------------
*1         Form of Underwriting Agreement.
 +3.1      Amended and Restated Certificate of Incorporation of the Registrant.
  3.2      Certificate of Amendment to Certificate of Incorporation, to be filed prior to the closing of this Offering.
  3.3      Amended and Restated Certificate of Amendment of the Registrant, to be filed prior to the closing of this Offering.
 +3.4      Amended and Restated By-Laws of the Registrant.
  3.5      Second Amended and Restated By-Laws of the Registrant, to be effective upon the closing of this Offering.
*4         Specimen Certificate for Class A Common Stock.
5          Opinion of Hale and Dorr LLP.
+10.1      1993 Incentive Stock Option Plan.
+10.2      1994 Nonstatutory Stock Option Plan.
+10.3      1996 Stock Option Plan.
 10.4      1997 Stock Incentive Plan.
 10.5      1997 Non-Employee Director Stock Option Plan.
 10.6      Registration Rights Agreement between the Registrant and Susan Olivieri and
           Robert MacNeil, dated January 3, 1996.
+10.7      1995 Stockholders Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.8      1995 Registration Rights Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.9      1995 Repurchase Agreement between the Registrant and the stockholders who are a party thereto, dated as of December 22, 1995.
+10.10     Management Services Agreement between the Registrant, BCI Growth III, L.P., North
           Atlantic Venture Fund, L.P., and Vermont Venture Capital Fund, L.P., dated as of
           December 22, 1995.
 10.11     Warrant to Purchase Common Stock of the Registrant granted to John W. Casella, dated as of July 26, 1993.
 10.12     Warrant to Purchase Common Stock of the Registrant granted to Douglas R. Casella, dated as of July 26, 1993.
+10.13     Asset Purchase Agreement by and among Kenneth H. Mead, Kerkim, Inc. and Casella
           Waste Management of N.Y., dated as of January 17, 1997.
+10.14     Reorganization Agreement by and among Kenneth H. Mead, Superior Disposal
           Services, Inc., Kensue, Inc., S.D.S. at PA, Inc. and Claws Refuse, Inc., dated as of
           January 17, 1997.
+10.15     Termination of Lease Agreement by and between Casella Associates and Casella
           Waste Management, Inc. dated September 25, 1996.
 10.16     Amended and Restated Revolving Credit and Term Loan Agreement between the
           Registrant and BankBoston, dated as of August 6, 1997.
+10.17     Lease Agreement, as Amended, between Casella Associates and Casella Waste
           Management, Inc., dated December 9, 1994 (Rutland lease).
+10.18     Lease Agreement, as Amended, between Casella Associates and Casella Waste
           Management, Inc., dated December 9, 1994 (Montpelier lease).
+10.19     Furniture and Fixtures Lease Renewal Agreement between Casella Associates and
           Casella Waste Management, Inc., dated May 1, 1994.
+10.20     Lease, Operations and Maintenance Agreement between CV Landfill, Inc. and the
           Registrant dated June 30, 1994
+10.21     Restated Operation and Management Agreement by and between Clinton County (N.Y.)
           and the Registrant dated September 9, 1996.
+10.22     Labor Utilization Agreement by and between Clinton County (N.Y.) and the Registrant dated August 7, 1996.

Exhibit
No.        Description
--------   -------------------------------------------------------------------------------
+10.23     Lease and Option Agreement by and between Waste U.S.A., Inc. and New England
           Waste Services of Vermont, Inc., dated December 14, 1995.
+10.24     Consulting and Non-Competition Agreement between the Registrant and
           Kenneth H. Mead, dated January 23, 1997.
+10.25     Issuance of Shares by the Registrant to National Waste Industries, Inc., dated
           October 19, 1994.
*11        Computation of earnings per common share.
21         Subsidiaries of the Registrant.
*23.1      Consent of Hale and Dorr LLP (included in Exhibit 5).
23.2       Consent of Arthur Andersen LLP.
+24        Power of Attorney.


----------

* To be filed by amendment.


+ Previously Filed.


(b) Financial Statement Schedules


All other schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.